Exhibit 4.1

EXECUTION VERSION

ORCHESTRA BORROWER LLC

ORCHESTRA CO-ISSUER, INC.

6.750% SENIOR SECURED SECOND LIEN NOTES DUE 2022

INDENTURE

Dated as of June 16, 2017

U.S. Bank National Association

Trustee and Collateral Agent

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND INCORPORATION

BY REFERENCE

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Page
Section 13.07 Governing Law	104
Section 13.08 No Adverse Interpretation of Other Agreements	104
Section 13.09 Successors	104
Section 13.10 Severability	104
Section 13.11 Counterpart Originals	104
Section 13.12 Table of Contents, Headings, etc.	105
Section 13.13 Submission to Jurisdiction	105
Section 13.14 Waiver of Jury Trial	105
Section 13.15 Tax Matters	105
Section 13.16 U.S.A. Patriot Act	105

EXHIBITS

Exhibit A FORM OF NOTE
Exhibit B FORM OF CERTIFICATE OF TRANSFER
Exhibit C FORM OF CERTIFICATE OF EXCHANGE
Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E FORM OF SUPPLEMENTAL INDENTURE
Exhibit F FORM OF ESCROW END DATE SUPPLEMENTAL INDENTURE
Exhibit G FORM OF INTERCREDITOR AGREEMENT
Exhibit H FORM OF SECURITY AGREEMENT

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INDENTURE dated as of June 16, 2017 among Orchestra Borrower LLC, a Delaware limited liability company (the “Escrow Issuer”), Orchestra Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer”) and U.S. Bank National Association, as trustee and collateral agent.

The Issuers, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 6.750% Senior Secured Second Lien Notes due 2022 (the “Notes”):

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Issuers have duly authorized the issuance of the Initial Notes, and in order to provide the terms and conditions upon which the Initial Notes are to be authenticated, issued and delivered, the Issuers have duly authorized the execution and delivery of this Indenture; and

WHEREAS, all acts and things necessary to make the Initial Notes, when executed by the Issuers and authenticated and delivered by the Trustee or a duly authorized authenticating agent, pursuant to this Indenture, the valid, binding and legal obligations of the Issuers, and this Indenture a valid and binding agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Initial Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01         Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Accession Agreement” means an accession agreement, if any, to the Collateral Documents, in substantially the form provided therein, entered into by the Issuers, the Guarantors, the Trustee, agent or other representative for the holders of any Pari Passu Indebtedness and the Collateral Agent from time to time.

“Acquired Debt” means, with respect to any specified Person:

(1)         Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)         Indebtedness secured by a Lien encumbering any asset acquired by such specified Per-son.

“Acquisition Date” means the date of the consummation of the Merger and Contribution.

“Additional Deposit” means, with respect to each Additional Deposit Date, an amount of cash that, together with all amounts then existing in the Escrow Account, would be sufficient to redeem the Notes in full at 100% of the issue price of the Notes plus an amount equal to the interest that would accrue on the Notes to, but excluding, the date that is three months and four Business Days (or, if shorter, the date that is four Business Days following the Outside Date) following such Additional Deposit Date.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture, as part of the same series as the Initial Notes.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“After-Acquired Property” means any and all assets or property (other than Excluded Property) acquired after the Acquisition Date, including any property or assets acquired by an Issuer or a Guarantor from another Subsidiary, which in each case constitutes Collateral or would have constituted Collateral had such assets and property been owned by an Issuer or Guarantor on the Acquisition Date.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)          1.0% of the principal amount of the Note; or

(2)          the excess, if any, of:

(a)         the present value at such redemption date of (i) the redemption price of the Note at June 15, 2019 (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the Note through (but not including) June 15, 2019 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)         the principal amount of the Note.

The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)          the sale, lease (other than operating leases), conveyance or other disposition of any assets by Holdings or any Restricted Subsidiary; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

(2)          the issuance of Equity Interests in any of Holdings’ Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)           any single transaction or series of related transactions that involves assets or the issuance or sale of Equity Interests of any of Holdings’ Restricted Subsidiaries having a Fair Market Value of less than $10,000,000;

(2)           the sale or other disposition of obsolete or worn out property in the ordinary course of business and dispositions of property no longer used or useful to the conduct of the business of Holdings or its Restricted Subsidiaries in the ordinary course of business;

(3)           the sale or other disposition of inventory and other assets (including securities (other than Capital Stock of a Restricted Subsidiary), Hedging Agreements, derivatives and other financial instruments) in the ordinary course of business;

(4)           dispositions (i) by a Restricted Subsidiary of Holdings that is not an Issuer or a Guarantor of all or substantially all of its assets to any other Restricted Subsidiary of Holdings that is not an Issuer or a Guarantor; provided that (A) in the case of such disposition by a Wholly Owned Restricted Subsidiary of Holdings the transferee entity shall be a Wholly Owned Restricted Subsidiary of Holdings and (B) in the case of such disposition by a Broker-Dealer Subsidiary, the transferee entity shall be a Broker-Dealer Subsidiary and (ii) by any Restricted Subsidiary of Holdings of all or substantially all of its assets to an Issuer or any Guarantor (upon voluntary liquidation or otherwise);

(5)           the sale or issuance of Equity Interests (i) by a Restricted Subsidiary of Holdings to an Issuer or to a Guarantor, (ii) by a Restricted Subsidiary of Holdings that is not an Issuer or a Guarantor to any other Restricted Subsidiary of Holdings that is not an Issuer or a Guarantor and (iii) that constitute nominal amounts of a Foreign Subsidiary of Holdings to local nationals to the extent required by applicable Legal Requirements;

(6)           the sale or other disposition (i) by a Guarantor of its property to the Issuers or to another Guarantor, (ii) by a Restricted Subsidiary of Holdings that is not an Issuer or a Guarantor (other than a Broker-Dealer Subsidiary) of its property to Holdings or another Restricted Subsidiary of Holdings and (iii) by a Broker-Dealer Subsidiary of its property to another Broker-Dealer Subsidiary;

(7)           a Restricted Payment or a Restricted Investment that does not violate Section 4.07 hereof or a Permitted Investment;

(8)           the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(9)           sales or grants of licenses or sublicenses, subleases and assignments in the ordinary course of business to use Holdings’ or any of its Restricted Subsidiaries’ trademarks, patents, trade secrets, know-how or other intellectual property, software and technology to the extent that such sale, license or sublicense, sublease or assignment does not materially impair the conduct of the business of Holdings or any of its Restricted Subsidiaries;

(10)         dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) the proceeds of such disposition are promptly applied to the purchase price of similar replacement property (which replacement property is actually promptly purchased), or (iii) such property is exchanged for similar replacement property;

(11)         the sale or other disposition of cash or Cash Equivalents;

(12)         the cancellation or forgiveness in the ordinary course of business of any loan or advance to any employee of Holdings or any of its Restricted Subsidiaries;

(13)         any disposition of property that constitutes a Casualty Event;

(14)         any Permitted Liens;

(15)         any extension of trade credit in the ordinary course of business;

(16)         mergers, amalgamations and consolidations permitted by Section 5.01 hereof;

(17)         the issuance of Equity Interests of an Unrestricted Subsidiary;

(18)         the unwinding of Hedging Obligations;

(19)         any disposition of accounts receivable arising in the ordinary course of business in connection with the collection or compromise thereof and not as part of any financing transaction;

(20)         dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(21)         any transfer of property or assets that is a surrender or waiver of a contract right or a settlement, surrender or release of a contract or tort claim;

(22)         a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease; and

(23)         dispositions of non-core assets acquired in connection with a transaction or series of related transactions pursuant to which a Person becomes a Restricted Subsidiary of Holdings after the Acquisition Date or is merged or consolidated with (including pursuant to any acquisition of assets and assumption of related liabilities) Holdings or any of its Restricted Subsidiaries; provided that such disposition is consummated within one year after the date on which the applicable acquisition was consummated.

“Assumed Tax Rate” means the greater of (i) 45% and (ii) the maximum marginal combined federal, state and local income tax rate applicable at such time to a natural person residing in New York City, New York.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar Legal Requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, with respect to any Person:

(1)         in the case of any corporation, the board of directors of such Person;

(2)         in the case of any limited liability company, the board of managers or board of directors, as applicable, of such Person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing (including, without limitation, the board of managers or board of directors of its managing or sole member);

(3)         in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such Person; and

(4)         in any other case, the functional equivalent of the foregoing;

and, in the case of clauses (1) through (4) above (other than for purposes of the definition of Change of Control), any duly authorized committee or functional equivalent of any of the foregoing.

Notwithstanding the foregoing, for as long as the Parent is the managing member of Holdings, references to the Board of Directors of Holdings shall mean the Board of Directors of the Parent.

“Broker-Dealer Subsidiaries” means each Restricted Subsidiary of Holdings that is on the Acquisition Date or becomes in the future (i) a registered broker-dealer under the Exchange Act (or any comparable foreign equivalent thereof) or (ii) a broker or a dealer or an underwriter under any foreign securities law.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligation” means, as to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease and, for the purposes of this Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that any obligations that would not be accounted for as Capital Lease Obligations under GAAP as of the Issue Date shall not be included in Capital Lease Obligations after such date due to any changes in GAAP or interpretations thereunder or otherwise.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings and its Restricted Subsidiaries.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents” means:

(1)         United States dollars, euro or such other currencies held by such Person from time to time in the ordinary course of business;

(2)         marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union as of the Issue Date (provided that the full faith and credit of the United States or a member nation of the European Union as of the Issue Date is pledged in support thereof) having maturities of not more than two years from the date of acquisition by such Person;

(3)         time deposits, certificates of deposit or bankers’ acceptances of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $250,000,000 with maturities of not more than one year from the date of acquisition by such Person;

(4)         repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any Person meeting the qualifications specified in clause (3) above, a bank or trust company or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union as of the Issue Date, which repurchase obligations are secured by a valid perfected security interest in the underlying securities;

(5)         securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, in each case having an Investment Grade Rating from either S&P or Moody’s (or the equivalent thereof);

(6)         commercial paper and variable or fixed rate notes issued by any Person meeting the qualifications specified in clause (3) above (or any parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case, maturing not more than one year after the date of acquisition by such Person;

(7)         investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(8)         instruments equivalent to those referred to in clauses (1) through (7) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary of Holdings organized in such jurisdiction; and

(9)         investments in money market funds at least 95% of whose assets are comprised of securities of the types described in clauses (1) through (8) above.

“Casualty Event” means any loss of title (other than through a consensual disposition of such property in accordance with this Indenture) or any loss of or damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Holdings or any of its Restricted Subsidiaries. “Casualty Event” shall include any taking of all or any part of any Real Property of Holdings or any of its Restricted Subsidiaries, in or by condemnation or other eminent domain proceedings pursuant to any Legal Requirement, or by reason of the temporary requisition of the use or occupancy of all or any material part of any Real Property of Holdings or any of its Restricted Subsidiaries by any Governmental Authority, or by reason of any settlement in lieu thereof.

“Change of Control” means the occurrence of any of the following:

(1)         the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries taken as a whole to any “person” or “group” (as each such term is used in Section 13(d) of the Exchange Act) other than one or more Permitted Holders;

(2)         the adoption of a plan relating to the liquidation or dissolution of Holdings;

(3)         the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” (each as defined above) other than one or more Permitted Holders is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings, measured by voting power rather than number of shares, units or the like; or

(4)         the failure of Holdings, directly or indirectly through Wholly Owned Subsidiaries, to own all of the Equity interests of each Issuer.

Notwithstanding the foregoing:

(i)         a transaction in which Holdings becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not constitute a Change of Control under clause (3) of this definition if (a) the equityholders of Holdings immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of Holdings prior to such transaction or (b) immediately following the consummation of such transaction, no “person” (as defined above), other than a Permitted Holder or, in the case of Holdings, the New Parent, Beneficially Owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of Holdings or the New Parent;

(ii)         the transfer of assets between or among Holdings and its Restricted Subsidiaries shall not itself constitute a Change of Control; and

(iii)         a “person” or “group” (each as defined above) shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Clearstream” means Clearstream Banking, S.A.

“Co-Issuer” has the meaning assigned to it in the preamble to this Indenture.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Collateral Document.

“Collateral Agent” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Collateral Documents” means the Security Agreement, any other security agreements, pledge agreements, collateral assignments, control agreements and related agreements (including, without limitation, financing statements under the UCC of the relevant states), and the Intercreditor Agreement, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, which grant (or purport to grant) Liens to secure any Obligations under the Indenture Documents or under which rights or remedies with respect to any such Lien are governed.

“Company Income Amount” means, for a Tax Estimation Period, an amount, if positive, equal to the estimated net taxable income of Holdings for such Tax Estimation Period. For purposes of calculating the Company Income Amount, items of income, gain, loss and deduction resulting from adjustments to the tax basis of Holdings’ assets pursuant to Code Section 743(b) and adjustments pursuant to Code Section 704(c) shall not be taken into account.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, plus:

(a)         without duplication and to the extent already deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)         total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk (other than in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries), net of interest income and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities;

(ii)         without duplication among periods, provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds);

(iii)         depreciation and amortization (including amortization of Capitalized Software Expenditures and amortization of deferred financing fees or costs);

(iv)         Non-Cash Charges;

(v)         extraordinary losses in accordance with GAAP;

(vi)         non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs, signing costs, retention or completion bonuses (other than bonuses paid in the ordinary course of business of Holdings and its Restricted Subsidiaries), transition costs, costs related to closure/ consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities);

(vii)         the amount of “run rate” net cost savings, synergies and operating expense reductions projected by Holdings in good faith to result from the Transactions or other acquisitions or dispositions, in each case no later than 18 months after the Acquisition Date or the date of such other acquisition or disposition (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions (and reflected in Consolidated Net Income for such period); provided that such cost savings, operating expense reductions and synergies (a) are reasonably identifiable and factually supportable and described in reasonable detail by the chief financial officer of Holdings in an officer’s certificate delivered to the Trustee (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken), (b) in the case of the Transactions, shall not exceed for any four quarter period $185,000,000 (provided that for any four quarter period ending after (w) the six month anniversary of the Acquisition Date, no more than 75% of such maximum amount may be attributable to cost savings expected to be realized based on actions that have not yet been taken, (x) the nine month anniversary of the Acquisition Date, no more than 50% of such maximum amount may be attributable to cost savings expected to be realized based on actions that have not yet been taken, (y) the one year anniversary of the Acquisition Date, no more than 25% of such maximum amount may be attributable to cost savings expected to be realized based on actions that have not yet been taken and (z) the fifteen month anniversary of the Acquisition Date, none of such amount may be attributable to cost savings expected to be realized based on actions that have not yet been taken) and (c) in the case of acquisitions and dispositions other than in connection with the Transactions, shall not exceed an amount for any four quarter period greater than 15% of Consolidated EBITDA for such four quarter period (calculated prior to giving effect to such add-backs);

(viii)         restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Acquisition Date and adjustments to existing reserves); provided that the aggregate amount included in Consolidated EBITDA pursuant to this clause (viii) for any measurement period shall not exceed 10% of Consolidated EBITDA for such measurement period (calculated prior to giving effect to any adjustment pursuant to this clause (viii));

(ix)         the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back in such period to Consolidated Net Income);

(x)         the amount of expenses relating to payments made to option holders of Holdings or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted by this Indenture;

(xi)         losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(xii)         the amount of any net losses from discontinued operations in accordance with GAAP;

(xiii)         any non-cash loss attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments (to the extent the cash impact resulting from such loss has not been realized) (other than those entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries) pursuant to Financial Accounting Standards Accounting Standards Codification No. 815—Derivatives and Hedging;

(xiv)         any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation (other than any hedging obligation entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries) that has been reflected in Consolidated Net Income for such period;

(xv)         any gain relating to hedging obligations (other than any hedging obligations entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(v) and (b)(vi) below; and

(xvi)         any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), in each case, outside the ordinary course of business, including (x) such fees, expenses or charges related to the Transactions and (y) any amendment or other modification of Indebtedness; provided that the amount added back pursuant to this clause (xvi) in any four quarter period shall not exceed $20,000,000;

less

(b)         without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)         extraordinary gains and unusual or non-recurring gains;

(ii)         non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);

(iii)         gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(iv)         the amount of any net income from discontinued operations in accordance with GAAP;

(v)         any non-cash gain attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments (to the extent the cash impact resulting from such gain has not been realized) (other than any hedging obligations or other derivative instruments entered into in the ordinary course of the trading business of Holdings and its Restricted

Subsidiaries) pursuant to Financial Accounting Standards Accounting Standards Codification No. 815-Derivatives and Hedging;

(vi)         any gain relating to amounts received in cash prior to the stated settlement date of any hedging obligation (other than any hedging obligation entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries) that has been reflected in Consolidated Net Income for such period;

(vii)         any loss relating to hedging obligations (other than any hedging obligations entered into in the ordinary course of the trading business of Holdings and its Subsidiaries) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(xiv) and (a)(xv) above; and

(viii)         the amount of any minority interest income consisting of subsidiary loss attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary added (and not deducted in such period in calculating Consolidated Net Income);

in each case, as determined on a consolidated basis for Holdings and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated First Lien Indebtedness” means, at any date of determination, the Consolidated Indebtedness of Holdings and its Restricted Subsidiaries that are First Lien Obligations.

“Consolidated First Lien Indebtedness Ratio” means, at any date of determination, the ratio of (x) Consolidated First Lien Indebtedness to (y) Consolidated EBITDA for the most recently ended four full fiscal quarters of Holdings.

“Consolidated Indebtedness” means, as at any date, an amount equal to the sum of, without duplication, (i) the aggregate principal amount of all Indebtedness of Holdings and its Restricted Subsidiaries on such date (to the extent such Indebtedness would be included on a balance sheet prepared in accordance with GAAP), (ii) the aggregate principal amount of all debt obligations of Holdings and its Restricted Subsidiaries evidenced by bonds, debentures, notes, loan agreements or similar instruments, (iii) the aggregate amount of unreimbursed drawings in respect of letters of credit (or similar facilities) issued for the account of Holdings or any of its Restricted Subsidiaries and (iv) the aggregate amount of all Guarantees of Holdings and its Restricted Subsidiaries in respect of Indebtedness of third persons of the type described in preceding clauses (i) through (iii), in each case calculated on a consolidated basis for Holdings and its Restricted Subsidiaries; provided,  however, Consolidated Indebtedness shall exclude all Trading Debt and Guarantees in respect of Trading Debt.

“Consolidated Interest Expense” means, with respect to any specified Person for any period, the total consolidated interest expense of Holdings and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP minus interest income for such period plus, without duplication:

(1)         imputed interest on Capital Lease Obligations of Holdings and its Restricted Subsidiaries for such period;

(2)         commissions, discounts and other fees and charges owed by Holdings or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing, receivables financings and similar credit transactions for such period;

(3)         cash contributions to any employee stock ownership plan or similar trust made by Holdings or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdings or any of its Wholly Owned Restricted Subsidiaries) in connection with Indebtedness incurred by such plan or trust for such period;

(4)         all interest paid or payable with respect to discontinued operations of Holdings or any of its Restricted Subsidiaries for such period; and

(5)         all interest on any Indebtedness of Holdings or any of its Restricted Subsidiaries of the type described in clause (h) or (i) of the definition of “Indebtedness” for such period;

provided that (a) debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense, (b) all interest on (or associated with) any Trading Debt shall be excluded from the calculation of Consolidated Interest Expense, (c) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs) intended to protect against fluctuations in interest rates, but excluding unrealized gains and losses with respect to any such Hedging Agreements.

“Consolidated Net Income” means, with respect to any specified Person for any period, the consolidated net income (or deficit) of Holdings and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) in the case of any period that includes a period ending prior to the date that is one year after the Acquisition Date, Transaction Costs, (d) any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with the Transactions, any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Acquisition Date and any such transaction undertaken but not completed) and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments (other than any income (loss) attributable to Trading Debt or hedging agreements or other derivative instruments entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries), (f) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period, (g) non-cash stock-based award compensation expenses, (h) any income (loss) attributable to deferred compensation plans or trusts and (i) any income (loss) from Investments recorded using the equity method. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries), as a result of any acquisition consummated prior to the Acquisition Date and any acquisition permitted by this Indenture or the amortization or write-off of any amounts thereof.  In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.

“Consolidated Secured Indebtedness” means, at any date of determination, the Consolidated Indebtedness of Holdings and its Restricted Subsidiaries that is secured by Liens on such date.

“Consolidated Secured Indebtedness Ratio” means, at any date of determination, the ratio of (x) Consolidated Secured Indebtedness to (y) Consolidated EBITDA for the most recently ended four full fiscal quarters of Holdings.

“Consolidated Total Assets” means, as of any date of determination, the total assets of Holdings and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of Holdings and its Restricted Subsidiaries is internally available (determined after giving pro forma effect to any acquisitions or dispositions of assets since the date of such fiscal quarter end and on or prior to such date of determination), calculated on a consolidated basis in accordance with GAAP.

“Consolidated Total Leverage Ratio” means, at any date of determination, the ratio of (x) Consolidated Indebtedness to (y) Consolidated EBITDA for the most recently ended four full fiscal quarters of Holdings.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Designated First Lien Agent” means (i) if at any time there is only one First Lien Agent for any First Lien Obligations with respect to which the Discharge of First Lien Obligations has not occurred, such First Lien Agent and (ii) at any time when clause (i) does not apply, the “Applicable Authorized Representative,” as such term or similar term is defined in an intercreditor agreement among the First Lien Agents.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, which sets forth the basis of such valuation, the signatory of which shall be a Responsible Officer of the Issuer.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discharge” means, with respect to the First Lien Obligations or Second Lien Obligations, the date on which such First Lien Obligations or Second Lien Obligations, as the case may be, are no longer secured by the Collateral pursuant to the terms of the documentation governing such First Lien Obligations or Second Lien Obligations, as applicable. The term “Discharged” shall have a corresponding meaning.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable or exercisable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, other than as a result of a change of control or asset sale event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other Obligations that are accrued and payable; provided that, if such Capital Stock is issued to any plan for the benefit of employees of Holdings or any of its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because they may be required to be repurchased by Holdings in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Holdings and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of Holdings that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Employee Holding Vehicles” means, collectively, Virtu Employee Holdco LLC, a Delaware limited liability company (“Employee Holdco”), Virtu East MIP LLC, a Delaware limited liability company, and any other similar entity, the equityholders of which are current and former officers, directors and employees of Holdings (or any direct or indirect parent thereof) and the Restricted Subsidiaries, or their permitted transferees (or their respective estates, executors, trustees, administrators, heirs, legatees or distributees), which entity is formed to hold Equity Interests of Holdings (or any of Holdings’ direct or indirect parent companies) on behalf of such officers, directors and employees.

“Equity Interests” means with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), or if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the date of this Indenture, but excluding debt securities convertible or exchangeable into such equity.

“Equity Investments” means collectively, the issuance by the Parent of (i) 40,064,103 shares of its Class A common stock to North Island Holdings I, LP or its Affiliates (collectively, “NIH”) for an aggregate purchase price of $625,000,000 and (ii) 8,012,821 shares of its Class A common stock to Aranda Investments Pte. Ltd. or its Affiliates (collectively, “Aranda”) for an aggregate purchase price of $125,000,000, in each case as part of the financing for the Merger and Contribution.

“Equity Offering” means, with respect to any Person, an offer and sale of Capital Stock (other than Disqualified Stock) of such Person or a contribution to the common equity of such Person.

“Equivalent Regulated Subsidiary” means any Restricted Subsidiary of Holdings substantially all of whose business and operations are substantially similar to some or all of the business and operations of a Broker-Dealer Subsidiary or any Restricted Subsidiary that is an operating regulated entity or licensed mortgage Restricted Subsidiary, as applicable, in each case that is existing as of the Acquisition Date.

“Escrow Account” has the meaning assigned to it in the Escrow Agreement.

“Escrow Agent” means U.S. Bank National Association, together with its successors in such capacity. “Escrow Agreement” means the Escrow Agreement, dated the Issue Date, among the Issuers, the Trustee and the Escrow Agent, relating to the Notes, as amended, supplemented or otherwise modified from time to time in accordance with this Indenture

“Escrow End Date” means the earlier of (i) January 31, 2018 (the “Outside Date”) and (ii) any three-month anniversary of the Issue Date (each, an “Additional Deposit Date”) if the Escrow Agent has not received the required Additional Deposit on or prior to such Additional Deposit Date.

“Escrow End Date Supplemental Indenture” means the supplemental indenture substantially in the form attached as Exhibit F hereto.

“Escrow Release Conditions” mean the following conditions to the release of the Escrowed Funds:

(1)         the Merger and Contribution shall be consummated in accordance with the terms of the Merger Agreement without giving effect to any amendment, change or supplement or waiver of any provision thereof (including any change in the purchase price) in any manner that is materially adverse to the interests of the noteholders, it being understood that any reduction of the purchase price in respect of the

Merger will be materially adverse to the noteholders unless such reduction is in the aggregate less than 10% of the purchase price payable on the date of the Merger Agreement; and

(2)         VFH will, pursuant to a supplemental indenture to this Indenture to be entered immediately following the Merger and Contribution (the “Escrow End Date Supplemental Indenture”), assume all obligations of the Escrow Issuer in respect of the Notes and Holdings and the Restricted Subsidiaries of Holdings that are guarantors under the Senior Credit Facilities on the Acquisition Date will, at Holdings’ option, by either the same or a separate supplemental indenture to be entered immediately following the Merger and Contribution, become Guarantors on the Acquisition Date (it being understood that such supplemental indenture(s) may be entered into on such date after the release of the Escrowed Funds and the consummation of the Merger and Contribution so long as such certificate specifies that such supplemental indenture shall be so executed on such date).

“Escrowed Funds” means all funds deposited in the Escrow Account, and the interest thereon, all investments thereof, and all dividends, distributions and other payments or proceeds in respect of, the foregoing, less any amounts released from the Escrow Account pursuant to the terms of the Escrow Agreement.

“Escrow Issuer” has the meaning assigned to it in the preamble to this Indenture.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange and Clearing Operations” means the business relating to exchange and clearing, depository and settlement of operations conducted by Holdings or any Restricted Subsidiary.

“Excluded Domestic Subsidiary” means any (1) direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of Holdings that is a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”) or (2) direct or indirect Domestic Subsidiary of Holdings that has no material assets than the equity interests of one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Excluded Net Proceeds” means Net Proceeds from any Asset Sale in respect of (x) any Foreign Restricted Subsidiary or Excluded Regulated Subsidiary to the extent such Net Proceeds are required pursuant to Legal Requirements (other than pursuant to such Restricted Subsidiary’s organizational documents) to be used to assure compliance with capital requirements applicable to such Restricted Subsidiary, provided that at such time as such Net Proceeds are no longer needed to assure compliance with such capital requirements, such Net Proceeds shall not constitute Excluded Net Proceeds, or (y) any non-Wholly Owned Restricted Subsidiary to the extent that such Net Proceeds are required to be distributed (and have been distributed) to the shareholders of such Restricted Subsidiary who are not Holdings or any Restricted Subsidiary thereof.

“Excluded Property” means the property and other assets of the Issuer or any Guarantor that is excluded from the grant of security interests in favor of the Collateral Agent pursuant to the terms of the Collateral Documents.

“Excluded Regulated Subsidiary” means any Broker-Dealer Subsidiary, Subsidiary of a Broker-Dealer Subsidiary or other Subsidiary subject to regulation of capital adequacy.

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary of Holdings on the Acquisition Date (or, if later, the date it first becomes a Subsidiary), (b) any Subsidiary that is prohibited by any contractual obligation existing on the Acquisition Date (or, if later, the date it first becomes a Subsidiary, so long as such prohibition was not incurred in connection with or in contemplation of the acquisition of such Subsidiary), from guaranteeing the Obligations under the Indenture Documents, (c) any Subsidiary that is prohibited by any Requirement of Law from guaranteeing the Obligations under the Indenture Documents or that would require the consent, approval, license or authorization of any Governmental Authority or any Regulatory Supervising Organization to guarantee the Obligations under the Indenture Documents (unless such consent, approval, license or authorization has been received), (d) any Subsidiary to the extent such Subsidiary guaranteeing the Obligations under the Indenture Documents would result in a material adverse tax consequence to Holdings and its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by Holdings, (e) any not-for-profit Subsidiary and (f) any other Subsidiary that Holdings and the Senior Credit Facility Agent shall have agreed to treat as an “Excluded Subsidiary” under and pursuant to the Senior Credit Agreement because the cost of such Subsidiary to provide such guarantees in respect of the Senior Credit Facility Debt (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material taxes)), shall be excessive in view of the benefits to be obtained by the Senior Credit Facility Lenders therefrom and for so long as such Subsidiary does not guaranty obligations under the Senior Credit Agreement and which determination shall be communicated in writing to the Collateral Agent by the Issuer or Senior Credit Facility Collateral Agent.

“Existing Indebtedness” means Indebtedness of Holdings and its Restricted Subsidiaries (other than Indebtedness under the Notes or the Senior Credit Facilities) in existence on the Acquisition Date, until such amounts are repaid.

“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing arms-length buyer, and a willing arms-length seller in a transaction would agree to purchase and sell such asset, as determined in good faith by a Responsible Officer of Holdings or, if such Fair Market Value is above $10,000,000, the Board of Directors or, pursuant to a delegation of authority by such Board of Directors.

“First Lien Agent” means (i) in the case of the Senior Credit Facility Debt, the Senior Credit Facility Agent and/or (ii) in the case of any other series of First Lien Obligations subject to the Intercreditor Agreement after the Issue Date, the Collateral Agent, administrative agent, trustee or any other similar agent named for such series in the applicable joinder to the Intercreditor Agreement.

“First Lien Hedging Counterparty” means each counterparty to a Secured Hedging Agreement.

“First Lien Loan Documents” means any Senior Credit Facility and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation (including each Secured Hedging Agreement), and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of the Intercreditor Agreement.

“First Lien Obligations” means, collectively, any Indebtedness or other Obligations of the Issuers and the Guarantors that are secured by a Permitted Lien described in clause (1), (19) (so long as the holders of the Lien under such clause (19) are First Lien Hedging Counterparties), (29) or (35) of the definition thereof, which Liens are senior in priority to the Lien securing the Notes and the Note Guarantees pursuant to the Intercreditor Agreement.

“First Lien Secured Parties” means, collectively, (a) any lenders under Indebtedness constituting First Lien Obligations, (b) each other Person to whom any First Lien Obligations are owed and (c) the successors, replacements and assigns of each of the foregoing, sometimes being referred to herein individually as a “First Lien Secured Party.”

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)         acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)         the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)         the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)         any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)         any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)         if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)         Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; and

(2)         the sum of all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Holdings (other than Disqualified Stock) or to Holdings or a Restricted Subsidiary of Holdings, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of Holdings that is not a Domestic Restricted Subsidiary.

“Foreign Subsidiary” means a Subsidiary of Holdings that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Governmental Authority” means any federal, state, local or foreign (whether civil, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, self-regulatory organization (including FINRA and any comparable foreign equivalent thereof), exchange, instrumentality or regulatory body or any subdivision thereof (including the SEC and any comparable foreign equivalent thereof) or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States or a foreign entity or government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantors” means the Issuers and the Guarantors.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means Holdings (or any successor entity) and the Subsidiary Guarantors.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement or contract involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or any of its Subsidiaries shall be a Hedging Agreement.

“Hedging Obligations” means obligations under or with respect to Hedging Agreements.

“Hedging Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any netting agreements relating to such Hedging Agreements (to the extent, and only to the extent, such netting agreements are legally enforceable in insolvency proceedings against the applicable counterparty obligor thereunder), (i) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in preceding clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements.

“Holder” means a Person in whose name a Note is registered.

“Holdings” means Virtu Financial LLC, a Delaware limited liability company.

“Holdings LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Virtu Financial LLC, dated as of April 15, 2015, as amended from time to time.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary.

“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such person for the deferred purchase price of property or services (other than (i) trade payables incurred in the ordinary course of such person’s business and (ii) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP), (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Stock of such Person, (h) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that the amount of any such obligation shall be limited to the lesser of the stated amount thereof and the fair market value of such property) and (j) all Hedging Obligations of such person, valued at the Hedging Termination Value thereof; provided that the term “Indebtedness” shall not include (A) accrued expenses arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) payments and obligations with respect to deferred employee compensation, stock appreciation rights and similar obligations and (D) agreements providing for indemnification, for the adjustment of purchase price or for similar adjustments in connection with an acquisition, Investment or disposition permitted by this Indenture. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner), other than to the extent that the instrument or agreement evidencing such terms of such Indebtedness expressly limits the liability of such person in respect thereof.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of ASC Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Documents” means this Indenture, the Notes, the Escrow Agreement, the Note Guarantees and the Collateral Documents.

“Indenture Obligations” means all Obligations in respect of the Notes or arising under the Indenture Documents.

“Insolvency or Liquidation Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority (whether voluntary or involuntary) relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under United States federal or state or non-United States Legal Requirements, including the Bankruptcy Code.

“Initial Notes” means the first $500,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchaser” means J.P. Morgan Securities LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Intercreditor Agreement” means the Intercreditor Agreement, substantially in the form attached as Exhibit G hereto, as amended, restated, modified or supplemented from time to time.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s, BBB- or better by S&P and an equivalent rating by a Substitute Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers or suppliers, endorsements of negotiable instruments and documents, loans and advances to officers and employees made in the ordinary course of business (including for travel, entertainment and relocation)), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, but excluding capital expenditures. If Holdings or any Restricted Subsidiary of Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Holdings, Holdings will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Holdings’ Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by Holdings or any Restricted Subsidiary of Holdings of a Person that holds an Investment in a third Person will be deemed to be an Investment by Holdings or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means June 16, 2017.

“Issuer” means (a) prior to the consummation of the Merger and Contribution, the Escrow Issuer and (b) from and after the consummation of the Merger and Contribution and delivery of the Escrow End Date Supplemental Indenture, VFH.

“Issuers” means (a) prior to the consummation of the Merger and Contribution, collectively, the Escrow Issuer and the Co-Issuer and (b) from and after the consummation of the Merger and Contribution and delivery of the Escrow End Date Supplemental Indenture, collectively, VFH and the Co-Issuer.

“KCG” means KCG Holdings, Inc., a Delaware corporation.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Legal Requirements” means, as to any Person, the organizational documents of such Person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, order or determination of an arbitrator or a court or other governmental authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Material Indebtedness” means any Indebtedness (other than the Notes) or Hedging Obligations of Holdings or any Restricted Subsidiary in an aggregate outstanding principal amount of $40,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” in respect of any Hedging Obligations at any time shall be the Hedging Termination Value thereof at such date of determination.

“Material Subsidiary” means (i) each Wholly Owned Restricted Subsidiary that, as of the last day of the fiscal quarter of Holdings most recently ended, had revenues or total assets for such quarter in excess of 2.5% of the consolidated revenues or total assets, as applicable, of Holdings for such quarter and (ii) any group comprising Wholly Owned Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (i) but that, taken together, as of the last day of the fiscal quarter of Holdings most recently ended, had revenues or total assets for such quarter in excess of 5% of the consolidated revenues or total assets, as applicable, of Holdings for such quarter.

“Maximum Pari Passu Indebtedness Amount” means the maximum aggregate principal amount of Indebtedness provided under a Supplement to the Intercreditor Agreement, which is permitted under the Senior Credit Facility and this Indenture to be so incurred and secured at the time of the execution and delivery of such Supplement to the Intercreditor Agreement.

“Merger and Contribution” means the merger of Merger Sub with and into KCG, with KCG surviving such merger (the “Merger”), followed by the immediate series of contributions of the Escrow Issuer and its subsidiaries (including KCG) to Holdings and then to VFH resulting in KCG becoming an indirect Wholly Owned Subsidiary of VFH.

“Merger Agreement” means the Agreement and Plan of Merger and Contribution, dated as of April 20, 2017, among Virtu Financial, Inc., Merger Sub and KCG.

“Merger Sub” means Orchestra Merger Sub, Inc., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means, in each case net of, without duplication, any applicable taxes that are paid or payable as reasonably determined by Holdings, including amounts that could be distributed as Permitted Tax Distributions:

(a)         with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by Holdings or any Restricted Subsidiary (including cash proceeds subsequently received (as and when received by Holdings or any Restricted Subsidiary) in respect of non-cash consideration initially received) net of (i) reasonable and customary selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings or any Restricted Subsidiary associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money and that are either secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Indenture Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties) or otherwise required to be repaid (and is actually repaid) pursuant to any mandatory prepayment requirements or otherwise, but excluding Indebtedness under the Indenture Documents; and

(b)         with respect to any (i) issuance of Indebtedness, (ii) issuance or sale of Equity Interests by any Restricted Subsidiary of Holdings (other than to Holdings or any Restricted Subsidiary thereof) or (iii) the sale or issuance of Capital Stock of Holdings (other than Disqualified Stock) (other than to a Restricted Subsidiary of Holdings), the cash proceeds thereof received by Holdings or any Restricted Subsidiary, in each case, net of reasonable and customary fees and expenses (including legal, accounting and other professional and transaction fees and expenses and brokers’ fees and expenses, commissions, costs and other expenses incurred in connection therewith).

“Non-Cash Charges” means (a) any non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all non-cash losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of acquisition method accounting, and (e) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Note Documents” has the meaning assigned to it in the Security Agreement.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Secured Parties” means the Collateral Agent, the Trustee and the Holders.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, including for the avoidance of doubt, any Post-Petition interest with respect to the Notes.

“Parent” means Virtu Financial, Inc., a Delaware corporation.

“Offering Memorandum” means the offering memorandum dated as of June 2, 2017 relating to the offering of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the General Counsel, any Assistant Treasurer, the Controller, the Secretary, any Vice-President or Manager of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuers by an Officer of each Issuer that meets the requirements of Section 13.04 hereof.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 13.04 hereof and is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or any Subsidiary of the Issuers.

“Pari Passu Indebtedness” means any Indebtedness (1) that is permitted to be Incurred under Section 4.09 hereof, (2) that is secured on a pari passu (and for the avoidance of doubt, not a junior or subordinated) basis with the Notes and the Note Guarantees, as applicable, by a Permitted Lien described in clause (15) of the definition of Permitted Liens, and (3) the aggregate principal amount of which does not at any time exceed the Maximum Pari Passu Indebtedness Amount; provided that (i) such Indebtedness is so designated as Pari Passu Indebtedness in an Officer’s Certificate delivered to the Collateral Agent and (ii) an authorized representative of the holders of such Indebtedness shall have executed and delivered a Supplement to the Intercreditor Agreement and an Accession Agreement.

“Pari Passu Payment Lien Documents” means any indenture, purchase agreement, loan agreement or similar agreement relating to the Pari Passu Indebtedness and related documents identified in a Supplement to the Intercreditor Agreement.

“Pari Passu Payment Lien Obligations” means all Obligations in respect of any Pari Passu Indebtedness or arising under Pari Passu Payment Lien Documents.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means businesses which are the same, similar, ancillary or reasonably related to the businesses in which Holdings and its Restricted Subsidiaries are engaged on the Issue Date (or which are reasonable extensions thereof).

“Permitted Holders” means (i) the VV Holders, (ii) NIH and any Affiliate thereof, (iii) Aranda and any Affiliate thereof, (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) the members of which include any of the foregoing, so long as no Person or other “group” (other than Permitted Holders specified in clauses (i) through (iii) above) beneficially owns more than 50% on a fully diluted basis of the voting power held by such Permitted Holder Group and (v) the Parent and its Subsidiaries, so long as no “person” or “group” (as each such term is used in Section 13(d) of the Exchange Act)) other than one or more Permitted Holders specified in clauses (i) through (iv) above is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent or any such Subsidiary, measured by voting power rather than number of shares, units or the like. Any one or more Persons or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its (or their) Affiliates, constitute an additional Permitted Holder or Permitted Holders, as applicable.

“Permitted Investments” means:

(1)           extensions of trade credit in the ordinary course of business;

(2)           (i) acquisition by Holdings or any Restricted Subsidiary of accounts receivable owing to any one of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms and (ii) Investments by Holdings or any Restricted Subsidiary in cash or Cash Equivalents (and other Investments in the ordinary course of a broker-dealer business);

(3)           Guarantees permitted by Section 4.09 hereof and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business;

(4)           (i) loans and advances to directors, officers and employees of Holdings or its Restricted Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses), (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof or any Employee Holding Vehicle), and (iii) other loans and advances to employees of Holdings, its Restricted Subsidiaries or any direct or indirect parent thereof in an aggregate amount for Holdings and its Restricted Subsidiaries not to exceed $5,000,000 at any one time outstanding (determined without regard to any write-downs or write-offs of such loans);

(5)           (i) Investments by Holdings or any of its Restricted Subsidiaries in Holdings or any of its Restricted Subsidiaries, (ii) Investments in a Person, if as a result of such Investment such Person becomes a Restricted Subsidiary of Holdings or such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary and (iii) intercompany Investments existing on the Issue Date and any refinancings, refundings, renewals or extensions thereof so long as the amount of the original Investment is not increased except by the express terms of such Investment (as in effect on the Issue Date) or as otherwise may constitute a Permitted Investment or is permitted by Section 4.07 hereof; provided that each such intercompany Investment in the form of a loan or other advance shall be evidenced by an intercompany note and, if held by an Issuer or any Guarantor, shall be pledged and delivered to the Collateral Agent pursuant to the applicable Collateral Documents;

(6)           Investments consisting of extensions of credit entered into or made or that are received in the ordinary course of business and Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in satisfaction or partial satisfaction of delinquent obligations of, or other disputes with, account debtors or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(7)           Investments existing on, or pursuant to agreements existing on, the Issue Date and any modification, replacement, renewal, reinvestment, or extension thereof; provided that the amount of the Investment obligations under such an agreement is not increased except by the express terms of such agreement (as in effect on the Issue Date) or as otherwise may constitute a Permitted Investment or is permitted by Section 4.07 hereof;

(8)           Investments represented by Hedging Obligations permitted by Section 4.09 hereof;

(9)           any Investment made as a result of the receipt of non-cash consideration from (x) an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or (y) dispositions of assets not constituting an Asset Sale;

(10)         Investments in the ordinary course of business consisting of Article 3 of the UCC endorsements for collection or deposit and Article 4 of the UCC customary trade arrangements with customers consistent with past practices;

(11)         Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(12)         advances of payroll, payments to employees of Holdings or any of its Restricted Subsidiaries or any direct or indirect parent thereof in the ordinary course of business;

(13)         Investments of the type reflected on the financial statements of Parent and its Restricted Subsidiaries as included in reports on Forms 10-K and 10-Q as filed with the SEC as “Deferred Compensation Investments” and on a basis consistent with past practice;

(14)         Investments (i) in the ordinary course of business arising under arrangements in connection with the participation in or through any clearing system or investment, commodities or stock exchange where the Investment arises under the rules, normal procedures, agreements or legislation governing trading on or through such system or exchange or (ii) made or acquired in the ordinary course trading activities of Holdings and its Restricted Subsidiaries;

(15)         repurchases of the Notes;

(16)         so long as no Default then exists or would result therefrom, other Investments in an aggregate amount not to exceed the greater of (i) $150,000,000 and (ii) 1.5% of Consolidated Total Assets;

(17)         Investments and other acquisitions to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Stock) of Holdings (or any direct or indirect parent thereof);

(18)         non-cash Investments in connection with tax planning and reorganization activities; provided that such Investments in the aggregate shall not result in a material reduction in the Collateral; and

(19)         Investments in market structure companies, including securities exchanges, venues and clearing firms, that are Permitted Businesses; provided that the aggregate amount of Investments at any one time outstanding under this clause (19) in each such market structure company shall not exceed $10,000,000.

“Permitted Liens” means:

(1)           Liens that secure (x) Indebtedness and other Obligations incurred pursuant to clause (1) of the definition of “Permitted Debt” plus (y) an additional amount of First Lien Obligations in an aggregate principal amount not to exceed the maximum principal amount of Consolidated First Lien Indebtedness that, after giving pro forma effect to the incurrence of such Consolidated First Lien Indebtedness and the application of proceeds therefrom, would not cause the Consolidated First Lien Indebtedness Ratio to exceed 2.25 to 1.00; provided, that, in each case, such Liens are subject to the Intercreditor Agreement;

(2)           Liens for taxes, assessments or governmental charges that are (i) not yet overdue for a period of more than 30 days, or (ii) that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of Holdings or its Restricted Subsidiaries, as the case may be, in accordance with GAAP;

(3)           Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or construction contractors’ Liens and other similar Liens, in each case arising in the ordinary course of business that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(4)           (i) pledges or deposits in connection with workers’ compensation, unemployment insurance, old age pensions and other social security or retirement legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holding or any Restricted Subsidiary;

(5)           Liens incurred or deposits made to secure the performance of bids, trade and governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(6)           (i) easements, rights-of-way, restrictions, covenants, reservations, zoning ordinances, building restrictions, encroachments, licenses, sewers, electric lines, telegraph and telephone lines, protrusions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of Holdings, the Issuers or any of their Restricted Subsidiaries, taken as a whole and (ii) such other title or survey matters as the Trustee has approved in its reasonable discretion;

(7)           Liens existing on the Issue Date and any modifications, replacements, renewals or extensions thereof; provided that (i) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof, and (ii) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are, if Indebtedness, permitted under Section 4.09 hereof or, if not Indebtedness, not prohibited under this Indenture;

(8)           Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that amount outstanding at the time of such refinancing plus an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge and (ii) does not encumber any property other than the property subject thereto on the Issue Date (other than after-acquired property that is related to the property covered by such Lien on the Issue Date and proceeds and products of such property);

(9)           Liens securing Permitted Debt described in clause (9) of the definition thereof, provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for accessions to such property and after-acquired property that is related to the property covered by such Lien and the proceeds and the products thereof; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(10)         Liens created for the benefit of (or to secure) the Notes issued on the Issue Date and the Note Guarantees;

(11)         any interest or title of a lessor under any lease entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

(12)         Liens on property (including Capital Stock) existing at the time of acquisition of the property by Holdings or any Restricted Subsidiary of Holdings; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(13)         Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Holdings or any Restricted Subsidiary of Holdings; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Holdings or the Restricted Subsidiary;

(14)         Liens securing Trading Debt; provided that any Liens securing Trading Debt shall be limited to the commodity, futures and other accounts (including deposit accounts and securities accounts) maintained by the relevant debtor with the financial institution providing such Trading Debt (or with any of its Affiliates or third parties acting as a securities, commodities, futures or other financial intermediary or performing a similar role on behalf of such financial institutions in connection with such Trading Debt) and all cash, securities, investment property (excluding any Equity Interests of Holdings or its Subsidiaries), instruments, payment intangibles and other assets including assets which would be customarily subject of a Repo Agreement or customarily acceptable as “borrowing base collateral” in secured warehouse financings) in or credited to such accounts or otherwise relating to, arising out of or evidencing such accounts or assets or held in the possession of, to the order or under the direction or control of, such financial institution (or any of its Affiliates acting on its behalf) or any exchange or clearing organization through which transactions on behalf of the relevant debtor are executed or cleared and all proceeds of any of the foregoing);

(15)         Liens securing Second Lien Obligations (other than the Notes issued on the Issue Date and the Note Guarantees) pursuant to the Collateral Documents in an aggregate principal amount not to exceed the maximum principal amount of Indebtedness that, after giving pro forma effect to the incurrence of such Indebtedness and the application of the proceeds therefrom, would not cause the Consolidated Secured Indebtedness Ratio to exceed 3.25 to 1.00;

(16)         Liens incidental to the conduct of Holdings’ or any of its Restricted Subsidiaries’ businesses or the ownership of their properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate detract from the value of their properties or impair the use thereof in the operation of their businesses;

(17)         Liens securing, or otherwise arising from, judgments for the payment of money not constituting an Event of Default under clause (5) of Section 6.01 hereof;

(18)         Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts or relating to pooled deposit or sweep accounts of Holdings or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution, securities intermediary or commodity intermediary encumbering deposits or other funds or assets maintained with such financial institution (including the right of set off) and which are within the general parameters customary in the banking, securities or commodities industry and (iv) in the nature of contractual rights of set-off relating to purchase orders and other agreements entered into with customers of Holdings or any of its Restricted Subsidiaries or otherwise in the ordinary course of business and customary holdbacks under credit cards or similar merchant processing;

(19)         Liens securing obligations of Holdings or any Restricted Subsidiary of Holdings in respect of any Hedging Agreements entered into in the ordinary course of business and for non-speculative purposes; provided that, if the counterparty to such Hedging Agreement is a First Lien Hedging Counterparty, then such Liens shall be subject to the Intercreditor Agreement;

(20)         leases, licenses or sublicenses (including the provision of software under an open source license) granted to others in the ordinary course of business which do not (i) impair in any material respect the operation of the business of Holdings or any of its Restricted Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(21)         Liens (A) on any cash advances or earnest money or escrow deposits made by Holdings or any of its Restricted Subsidiaries in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or otherwise in connection with any earnest money or escrow arrangements with respect to any such Investment or any disposition permitted under this Indenture (including any letter of intent or purchase agreement with respect to such Investment or disposition), or (B) consisting of an agreement to dispose of any property in a disposition permitted under this Indenture, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(22)         Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the Issuers or any of their Subsidiaries;

(23)         Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(24)         utility and similar deposits made by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

(25)         Liens on assets of Foreign Subsidiaries securing the Indebtedness of Foreign Subsidiaries under Section 4.09(b)(12) hereof and Liens on assets of any Restricted Subsidiary that is not a Guarantor Subsidiary if the Indebtedness of such Restricted Subsidiary is permitted under Section 4.09 hereof.

(26)         temporary Liens in connection with sales, transfers, leases, assignments or other conveyances or dispositions of securities permitted under Section 4.10 hereof consisting of (x) Liens on securities granted or deemed to arise in connection with and as a result of the execution, delivery or performance of contracts to sell such securities if such sale is otherwise permitted under this Indenture, or is required by such contracts to be permitted under this Indenture, and (y) rights of first refusal, options or other contractual rights or obligations to sell, assign or otherwise dispose of any securities or interest therein, which rights of first refusal, option or contractual rights are granted in connection with a sale, transfer or other disposition of securities permitted under this Indenture;

(27)         Liens granted to any exchange or clearing depository or in connection with settlement operations in the ordinary course of business;

(28)         (x) Liens in favor of an Issuer or the Guarantors, and (y) Liens on assets of any Restricted Subsidiary of Holdings that is not an Issuer or a Guarantor (i) in favor of any Restricted Subsidiary of Holdings that is not an Issuer or a Guarantor or (ii) which Liens secure Indebtedness of such Restricted Subsidiary that is not prohibited under this Indenture;

(29)         other Liens securing obligations in an aggregate amount not to exceed the greater of (i) $50,000,000 and (ii) 0.50% of Consolidated Total Assets;

(30)         Liens on cash and Cash Equivalents used to defease or to satisfy and discharge Indebted ness;

(31)         Liens arising solely by virtue of any statutory or common law provisions relating to bankers’ liens, rights of set-off or similar rights;

(32)         Liens on escrowed proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(33)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(34)         Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of an Issuer or any of their Restricted Subsidiaries; provided that such Lien secures only the obligations of such Issuer or such Restricted Subsidiaries in respect of such letter of credit to the extent not prohibited by this Indenture;

(35)         Liens securing Indebtedness permitted by clause (13) and (17) of the definition of “Permitted Debt”; and

(36)         ground leases in respect of real property on which facilities owned or leased by the Issuers or any of the Restricted Subsidiaries are located.

“Permitted Refinancing Indebtedness” means any Indebtedness of Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Holdings or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)         the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith;

(2)         such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the

Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)         if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms no less favorable to the Holders of Notes in any material respect as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)         such Indebtedness shall not add guarantors, obligors or security from that which applied to such Indebtedness being refinanced, refunded, renewed or extended, unless such guarantors are or become obligors of the Notes or Guarantors, such obligors are or become Restricted Subsidiaries, or such security is or becomes Collateral, as the case may be.

“Permitted Tax Distributions” means, collectively distributions to the members of Holdings in cash in an amount up to (i) in the case of payments in respect of a Tax Estimation Period, the excess of (A)(I) the Company Income Amount for the Tax Estimation Period in question and for all preceding Tax Estimation Periods, if any, within the Taxable Year containing such Tax Estimation Period multiplied by (II) the Assumed Tax Rate over (B) the aggregate amount of any distributions made with respect to any previous Tax Estimation Period falling in the Taxable Year containing the applicable Tax Estimation Period referred to in (A)(I), and (ii) after the end of a Taxable Year, the excess, if any, of (A)(I) the Taxable Year Income Amount for the Taxable Year in question multiplied by (II) the Assumed Tax Rate over (B) the aggregate amount of any Permitted Tax Distributions under clause (i) made with respect to the Tax Estimation Periods in such Taxable Year; provided that if the amount payable in connection with a Tax Estimation Period under clause (i) is less than the aggregate required annualized installment for all members of Holdings for the estimated payment date for such Tax Estimation Period under Section 6655(e) of the Code (calculated assuming (x) all such members are corporations (other than with respect to the Assumed Tax Rate) and Section 6655(e)(2)(C)(ii) is in effect, (y) such members’ only income is from Holdings (determined without regard to any adjustments under Code Sections 743(b) or 704(c)) and (z) the Assumed Tax Rate applies), Holdings shall be permitted to pay an additional amount with respect to such estimated payment date equal to the excess of such aggregate required annualized installment over the amount permitted under clause (i).

“Person” means any natural person, corporation, business trust, joint venture, trust, association, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.

“Post-Petition interest” means interest, fees, expenses and other charges that, pursuant to the First Lien Loan Documents or the Second Lien Documents, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means Moody’s and S&P; provided that if Moody’s or S&P shall cease to rate the Notes for reasons outside the control of the Issuers, another security rating agency selected by the Issuers that is nationally recognized in the United States may be substituted therefor (a “Substitute Rating Agency”).

“Real Property” means, collectively, all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto and all improvements and appurtenant fixtures and equipment.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Regulatory Supervising Organization” means any of (a) the SEC, (b) the Financial Industry Regulatory Authority, (c) the Chicago Stock Exchange, (d) the Commodity Futures Trading Commission, (e) state securities commissions, (f) the Irish Financial Regulator and (g) any other U.S. or foreign governmental or self-regulatory organization, exchange, clearing house or financial regulatory authority of which any Subsidiary is a member or to whose rules it is subject.

“Release Request” means a certificate of a responsible officer of the Escrow Issuer prior to the occurrence of a Special Mandatory Redemption Event requesting release of the Escrowed Funds and certifying that the Escrow Release Conditions shall occur substantially concurrently with the release of the Escrowed Funds.

“Repo Agreement” means any of the following: repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell backs agreements, securities lending and borrowing agreements and any other agreement or transaction similar to those referred to above in this definition.

“Requirements of Law” means, with respect to any Person, any statutes, laws (common, statutory or otherwise), treaties, rules, regulations (including any official interpretations thereof), orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority or Regulatory Supervising Organization, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means (i) when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture, and (ii) when used with respect to any other Person, any executive officer or financial officer of such Person and any other officer or similar official thereof with significant responsibility for the administration of the obligations of such Person in respect of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Holdings that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“SEC” means the Securities and Exchange Commission, or any successor agency thereto.

“Second Lien Documents” means the Indenture Documents and the Pari Passu Payment Lien Documents.

“Second Lien Obligations” means all Indebtedness and other Obligations evidenced by the Notes, the other Indenture Documents and any Pari Passu Payment Lien Documents.

“Second Lien Secured Parties” means, collectively, (a) the Notes Secured Parties, (b) any holders of obligations constituting Second Lien Obligations, (c) each other Person to whom any Second Lien Obligations are owed and (d) the successors, replacements and assigns of each of the foregoing, sometimes being referred to herein individually as a “Second Lien Secured Party.”

“Secured Hedging Agreement” means any Hedging Agreement that is secured by the Collateral pursuant to any First Lien Loan Document.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement substantially in the form of Exhibit H hereto, as amended, restated, modified or supplemented from time to time.

“Senior Credit Agreement” means the Fourth Amended and Restated Credit Agreement to be entered into on or prior to the Issue Date among Holdings, VFH, the guarantors party thereto, JP Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time, as amended, restated, modified, supplemented, refunded, extended, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Senior Credit Facilities” means, if designated by the Issuers to be included in the definition of “Senior Credit Facilities,” one or more (A) debt facilities or commercial paper facilities, in each case, with banks or other lenders providing for revolving credit loans, term loans, letters of credit, securitization or receivables financing or issuances, (b) debt securities (including convertible or exchangeable securities), indentures or other forms of debt financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or (c) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, restated, modified, supplemented, refunded, extended, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time that extend the maturity of, refinance, replace or otherwise restructure (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of Holdings as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders. The Senior Credit Agreement is designated as “Senior Credit Facilities.”

“Senior Credit Facility Agent” means the entity acting as administrative agent, collateral agent and/or other representative pursuant to the Senior Credit Facility Documents, for and on behalf of the other Senior Credit Facility Secured Parties and any successor or replacement administrative agent, Collateral Agent and/or other representative.

“Senior Credit Facility Debt” means all Obligations under the Senior Credit Facilities, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by an Issuer or any Guarantor to any Senior Credit Facility Secured Party, including principal, interest, charges, fees, premiums, reimbursements, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Senior Credit Facility Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Credit Facility Documents or after the commencement of any case with respect to an Issuer or any Guarantor under any bankruptcy law or any other insolvency or liquidation proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Senior Credit Facility Documents” means all agreements, documents and instruments relating to the Senior Credit Facilities at any time executed and/or delivered by an Issuer or any Guarantor or any other Person to, with or in favor of any Senior Credit Facility Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Credit Facility Debt).

“Senior Credit Facility Lenders” means, collectively, any Person party to the Senior Credit Facility Documents as lender (and including any swingline lender) and any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Credit Facility Debt or is otherwise party to the Senior Credit Facility Documents as a lender.

“Senior Credit Facility Secured Parties” means, collectively, (a) Senior Credit Facility Agent, (b) the Senior Credit Facility Lenders, (c) the issuing bank or banks of letters of credit or similar instruments under the Senior Credit Facilities, (d) each other Person to whom any of the Senior Credit Facility Debt is owed and (e) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Senior Credit Facility Secured Party.”

“Senior Obligations” has the meaning assigned to it in the Intercreditor Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person at any date, (i) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of Holdings thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Holdings.

“Subsidiary Guarantors” means:

(1)         each Subsidiary of Holdings that provides a Guarantee as of the Acquisition Date; and

(2)         any other Subsidiary of Holdings that executes a Note Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Supplement to the Intercreditor Agreement” means a supplement, if any, to the Intercreditor Agreement, if any, in substantially the form provided therein, entered into by the Collateral Agent and the Senior Credit Facility Agent.

“Tax Estimation Period” means each period (determined without regard to any prior periods) for which an estimate of corporate federal income tax liability is required to be made under the Code.

“Taxable Year” means Holdings’ taxable year ending on the last day of each calendar year (or part thereof, in the case of Holdings’ last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board of Directors of Holdings.

“Taxable Year Income Amount” means, for a Taxable Year, an amount equal to the net taxable income of Holdings for such Taxable Year. For purposes of calculating the Taxable Year Income Amount, items of income, gain, loss and deduction resulting from adjustments to the tax basis of Holdings’ assets pursuant to Code Section 743(b) and adjustments pursuant to Code Section 704(c) shall not be taken into account.

“Trading Debt” means any margin facility or other margin-related Indebtedness or any other Indebtedness incurred exclusively to finance the securities, derivatives, commodities or futures trading positions and related assets and liabilities of Holdings and its Restricted Subsidiaries, including, without limitation, any collateralized loan, any obligations under any securities lending and/or borrowing facility and any day loans and overnight loans with settlement banks and prime brokers to finance securities, derivatives, commodities or futures trading positions and margin loans.

“Transactions” means (a) the issuance and sale of the Notes pursuant to the Offering Memorandum, (b) the entry into the Escrow Agreement and the transactions related thereto, (c) the entry into the Senior Credit Facilities and the initial borrowings thereunder, (d) the Equity Investments, (e) the refinancing of certain Indebtedness as described in the Offering Memorandum, (f) the consummation of the Merger and Contribution and (g) costs and expenses related to the foregoing (the “Transaction Costs”).

“Treasury Rate” means, at the time of computation, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to June 15, 2019; provided,  however, that if the period from the redemption date to June 15, 2019 is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to June 15, 2019 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb).

“Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“Unrestricted” means, when referring to cash or Cash Equivalents of Holdings or its Restricted Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)         any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Holdings in the manner provided below; and

(2)         any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Holdings may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of Holdings) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Holdings or any of its Restricted Subsidiaries; provided,  however, that:

•

any guarantee by Holdings or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an incurrence of such Indebtedness and an “Investment” by Holdings or such Restricted Subsidiary (or all, if applicable) at the time of such designation;

•

either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07 hereof; and

•	if applicable, the Incurrence of Indebtedness and the Investment referred to in the first bullet of this proviso would be permitted under Sections 4.07 and 4.09 hereof.

The Board of Directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided,  however, that:

•	no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

•

all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture.

Any such designation by the Board of Directors of Holdings shall be evidenced to the Trustee by delivering to the Trustee an officer’s certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act. “VFH” means VFH Parent

LLC, a Delaware limited liability company and a direct Wholly Owned Subsidiary of Holdings.

“VV Holders” means (i) Vincent Viola, (ii) TJMT Holdings LLC (f/k/a Virtu Holdings LLC), (iii) any immediate family member of Vincent Viola, a trust, family-partnership or estate-planning vehicle solely for the benefit of Vincent Viola and/or any of his immediate family members (including siblings of Vincent Viola and Teresa Viola), (iv) Employee Holdco and (v) any other Affiliate of any of the foregoing.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by (b) the sum of all such payments.

“Wholly Owned Domestic Restricted Subsidiary” means a Domestic Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Foreign Restricted Subsidiary” means a Foreign Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person all of the out-standing capital stock or other ownership interests of which (other than (x) directors’ qualifying shares and (y) a nominal amount of shares issued to foreign nationals pursuant to applicable Legal Requirements) will at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02         Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10
“Action”	10.09(w)
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”.	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Collateral Document Order”	10.09(s)
“Covenant Defeasance”	8.03
“Deemed Date”	4.09
“DTC”	2.03
“Escrow Debt”	4.07
“Event of Default”	6.01
“Excess Proceeds” .	4.10
“Flow-Through Entity”	4.07
“incur” .	4.09
“Legal Defeasance” .	8.02
“Offer Amount”.	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”.	6.01
“Purchase Date”.	3.09
“Reinstatement Date”	4.21
“Registrar”	2.03
“Related Person”	10.09(b)
“Restricted Payments”	4.07
“Special Mandatory Redemption Event”	3.10
“Special Mandatory Redemption Price”	3.10
“Substitute Reports”	4.03
“Suspended Covenants”	4.21
“Suspension Period”	4.21

Section 1.03         Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           “including” means including without limitation;

(5)           words in the singular include the plural, and in the plural include the singular;

(6)           unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)           secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8)           “will” shall be interpreted to express a command;

(9)           provisions apply to successive events and transactions;

(10)         references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(11)         the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP;

(12)         the principal amount of any preferred stock that does not have a fixed redemption, repayment or repurchase price shall be the maximum liquidation value of such preferred stock; and

(13)         “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Section 1.04         No Incorporation by Reference of Trust Indenture Act. This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

ARTICLE 2

THE NOTES

Section 2.01         Form and Dating.

(a)         General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication.  All Notes issued under this Indenture shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)         Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)         Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02         Execution and Authentication.

One Officer must sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by one Officer (an “Authentication Order”), an Officer’s Certificate and an Opinion of Counsel, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03         Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04         Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) will have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05         Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06         Transfer and Exchange.

(a)         Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)         DTC notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note and the Issuers fail to appoint a successor depositary within 90 days of such notice; or

(2)         there shall have occurred and be continuing an Event of Default with respect to the Notes under the Indenture and DTC shall have requested the issuance of certificated Securities.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)         Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)         Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided,  however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)         All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)         both:

(i)         a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)         both:

(i)         a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the applicable Global Note(s) pursuant to Section 2.06(g) hereof.

(3)         Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)         if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)         if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)         if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)         Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)         Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)         Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)         if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)         if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)         if such beneficial interest is being transferred to the Issuers, Holdings or any Subsidiary thereof, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)         if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)         Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)         Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)         Transfer and Exchange of Definitive Notes for Beneficial Interests.

(l)         Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)         if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)         if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)         if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)         if such Restricted Definitive Note is being transferred to the Issuers, Holdings or any Subsidiary thereof, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)         if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)         Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)         if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)         if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)         Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)         Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)         Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)         if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)         if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)         if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)         Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)         if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)         if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)         Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)         Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)         Private Placement Legend.

(A)         Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS, HOLDINGS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B)         Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)         Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THE GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)         Temporary Regulation S Legend. Each Regulation S Global Note that is a temporary Note issued pursuant to Section 2.10 shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY THAT IS A TEMPORARY SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(4)         Applicable Procedures for Removal of Legends.

After the expiration of the applicable holding period referred to under Rule 144(d)(1) (taking into account the provisions of Rule 144(d) under the Securities Act, if applicable) following the date of this Indenture, Restricted Definitive Notes and beneficial interests in Restricted Global Notes may be exchanged for beneficial interests in an Unrestricted Global Note. Any Restricted Definitive Note or Restricted Global Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Restricted Definitive Note or Restricted Global Note for exchange to the Registrar in accordance with the provisions of this Article 2, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Private Placement Legend. To accomplish the exchange of beneficial interests in any Restricted Global Note for beneficial interests in an Unrestricted Global Note following the expiration referred to above, the Issuers may, without requiring any action or consent by the Holders of such Restricted Global Note:

(A)         instruct the Trustee in writing to remove the Private Placement Legend from the Notes, and upon such instruction the Private Placement Legend shall be deemed removed from any Notes without further action on the part of Holders;

(B)         notify the Holders that the Private Placement Legend has been removed or deemed removed; and

(C)         instruct the Depositary to change the CUSIP number for the Notes to the unrestricted CUSIP number for the Notes;

provided that, if the Trustee so requests, the Issuers will deliver an Opinion of Counsel in form reasonably acceptable to the Trustee to the effect that such exchange is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(g)         Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes of the same series, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)         General Provisions Relating to Transfers and Exchanges.

(1)         To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order, Officer’s Certificate and Opinion of Counsel in accordance with Section 2.02 hereof.

(2)         No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3)         The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)         All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)         Neither the Registrar nor the Issuers will be required:

(A)         to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes to be redeemed under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)         to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part;

(C)         to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date; or

(D)         to register the transfer of any Notes other than Notes having a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(6)         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)         The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)         All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10)         Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07         Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08         Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10         Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes of the same series.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11         Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12         Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13         CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as listed in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01     Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 45 days (or a shorter period with the consent of the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)      the clause of this Indenture pursuant to which the redemption shall occur;

(2)      the redemption date;

(3)      the principal amount of Notes to be redeemed;

(4)      the redemption price; and

(5)      whether the redemption is subject to one or more conditions precedent and, if so, identify such conditions precedent.

Section 3.02     Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed at any time, the Trustee (or DTC) will select Notes for re- demption on a pro rata basis, by lot or other method subject to the rules and procedures of DTC, unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or pur- chase date from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. No Notes of $2,000 or less can be redeemed in part. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of

$1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or pur- chase.

Section 3.03     Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, and except with respect to a Special Mandatory Redemp- tion Event, notices of redemption will be mailed by electronic transmission (for Global Notes) or first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its regis- tered address, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes to be redeemed (including CUSIP number(s)) and will state:

(1)      the redemption date;

(2)      the redemption price;

(3)      whether the redemption is subject to one or more conditions precedent and, if so, identify such conditions precedent;

(4)      if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in prin- cipal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(5)      the name and address of the Paying Agent;

(6)      that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(7)      that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(8)      the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(9)      that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ name and at the Issu- ers’ expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days (or a shorter period with the consent of the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04     Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price; provided that a notice of redemption may, at the Issuers’ option, be subject to one or more conditions precedent, including, but not limited to, if in connection with an Equity Offering, the completion of such Equity Offering. Notice of any redemption upon any Equity Offer- ing may be given prior to the completion thereof.  In addition, if any redemption or notice of redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the re- demption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such re- demption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

Section 3.05     Deposit of Redemption or Purchase Price.

On or prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest on, all Notes to be re- deemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemp- tion or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or pur- chase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06     Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, Officer’s Certificate and Opinion of Counsel, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07     Optional Redemption.

(a)          At any time prior to June 15, 2019, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (calculated after giving effect to the issuance of any Additional Notes) upon not less than 30 nor more than 60 days’ prior notice, at a redemption price of 106.750% of the principal amount thereof, plus accrued and unpaid interest to (but not including) the redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant in- terest payment date), with the net cash proceeds from one or more Equity Offerings of Holdings; provided that:

(1)      at least 65% of the aggregate principal amount of Notes (calculated after giving effect to the original issuance of any Additional Notes) (excluding Notes held by Holdings and its Subsidiaries) re- mains outstanding immediately after the occurrence of such redemption; and

(2)      the redemption occurs within 120 days of the date of the closing of such Equity Offering.

(b)          At any time prior to June 15, 2019, the Issuers may, on one or more occasions, also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to (but not including) the date of redemption, (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)          Except as set forth in Section 3.07(a), Section 3.07(b), Section 3.10 or Section 4.15(f), the Notes will not be redeemable at the Issuers’ option prior to June 15, 2019.

(d)          On or after June 15, 2019, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth be- low plus accrued and unpaid interest on the Notes redeemed, to (but not including) the applicable redemption date, if redeemed during the twelve-month period beginning on June 15, 2019 of the years indicated below (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2019	103.375%
2020	101.688%
2021 and thereafter	100.000%

If an optional redemption date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name the Notes is registered at the close of business on such record.

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

The Trustee shall have no responsibility for calculating any redemption price.

(e)          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(f)          In the event that the Holders of not less than 90% of the aggregate principal amount of the out- standing Notes accept a Change of Control Offer and the Issuers or a third party purchases all the Notes held by such Holders, the Issuers will have the right, on not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem all of the Notes that remain out- standing following such purchase at the purchase price equal to that in the Change of Control Offer plus, to the ex- tent not included in the Change of Control Offer payment, accrued and unpaid interest, if any, on the Notes that re- main outstanding, to, but excluding, the date of redemption.

Section 3.08     Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes or make an offer to purchase the Notes. However, the Issuers may be required to purchase Notes (a) at the request of Holders upon the occurrence of an Asset Sale, pursuant to Section 4.10 hereof, (b) upon the occurrence of a Change of Control, pursuant to Section 4.15 hereof, or (c) upon a Special Mandatory Redemption Event pursuant to Section 3.10 hereof. The Issuers and their Affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise.

Section 3.09     Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of Second Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by appli- cable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Second Lien Obligations (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of busi- ness on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the As- set Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)      that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2)      the Offer Amount, the purchase price and the Purchase Date;

(3)      that any Note not tendered or accepted for payment will continue to accrue interest;

(4)      that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)      that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof only;

(6)      that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issu- ers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)      that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder de- livered for purchase and a statement that such Holder is withdrawing his election to have such Note pur- chased;

(8)      that, if the aggregate principal amount of Notes and other Second Lien Obligations sur- rendered by holders thereof exceeds the Offer Amount, the Issuers will select the Notes and other Second Lien Obligations to be purchased on a pro rata basis based on the principal amount of Notes and such other Second Lien Obligations surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

(9)      that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry trans- fer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata ba- sis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note sur- rendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10     Special Mandatory Redemption.

If (i) the Escrow Agent has not received a Release Request prior to the Escrow End Date or (ii) the Escrow Issuer notifies the Escrow Agent and the Trustee in writing that (a) the Merger Agreement has been terminated in accordance with its terms or (b) the Escrow Issuer determines in its sole discretion that the Escrow Release Condi- tions will not be satisfied prior to the Escrow End Date (any such event being a “Special Mandatory Redemption Event”), then the Escrow Agent will release to the Trustee all Escrowed Funds then held by it and the Escrow Issuer will redeem the aggregate principal amount of the Notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest from the Issue Date, or the most recent date to which interest has been paid or provided for, to, but excluding, the Special Mandato- ry Redemption Date (the “Special Mandatory Redemption Price”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Issuers will cause a notice of special mandatory redemption to be mailed to the Trustee and mailed, or delivered electronically if held by DTC, to the Holders at their registered addresses no later than the Business Day following the Special Mandatory Redemption Event, which shall provide for the redemption of the Notes on the third Business Day (the “Special Mandatory Redemption Date”) following the date of the applicable Special Manda- tory Redemption Event.  Upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price of all

Notes to be redeemed on the Special Mandatory Redemption Date with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, the Notes will cease to bear interest and all rights under the Notes shall terminate.

ARTICLE 4

COVENANTS

Section 4.01     Payment of Notes.

The Issuers will pay or cause to be paid the principal of and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than Holdings or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and suffi- cient to pay all principal, premium, if any, and interest then due.

The Issuers will pay interest on overdue principal at the then applicable interest rate on the Notes to the ex- tent lawful; they will pay interest on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02     Maintenance of Office or Agency.

The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surren- dered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the loca- tion, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, no- tices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03     Reports.

(a)          So long as any Notes are outstanding, Holdings will deliver to the Trustee a copy of all of the in- formation and reports referred to below:

(1)      within 15 days after the time period specified in the SEC’s rules and regulations for non- accelerated filers, annual reports of Holdings for such fiscal year containing the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if Holdings had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC;

(2)      within 15 days after the time period specified in the SEC’s rules and regulations for non- accelerated filers, quarterly reports of Holdings for such fiscal quarter containing the information that would have been required to be contained in a quarterly report on Form 10-Q (or any successor or compa- rable form) if Holdings had been a reporting company under the Exchange Act, except to the extent permit- ted to be excluded by the SEC; and

(3)      within 15 days after the time period specified in the SEC’s rules and regulations for filing current reports on Form 8-K, current reports of Holdings containing substantially all of the information that would be required to be filed in a current report on Form 8-K under the Exchange Act on the Issue Date pursuant to Items 1, 2 and 4, Items 5.01, 5.02(a), (b) and (c), Item 5.03 and Item 9.01 (only to the extent re- lating to any of the foregoing) of Form 8-K if Holdings had been a reporting company under the Exchange Act; provided, however, that no such current reports will be required to be delivered if Holdings determines in its good faith judgment that such event is not material to holders or the business, assets, operations, fi- nancial position or prospects of Holdings and its Restricted Subsidiaries, taken as a whole.

(b)          Notwithstanding the foregoing, (a) such reports shall not be required to comply with Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, as amended, or related Items 307, 308 and 308T of Regulation S-K promulgated by the SEC, or Item 10, Item 402 and Item 601 of Regulation S-K and information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A and 34- 54302A, (b) such reports shall not be required to comply with Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X,

(c)          such reports shall not be required to comply with any conflict minerals rules of the SEC or similar rules and regulations of any other government agency and (d) such reports shall not be required to include financial statements in interactive data format using the eXtensible Business Reporting Language.

(c)          At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 5.0% of Consolidated Total Assets, the quarterly and annual financial information required by Section 4.03(a) (subject to the limitations in Section 4.03(b)) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unre- stricted Subsidiaries.

(d)          In addition, Holdings will, for so long as any Notes remain outstanding, use its commercially rea- sonable efforts to hold and participate in quarterly conference calls with the Holders, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers to discuss such financial information no later than 10 Business Days after distribution of such financial information.  If a direct or indirect parent of Holdings holds a publicly accessible quarterly conference call with its investors, it shall be deemed to satisfy the obligation of the foregoing sentence.

(e)          Notwithstanding the foregoing, if Holdings or a direct or indirect parent of Holdings files with or furnishes to the SEC (a) an Annual Report on Form 10-K with respect to a fiscal year that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to satisfy the requirements of Section 4.03(a)(1) hereof with respect to the relevant fiscal year; (b) a quarterly report on Form 10-Q with respect to a fiscal quarter that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to satisfy the requirements Section 4.03(a)(2) hereof with respect to the relevant fiscal quarter; and (c) a current report on Form 8-K with respect to any of the events described in Section 4.03(a)(3) hereof that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to satisfy the requirements of Section 4.03(a)(3) hereof with respect to such event (each of (a), (b) and (c), “Substitute Reports”); provided, that (i) in each case of clause (a) through (c), that such filings include such disclosure as is reasonably necessary to describe any material differences between the consolidated financial information of such direct or indirect parent and the consolidated financial information of Holdings, and to the extent applicable, the information required by Section 4.03(c) hereof and (ii) notwithstanding Holdings availing itself of the benefit of clause (a) above, Holdings will nevertheless deliver to the Trustee or cause to be included in an SEC periodic report of Holdings or a direct or indirect parent of Holdings a copy of audited an- nual financial statements of Holdings within the time period described in Section 4.03(a)(1) hereof.

(f)          Holdings agrees that, for so long as any Notes remain outstanding, it will furnish to the holders of Notes, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04     Compliance Certificate.

The Issuers shall deliver to the Trustee:

(a)          Holdings shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of Holdings and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether Holdings has kept, ob- served, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stat- ing, as to such Officer signing such certificate, that to the best of his or her knowledge Holdings has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Holdings is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action Holdings is taking or proposes to take with respect thereto.

(b)          so long as any of the Notes are outstanding, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuers are taking or proposes to take with respect thereto.

Section 4.06     Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, exten- sion or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the per- formance of this Indenture; and the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and per- mit the execution of every such power as though no such law has been enacted.

Section 4.07     Restricted Payments.

(a)          Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)      declare or pay any dividend or make any other payment or distribution on account of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings or any of its Restricted Subsidiaries) or to the direct or indirect holders of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Holdings and other than dividends or distributions payable to Holdings or a Restricted Subsidiary of Holdings);

(2)      purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Holdings) any Equity Interests of Holdings or any direct or indirect parent of Holdings;

(3)      make any payment on or with respect to, or purchase, redeem, defease or otherwise ac- quire or retire for value any Indebtedness of the Issuers or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness be- tween or among Holdings and any of its Restricted Subsidiaries), except (A) payments of interest or princi- pal at the Stated Maturity thereof or (B) the purchase, repurchase, defeasance, redemption or other acquisi- tion or retirement of any such Indebtedness purchased in anticipation of satisfying a sinking fund obliga- tion, principal installment or payment at Stated Maturity, in each case due within one year of the date of purchase, repurchase, defeasance, redemption or other acquisition or retirement; or

(4)      make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)          no Default or Event of Default has occurred and is continuing or would occur as a conse- quence of such Restricted Payment;

(2)          Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto, as if such Restricted Payment had been made at the beginning of the applicable four quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Cover- age Ratio test set forth in Section 4.09(a) hereof; and

(3)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and the Restricted Subsidiaries since the Acquisition Date (excluding Re- stricted Payments permitted by clauses (2) through (11) and (13) through (15) of Section 4.07(b)), is less than the sum, without duplication, of:

(A)          50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Acquisition Date oc- curs to the end of Holdings’ most recently ended fiscal quarter for which internal financial state- ments are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)          100% of the aggregate net cash proceeds and the Fair Market Value of marketa- ble securities or other property received by Holdings since the Acquisition Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Holdings (other than Disqualified Stock and excluding, for the avoidance of doubt, (i) any proceeds from any equity is- suance by Parent contributed to the Escrow Issuer the proceeds of which are used, in part, to fi- nance the Transactions and (ii) any property contributed to the Issuer as part of the Merger and Contribution) or the amount by which the Indebtedness or Disqualified Stock of Holdings or any of its Restricted Subsidiaries is reduced on Holdings’ balance sheet upon the conversion or ex- change subsequent to the Acquisition Date of such Indebtedness or Disqualified Stock for Equity Interests (other than Disqualified Stock) of Holdings (less the amount of any cash or the fair mar- ket value of any other property distributed by Holdings upon such conversion or exchange); plus

(C)          to the extent that any Restricted Investment that was made after the Acquisition Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with re- spect to such Restricted Investment (less the cost of disposition, if any); plus

(D)          to the extent that any Unrestricted Subsidiary of Holdings designated as such af- ter the Acquisition Date is redesignated as a Restricted Subsidiary after the Acquisition Date, the Fair Market Value of Holdings’ Investment in such Subsidiary as of the date of such redesigna- tion; plus

(E)          100% of any cash dividends or distributions received by Holdings or a Restrict- ed Subsidiary of Holdings after the Acquisition Date from an Unrestricted Subsidiary of Holdings, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of Holdings for such period.

(b)          The provisions of Section 4.07(a) hereof will not prohibit:

(1)          the payment of any dividend or distribution or the consummation of any irrevocable re- demption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Indenture;

(2)          the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of, Equity Interests of Holdings (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Holdings; provided that the amount of any such net cash proceeds that are utilized for any such Restrict- ed Payment will be excluded from clause (3)(B) of Section 4.07(a) hereof;

(3)          the repurchase, redemption, defeasance or other acquisition or retirement for value of In- debtedness of the Issuers or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)          the payment of any dividend (or, in the case of any partnership or limited liability com- pany, any similar distribution) by a Restricted Subsidiary of Holdings to the holders of its Equity Interests on a pro rata basis;

(5)          so long as no Default has occurred and is continuing or would be caused thereby, the re- purchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings; pro- vided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5,000,000 in any fiscal year of Holdings with unused amounts in any fiscal year permitted to be carried over to the succeeding fiscal years (up to a maximum of $15,000,000 in any fiscal year);

(6)          the repurchase of Equity Interests (or Restricted Payments by Holdings to allow repur- chases of Equity Interests of any direct or indirect parent of Holdings) (i) deemed to occur upon the exer- cise of stock options or restricted stock units to the extent such Equity Interests of Holdings or any direct or indirect parent of Holdings represent a portion of the exercise price of those stock options or restricted stock units; and (ii) in connection with the withholding of a portion of the Equity Interests, options and oth- er equity awards of Holdings or any direct or indirect parent of Holdings granted or awarded to an officer, director consultant, employee or manager to pay any withholding and similar taxes payable by such officer, director, consultant or employee or manager upon such grant, award or vesting thereof (and any Restricted Payment to any direct or indirect parent of Holdings to pay any withholding taxes in respect thereof);

(7)          the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Holdings or preferred stock (or preferred interests, in the case of any partnership or limited liability company) of any Restricted Subsidiary of Holdings issued on or after the Acquisition Date in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;

(8)          cash payment in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of Holdings (or Restricted Payments by Holdings to allow payment in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity In- terests of any direct or indirect parent of Holdings); provided, however, that any such cash payment shall not be for the purpose of evading this Section 4.07;

(9)          the repurchase, redemption or other acquisition or retirement for value of any Indebted- ness of an Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee or any Disqualified Stock or preferred stock required pursuant to provisions similar to those in Section 4.10 and Section 4.15 hereof; provided that there is a concurrent or prior Change of Con- trol Offer or Asset Sale Offer, as applicable, and all Notes tendered by Holders of Notes in connection with such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or ac- quired or retired for value;

(10)        (a) any Restricted Payment made in connection with the Transactions and under the Mer- ger Agreement as in effect on the Issue Date and (b) to the extent not paid prior to the Issue Date, the pay- ment of a quarterly distribution or dividend of $46,300,000 for each fiscal quarter beginning with the second fiscal quarter of 2017 and ending with the fiscal quarter ending immediately prior to the Acquisition Date;

(11)        so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $50,000,000 since the date of this Indenture;

(12)        so long as no Default has occurred and is continuing or would be caused thereby, the payment of a quarterly distribution or dividend of $46,300,000 per fiscal quarter for the first four fiscal quarters beginning with the fiscal quarter in which the Acquisition Date occurs; provided that (x) the Con- solidated Total Leverage Ratio of Holdings for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the fiscal quarter in which such Restricted Payment is to be made, determined on a pro forma basis, is less than (a) 4.25 to 1.00 with respect to each fiscal quarter ended on or prior to December 31, 2018 and (b) 3.75 to 1.00 thereafter and (y) any such amount not distributed within a fiscal quarter shall not be carried forward to the next fiscal quarter;

(13)        so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments; provided that the Consolidated Total Leverage Ratio of Holdings for the most recent- ly ended four full fiscal quarters for which internal financial statements are available immediately preced- ing the date of such Restricted Payment, determined on a pro forma basis, is less than 2.25 to 1.00;

(14)        so long as Holdings is treated as a pass-through or disregarded entity (a “Flow-Through Entity”) for U.S. federal and state income tax purposes, Permitted Tax Distributions by Holdings to its members at such times and with respect to such periods as Tax Distributions (as defined in the Holdings LLC Agreement) are required to be made or designated pursuant to the Holdings LLC Agreement; provid- ed that Restricted Payments under this clause (14) in respect of any taxes attributable to the income of any Unrestricted Subsidiaries of Holdings may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to Holdings or its Restricted Subsidiaries; and

(15)        dividends, loans, advances, repayments or distributions to any direct or indirect parent company of Holdings, or other payments by Holdings or any Restricted Subsidiary, in amounts required for such parent company to:

(A)        pay such parent’s operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $4,000,000 in any fiscal year, plus any reasonable and customary indemnification claims made by directors or officers of such direct or indirect parent company or otherwise payable by Holdings pursuant to the Holdings LLC Agreement and (2) fees and expenses (x) due and payable by any of the Restricted Subsidiaries and (y) otherwise permitted to be paid (but not paid) by such Restricted Subsidiary under this In- denture;

(B)        pay the franchise taxes and other fees and expenses required to maintain its or- ganizational existence;

(C)        make an Investment that would qualify as a “Permitted Investment” or would otherwise be permitted under this Section 4.07 if made by Holdings or any Restricted Subsidiary; provided that (i) such Restricted Payment shall be made substantially concurrently with the clos- ing of such Investment, (ii) such direct or indirect parent company shall, immediately following the closing thereof, cause (a) all property acquired (whether assets or Equity Interests) to be con- tributed to Holdings or its Restricted Subsidiaries or (b) the Person formed or acquired to merge into or consolidate with Holdings or any of the Restricted Subsidiaries (to the extent such merger or consolidation is permitted under Section 5.01 hereof in order to consummate such Investment and (iii) such Restricted Payment shall be treated as an “Investment” for all purposes under this Indenture; and

(D)        pay fees and expenses related to an offering of securities, the issuance or incur- rence of Indebtedness or an acquisition transaction by Parent or any direct or indirect subsidiary thereof (whether or not successful) (including any (I) underwriters discounts or commissions, (II) commitment, arrangement, syndicate, facility, upfront, closing, ticking, escrow, agency, breakage or similar fees, and (III) interest and dividend expense related to escrowed securities or Indebted- ness that will be assumed by Holdings or a Restricted Subsidiary upon the occurrence of specified events (prior to the assumption of such securities or Indebtedness) (“Escrow Debt”) and any pre- mium required to redeem any such Escrow Debt upon a mandatory redemption or repurchase event).

(c)          The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Holdings or such Re- stricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.08     Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)          Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Re- stricted Subsidiary to:

(1)          pay dividends or make any other distributions on its Capital Stock to Holdings or any of its Restricted Subsidiaries or pay any indebtedness owed to Holdings or any of its Restricted Subsidiaries;

(2)          make loans or advances to Holdings or any of its Restricted Subsidiaries; or

(3)          sell, lease or transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries.

(b)          The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)          agreements existing on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment re- strictions than those contained in those agreements on the Issue Date;

(2)          the Indenture Documents;

(3)          applicable law or any applicable rule, regulation or order;

(4)          any instrument governing Indebtedness or Capital Stock of a Person acquired by Hold- ings or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisi- tion), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, re- statements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refi- nancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in in effect on the date of the acquisition; provided further that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be in- curred;

(5)          customary provisions restricting assignment of any agreement entered into by Holdings or any Restricted Subsidiary;

(6)          purchase money obligations and Capital Lease Obligations permitted under this Indenture that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3) hereof;

(7)          any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8)          any agreement for the sale or other disposition of assets not prohibited under this Inden- ture that relate solely to the assets subject such to such sale or other disposition pending such sale or other disposition;

(9)          Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)        Liens permitted to be incurred under the provisions of Section 4.12 hereof;

(11)        customary restrictions on joint ventures, the interests therein or the assets thereof arising from joint venture agreements;

(12)        any instrument governing Indebtedness of a Foreign Restricted Subsidiary or any Re- stricted Subsidiary that is not a Subsidiary Guarantor; provided that such Indebtedness was not prohibited by the terms of this Indenture;

(13)        customary provisions restricting subletting or assignment of any lease governing a lease- hold interest of Holdings or a Restricted Subsidiary;

(14)        covenants in documents evidencing Trading Debt so long as the prohibition or limitation only applies to the Subsidiary of Holdings that has incurred such Trading Debt and does not apply to the Is- suers or any Guarantor;

(15)        restrictions imposed on the ability of Excluded Regulated Subsidiaries to make divi-dends;

(16)        restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(17)        any Senior Credit Facility or other First Lien Loan Documents;

(18)        restrictions in agreements or instruments relating to any Indebtedness permitted to be in- curred subsequent to the Issue Date pursuant to Section 4.09 hereof (A) if the encumbrances and re- strictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in instruments governing Indebtedness as in effect on the Issue Date (as determined in good faith by Holdings), or (B) if such encumbrance or re- striction is not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by Holdings) and either (x) Holdings determines in good faith that such en- cumbrance or restriction will not materially affect the Issuers’ ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(19)        agreements governing Hedging Obligations incurred in the ordinary course of business;

(20)        any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of Holdings or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;

(21)        customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norms; and

(22)        any encumbrance or restriction arising in the ordinary course of business, not relating to any Indebtedness, that does not, individually or in the aggregate, materially detract from the value of the property of Holdings and the Restricted Subsidiaries, taken as whole, or adversely affect the Issuers’ ability to make principal and interest payments on the Notes, in each case, as determined in good faith by Hold- ings or the Issuers.

Nothing contained in this Section 4.08 shall prevent Holdings or any of its Restricted Subsidiaries from (a) restricting the sale or other disposition of property or assets of Holdings or any of its Restricted Subsidiaries that secure Indebtedness of Holdings or any of its Restricted Subsidiaries permitted by this Indenture or (b) creating, Incurring, assuming or suffering to exist any Liens otherwise permitted by this Indenture. For purposes of determin- ing compliance with this Section 4.08, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to distributions being paid on Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock, and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness Incurred by such Restricted Subsidiary, or other subordination provisions in any Indebtedness, shall not be deemed a restriction on the ability to make loans or advances.

Section 4.09     Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)          Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Holdings will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; pro- vided, however, that Holdings may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Issuers and the Guarantors may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for Holdings’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is is- sued, as the case may be, would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disquali- fied Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)          The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)          the incurrence by the Issuers and any Guarantors of Indebtedness and letters of credit un- der Senior Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Holdings and its Restricted Subsidiaries thereunder) not to exceed $1,350,000,000;

(2)          the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date and the related Note Guarantees;

(3)          Indebtedness of Holdings to any Restricted Subsidiary of Holdings or of any Restricted Subsidiary of Holdings to Holdings or any other Restricted Subsidiary of Holdings to the extent that such Indebtedness corresponds to any Investment permitted by clause (5) of the definition of “Permitted Invest- ments”; provided that such Indebtedness shall not have been transferred or pledged to any third party;

(4)          the incurrence by Holdings or any of its Restricted Subsidiaries of intercompany Indebt- edness between or among Holdings and any of its Restricted Subsidiaries; provided, however, that:

(A)          if an Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not an Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of an Issu- er, or the Note Guarantee, in the case of a Guarantor; and

(B)          (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings or a Restricted Subsidiary of Hold- ings and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Hold- ings or a Restricted Subsidiary of Holdings, will be deemed, in each case, to constitute an incur- rence of such Indebtedness by Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5)          the issuance by any of Holdings’ Restricted Subsidiaries to Holdings or to any of its Re- stricted Subsidiaries of shares of preferred stock; provided, however, that:

(A)          any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Holdings or a Restricted Subsidiary of Holdings; and

(B)          any sale or other transfer of any such preferred stock to a Person that is not ei- ther Holdings or a Restricted Subsidiary of Holdings,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidi- ary that was not permitted by this clause (5);

(6)          Indebtedness of any Person (i) outstanding on the date on which such Person becomes a Restricted Subsidiary of Holdings after the Acquisition Date or is merged or consolidated with (including pursuant to any acquisition of assets and assumption of related liabilities) Holdings or any of its Restricted Subsidiaries; provided that such Indebtedness (i) shall not have been created in contemplation of or in con- nection with such acquisition, merger, consolidation or assumption and (ii) does not constitute Indebtedness for borrowed money unless (x) such Indebtedness constitutes purchase money obligations, (y) such Indebt- edness constitutes Trading Debt or (z) Holdings would be permitted to incur at least $1.00 of additional In- debtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof after giving pro forma effect to the incurrence of such Indebtedness;

(7)          Guarantees incurred in the ordinary course of business by Holdings or any of its Restrict- ed Subsidiaries in respect of (i) obligations of any Broker-Dealer Subsidiaries and any other Excluded Reg- ulated Subsidiaries or (ii) other obligations of any Restricted Subsidiary of Holdings that is not a Broker- Dealer Subsidiary, an Issuer, a Guarantor, or other Excluded Regulated Subsidiary; provided that the ag- gregate amount of all Guarantees permitted by this clause (7)(ii) shall not exceed the greater of (x) $30,000,000 and (y) 0.30% of Consolidated Total Assets; provided that any Permitted Refinancing Indebt- edness Incurred under Section 4.09(b)(24) below in respect of Indebtedness incurred under this clause (7) shall be deemed to have been Incurred under this clause (7) for purposes of determining the amount of In- debtedness that may at any time be Incurred under this clause (7);

(8)          the incurrence by Holdings and its Restricted Subsidiaries of the Existing Indebtedness;

(9)          Indebtedness (including Capital Lease Obligations) incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets (whether through the direct purchase of assets or the Equity Interests of the Person owning such assets), including purchase money ob- ligations, and any Indebtedness assumed or incurred in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (a) the aggregate principal amount of all Indebtedness permitted by this clause (9) shall not exceed the greater of (x) $50,000,000 and (y) 0.50% of Consolidated Total Assets, in each case at any time outstanding and (b) such Indebtedness is initially incurred prior to or within 365 days after such acquisition or the completion of such construction, repair, replacement or improvement; provided, further, than any Permitted Refinancing Indebtedness Incurred under Section 4.09(b)(24) below in respect of Indebtedness incurred under this clause (9) shall be deemed to have been Incurred under this clause (9) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (9);

(10)        Trading Debt;

(11)        Guarantees of Holdings and its Restricted Subsidiaries in respect of Indebtedness or other liabilities of Holdings and its Restricted Subsidiaries so long as the incurrence or existence of such Indebt- edness or other liabilities is permitted under this Indenture; provided that an Issuer or any of the Guarantors may not incur such Guarantees (other than unsecured Guarantees of Trading Debt and any Indebtedness of Foreign Restricted Subsidiaries incurred under clause (12) below (and any Permitted Refinancing Indebt- edness thereof)) in respect of Indebtedness or other liabilities of a party that is not an Issuer or a Guarantor; provided further that any Guarantees in respect of subordinated Indebtedness shall also be subordinated in right of payment to the Notes or any Note Guarantee on terms at least as favorable to the Holders as those applicable to the subordinated Indebtedness that is guaranteed;

(12)        the incurrence by Foreign Restricted Subsidiaries of Indebtedness in an aggregate princi- pal amount at any time outstanding pursuant to this clause (12) not to exceed the greater of (x) $50,000,000 and (y) 0.50% of Consolidated Total Assets (in each case, or the equivalent thereof, measured at the time of each incurrence, in the applicable foreign currency); provided that any Permitted Refinancing Indebtedness Incurred under Section 4.09(b)(24) below in respect of Indebtedness incurred under this clause (12) shall be deemed to have been Incurred under this clause (12) for purposes of determining the amount of Indebted- ness that may at any time be Incurred under this clause (12);

(13)        cash management obligations and Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit ac- counts in the ordinary course of business;

(14)        the incurrence by Holdings or any of its Restricted Subsidiaries of Hedging Obligations for bona fide hedging purposes and not for speculative purposes;

(15)        Indebtedness representing deferred compensation or other similar arrangements to em- ployees of Holdings or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(16)        Indebtedness incurred by Holdings or any of its Restricted Subsidiaries in an acquisition, any other Investment or any disposition, in each case, permitted under this Indenture, in each case to the ex- tent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs and any other deferred compensation arrangements) or other similar adjustments;

(17)        Indebtedness incurred by Holdings or any of its Restricted Subsidiaries in respect of let- ters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(18)        Indebtedness consisting of the (i) financing of insurance premiums or (ii) take-or-pay ob- ligations contained in supply arrangements, in each case in the ordinary course of business;

(19)        obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Holdings or any of its Restricted Subsidiaries, or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business and consistent with past practice;

(20)        the incurrence by Holdings or any of its Restricted Subsidiaries of additional Indebted- ness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding at the time of incurrence thereof, not to exceed $50,000,000; provided that the aggregate principal amount of Indebt- edness outstanding in reliance on this clause (20) in respect of which the primary obligor or a guarantor is a Restricted Subsidiary that is not an Issuer or Subsidiary Guarantor shall not exceed $20,000,000; provided that any Permitted Refinancing Indebtedness Incurred under Section 4.09(b)(24) below in respect of In- debtedness incurred under this clause (20) shall be deemed to have been Incurred under this clause (20) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (20);

(21)        Indebtedness in the ordinary course of business in respect of letters of credit, guarantees, counter-indemnities and short term facilities incurred by Holdings or any of its Restricted Subsidiaries en- gaged in Exchange and Clearing Operations in connection with the ordinary clearing, depository and set- tlement procedures (including, without limitation, any letter of credit or guarantees provided to any central securities depositories or external custodians) relating thereto;

(22)        the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within 15 days;

(23)        Indebtedness consisting of unsecured promissory notes issued by any Holdings or any of its Restricted Subsidiaries to current or former officers, directors and employees, their permitted transfer- ees, or their respective estates, executors, trustees, administrators, heirs, legatees or distributees to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof or any Employee Holding Vehicle) permitted by Section 4.07 hereof;

(24)        Permitted Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under the provisions of Section 4.09(a) hereof or clauses (2), (6), (7), (8), (9), (12), (20) or (25) of this Section 4.09(b); and

(25)        Indebtedness or Disqualified Stock of Holdings or any Restricted Subsidiary and pre- ferred stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference at any time outstanding, together with Refinancing Indebtedness in respect thereof incurred pursuant to Section 4.09(b)(24) hereof, not greater than 100.0% of the amount of Net Proceeds received by Holdings and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Capital Stock of Holdings or any direct or indirect parent entity of Holdings or cash contributed to the capital of Holdings (in each case, other than proceeds of Disqualified Stock or sales of Capital Stock to, or contributions re- ceived from, Parent or any of its Subsidiaries) to the extent such Net Proceeds or cash have not been ap- plied to increase the calculation set forth in Section 4.07(a) hereof pursuant to subclause (3)(B) thereof or applied to make Restricted Payments specified in Section 4.07(b)(2).

(c)          For purposes of determining compliance with this Section 4.09, in the event that an item of pro- posed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (25) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, Holdings will be permitted to classify such item of Indebtedness on the date of its incurrence, or later divide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09; provided that amounts outstanding under the Senior Credit Agreement on the Acquisition Date after giving effect to the Transactions shall be incurred pursu- ant to Section 4.09(b)(1) and shall not be reclassified. The accrual of interest or premium, the accretion or amortiza- tion of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disquali- fied Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09.  Notwithstanding any other provision of this Section 4.09, the maximum amount of

Indebtedness that Holdings or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(d)          In connection with (x) the Incurrence or issuance, as applicable, of revolving loan Indebtedness under this Section 4.09 or (y) any commitment to Incur or issue Indebtedness, Disqualified Stock or preferred stock under this Section 4.09 and the granting of any Lien to secure such Indebtedness, the Issuers may designate such Incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first Incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual Incurrence or issuance or granting of such Lien will be deemed for all purposes under this Indenture to have been Incurred or issued or granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable), the Consolidated First Lien Indebted- ness Ratio, the Consolidated Secured indebtedness Ratio, the Consolidated Total Leverage Ratio and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination of such commitment shall be made on a pro forma basis giving effect to the deemed Incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith).

(e)          Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is oth- erwise included in the determination of a particular amount of Indebtedness shall not be included in the determina- tion of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.09.

(f)          For purposes of determining compliance with any U.S. dollar-denominated restriction on the in- currence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign cur- rency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equiva- lent), in the case of revolving credit debt. However, if the Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated re- striction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced. The prin- cipal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the curren- cies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing. Provisions similar to those in this paragraph shall apply in determining compliance with Section 4.12 hereof.

The amount of any Indebtedness outstanding as of any date will be:

(1)          the accreted value of the Indebtedness, in the case of any Indebtedness issued with origi- nal issue discount;

(2)          the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)          in respect of Indebtedness of another Person secured by a Lien on the assets of the speci- fied Person, the lesser of:

(a)          the Fair Market Value of such assets at the date of determination; and

(b)          the amount of the Indebtedness of the other Person.

Section 4.10     Asset Sales.

Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)          Holdings (or one or more of its Restricted Subsidiaries, as the case may be) receives con- sideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Inter- ests issued or sold or otherwise disposed of; and

(2)          at least 75% of the consideration received in the Asset Sale by Holdings or such Restrict- ed Subsidiary, exclusive of indemnities, as the case may be, is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A)          any liabilities, as shown on Holdings’ or such Restricted Subsidiary’s most re- cent balance sheet (or in the notes thereto), of Holdings or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in contractual right of payment to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Holdings or such Restricted Subsidiary from further liability, or are otherwise discharged or retired in connection with such Asset Sale;

(B)          any securities, notes or other obligations received by Holdings or any such Re- stricted Subsidiary from such transferee that are converted within 180 days by Holdings or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(C)          any stock or assets of the kind referred to in clauses (3) or (5) of the next para- graph of this Section 4.10;

(D)          Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidi- ary as a result of such Asset Sale, to the extent that Holdings or any other Restricted Subsidiary is released from any guarantee of payment of such Indebtedness in connection with the Asset Sale; and

(E)          any Designated Non-cash Consideration received by Holdings or such Restrict- ed Subsidiary in such Asset Sale; provided that at the time of receipt of such Designated Non-cash Consideration, the aggregate Fair Market Value of all Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), less the amount of Net Proceeds previously realized in cash or Cash Equivalents from the sale of previously received Designated Non-cash Consideration is less than the greater of (x) $25,000,000 and (y) 0.25% of Consolidated Total Assets (with the Fair Market Value of each item of Designated Non-cash Con- sideration being measured at the time received and without giving effect to subsequent changes in value);

provided that with respect to any Asset Sale, the determination of compliance with clauses (1) and (2) above may be made, at the Issuer’s option, on either (x) the date on which such Asset Sale is completed or (y) the date on which a definitive agreement for such Asset Sale is entered into; provided, further, in the case of subclause (y), the definitive agreement shall not be subsequently amended by Holdings or the applicable Restricted Subsidiary in a manner that could cause the Asset Sale to not be in compliance with clauses (1) and (2) as of the date of such amendment.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Holdings (or the applicable Re- stricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)           (a) to repay Indebtedness and other Obligations of the Issuers or any Guarantor under any Senior Credit Facility and to correspondingly reduce commitments (if any) with respect thereto, (b) to re- pay First Lien Obligations permitted to be incurred by the Issuers or any Guarantor under the terms of this Indenture and to correspondingly reduce commitments (if any) with respect thereto, and (c) to repay other Second Lien Obligations, provided that if the Issuers or any Guarantor shall so repay other Second Lien Obligations, the Issuers shall have also used (or made an offer, in the case of clause (iii) below, with) a por- tion of such Net Proceeds pro rata in proportion to the amount thereof used to so repay other Second Lien

Obligations (based on the respective principal amounts of the Notes and such other Second Lien Obliga- tions prior to such repayment) (the “Pro Rata Amount”) to (i) redeem the Pro Rata Amount of Notes as provided under Section 3.07 hereof, (ii) purchase the Pro Rata Amount of Notes that may be repurchased through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (iii) make an offer to purchase the Pro Rata Amount of Notes pursuant to an offer made to all holders in accordance with the procedures set forth in Section 3.09 hereof for an Asset Sale Offer at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;

(2)          to the extent the Net Proceeds are attributable to an Asset Sale of assets, rights or Equity Interests that do not constitute Collateral, to repay Indebtedness secured by such assets, rights or Equity In- terests or to repay any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor and to correspondingly reduce commitments (if any) with respect thereto;

(3)          to acquire all or substantially all of the assets of, or any Capital Stock of, another Permit- ted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Holdings;

(4)          to make a capital expenditure;

(5)          to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

(6)          to use such proceeds to comply with applicable capital requirements or finance the work- ing capital needs of a Broker-Dealer Subsidiary, an operating regulated entity or a licensed mortgage Re- stricted Subsidiary or an Equivalent Regulated Subsidiary (or to make Permitted Investments or Restricted Investments permitted to be made under Section 4.07 hereof which will be so used by a Broker-Dealer Subsidiary, an operating regulated entity or a licensed mortgage Restricted Subsidiary or an Equivalent Regulated Subsidiary);

(7)          to repay Trading Debt and to correspondingly reduce commitments (if any) with respect thereto; or

(8)          a combination of the foregoing clauses (1) through (7).

provided, however, that, in the case of clauses (3), (4) and (5) above, a commitment to acquire assets or Capital Stock of a Permitted Business, make a capital expenditure or acquire such other assets made pursuant to a definitive binding agreement that is executed during such 365-day period shall be treated as a permitted application of the Net Proceeds so long as such acquisition or expenditure is consummated within 180 days of the end of such 365-day period (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds.

Pending the final application of any Net Proceeds, Holdings may temporarily reduce revolving credit bor- rowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

Any Net Proceeds from Asset Sales (other than Excluded Net Proceeds) that are not applied or invested as provided in the second paragraph of this Section 4.10 will constitute “Excess Proceeds.” Within 15 days after the aggregate amount of Excess Proceeds exceeds $30,000,000, the Issuers will make an Asset Sale Offer to all Holders and, to the extent the Issuers are required by the terms thereof, all holders of other Second Lien Obligations contain- ing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with proceeds of sales of assets, pro rata in proportion to the respective principal amounts of the Notes and such other Second Lien Obligations required to be purchased or redeemed, to purchase the maximum principal amount of Notes and pur- chase or redeem such other Second Lien Obligations that may be purchased or redeemed with the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes or such other

Second Lien Obligations, plus accrued and unpaid interest to (but not including) the date of purchase (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee or DTC will select the Notes to be purchased on a pro rata basis (or, in the case of Global Notes as discussed in Section 3.02, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate), and in any event, in accordance with applicable procedures of DTC. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securi- ties laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regu- lations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Issuers will comply with the ap- plicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11     Transactions with Affiliates.

(a)          Holdings will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guaran- tee with, or for the benefit of, any Affiliate of Holdings (each, an “Affiliate Transaction”) involving aggregate pay- ments or consideration in excess of $10,000,000, unless:

(1)          the Affiliate Transaction is on terms that are no less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person; and

(2)          the Issuers deliver to the Trustee:

(A)          with respect to any Affiliate Transaction or series of related Affiliate Transac- tions involving aggregate consideration in excess of $20,000,000 a certificate of a Responsible Of- ficer of Holdings certifying that such Affiliate Transaction complies with this Section 4.11; and

(B)          with respect to any Affiliate Transaction or series of related Affiliate Transac- tions involving aggregate consideration in excess of $50,000,000, a resolution of the Board of Di- rectors of Holdings set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majori- ty of the disinterested members of the Board of Directors of Holdings; provided, however, that in the event there are no disinterested members of the Board of Directors of Holdings, the Board of Directors of Holdings shall also have received a written opinion from an accounting, appraisal or investment banking firm of national standing to the effect that such Affiliate Transaction or series of related Affiliate Transactions is fair, from a financial standpoint, to Holdings and its Restricted Subsidiaries or is not less favorable to Holdings and its Restricted Subsidiaries than could reason- ably be expected to be obtained at the time in an arm’s-length transaction with a non-Affiliate.

(b)          The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)          Restricted Payments that do not violate the provisions of Section 4.07 hereof;

(2)          Permitted Investments;

(3)          customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, reimbursements, severance arrangements, health, stock option and other benefit plans) and indemnification arrangements with respect to directors, officers and employees of Hold- ings, any of its Restricted Subsidiaries and any direct or indirect parent thereof;

(4)          ordinary course non-exclusive license agreements relating to intellectual property not in- terfering in any material respect with the ordinary conduct of business of or the value of such intellectual property to Holdings or any of its Restricted Subsidiaries subject to the Liens created in favor of the Notes Secured Parties under the Collateral Documents;

(5)          transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case subject to commercially reasonable terms and in the ordinary course of business of Holdings and its Restricted Subsidiaries and not otherwise prohibited by the terms of this Indenture;

(6)          sales of Equity Interests (other than Disqualified Stock) of Holdings to Affiliates not oth- erwise prohibited by this Indenture and the granting of registration and other rights in connection therewith;

(7)          any transaction with an Affiliate where the only consideration paid by Holdings or any Restricted Subsidiary is Equity Interests (other than Disqualified Stock) of Holdings;

(8)          transactions with a Person (other than an Unrestricted Subsidiary of Holdings) that is an Affiliate of Holdings solely because Holdings owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(9)          transactions pursuant to agreements or arrangements in effect on the Issue Date or any amendment thereto or renewal thereof (so long as any such amendment or renewal is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(10)        transactions between or among Holdings and/or its Restricted Subsidiaries.

(11)        advances to or reimbursements of expenses incurred by directors, officers and employees of Holdings or any of its Restricted Subsidiaries or any direct or indirect parent of Holdings for moving, en- tertainment and travel expenses and similar expenditures in the ordinary course of business;

(12)        transactions between Holdings or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of Holdings or any direct or indirect parent company of Holdings, and such common director is the sole cause for such other Person to be deemed an Affiliate of Holdings or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of Holdings or any direct or indirect parent company of Holdings, as the case may be, on any transaction with such other Person;

(13)        the Transactions, including the payment of fees and expenses in connection therewith as set forth in the Offering Memorandum under the caption “Use of Proceeds” (including payments required to be made pursuant to the Merger Agreement);

(14)        any transaction in which Holdings or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of Section 4.11(a);

(15)        transactions with an Affiliate in its capacity as a purchaser or holder of Indebtedness or other securities of Holdings or any Restricted Subsidiary of Holdings in which such Affiliate is treated no more favorably than the other purchasers or holders of Indebtedness or other securities of Holdings or such Restricted Subsidiary (except as otherwise permitted under this Section 4.11);

(16)        pledges of Equity Interests of any Unrestricted Subsidiary;

(17)        the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Holdings or any Restricted Sub- sidiary of Holdings and not for the purpose of circumventing any provision of this Indenture;

(18)        any merger, consolidation or reorganization of Holdings or the Issuers with an Affiliate of Holdings solely for the purpose of (a) forming or collapsing a holding company structure or (b) reincor- porating Holdings or the Issuers in a new jurisdiction;

(19)        the entry by Holdings into underwriting agreements, purchase agreements or other similar agreements in connection with offerings of securities of any direct or indirect parent company of Holdings and the provision of customary representations, warranties, covenants and indemnities in respect of such parent company, its Subsidiaries and the offering in connection therewith; and

(20)        payments by Holdings (and any direct or indirect parent thereof), the Issuers and the Re- stricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any direct or indirect parent thereof), the Issuers and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of Issuers and the Restricted Subsidiaries, to the extent payments are Permitted Tax Distributions.

Section 4.12     Liens.

Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, in- cur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter ac- quired, except Permitted Liens.

For purposes of determining compliance with this Section 4.12, (a) a Lien securing an item of Indebtedness (or any portion thereof) need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (b) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens,” the Issuers may, in their sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.12; provided that Liens securing amounts outstanding under the Senior Credit Agreement on the Acquisition Date after giving effect to the Transactions shall be incurred pursuant to clause (1)(x) of the definition of Permitted Liens and shall not be reclassified. In addition, with respect to any revolving loan Indebtedness or commitment relating to the Incurrence of Indebtedness that is designated to be Incurred on a Deemed Date pursuant to Section 4.09(d), any Lien that does or that shall secure such Indebtedness may also be designated by the Issuers or any Restricted Subsidiary to be Incurred on such Deemed Date and, in such event, any related subsequent actual Incurrence of such Lien shall be deemed for all purposes under this Indenture to be Incurred on such Deemed Date, including for purposes of calculating usage of any “Permitted Lien,” the Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable), the Consolidated First Lien Indebtedness Ratio, the Consolidated Secured indebt- edness Ratio, the Consolidated Total Leverage Ratio and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giv- ing effect to the deemed Incurrence or issuance, the granting of any Lien therefor and related transactions and pro forma events in connection therewith).

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such

Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 4.13     [Reserved].

Section 4.14     Existence.

Subject to Article 5 and Article 11 hereof, Holdings shall do or cause to be done all things necessary to pre- serve and keep in full force and effect:

(a)          its existence, and the corporate, partnership or other existence of each of the Subsidiary Guaran- tors, in accordance with the respective organizational documents (as the same may be amended from time to time) of Holdings or any such Subsidiary Guarantor; and

(b)          the rights (charter and statutory), licenses and franchises of Holdings and its Subsidiaries;

provided, however, that Holdings shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary Guarantor, if Holdings shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Issuer and the Guaran- tors to perform their obligations, taken as a whole, under the Note Documents.

Section 4.15     Offer to Repurchase Upon Change of Control.

(a)          Upon the occurrence of a Change of Control, unless the Issuers at such time have given notice of redemption with respect to all outstanding Notes as described under Section 3.07 hereof, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral mul- tiple of $1,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to (but not including) the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, unless the Is- suers at such time have given notice of redemption with respect to all outstanding Notes as described under Section 3.07 hereof, the Issuers will send, electronically or by first class mail, a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and stating:

(1)          that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)          the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (other than as may be required by law) (the “Change of Control Payment Date”);

(3)          that any Note not tendered will continue to accrue interest;

(4)          that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)          that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” at- tached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address speci- fied in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)          that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes pur- chased; and

(7)          that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securi- ties laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Article 3 or Section 4.15 hereof, the Issuers will comply with the appli- cable securities laws and regulations and will not be deemed to have breached its obligations under Article 3 hereof or this Section 4.15 by virtue of such compliance.

(b)          On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)          accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)          deposit with the Paying Agent an amount equal to the Change of Control Payment in re- spect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being pur- chased by the Issuers.

The Paying Agent will promptly transmit (but in any case not later than five days after the Change of Con- trol Payment Date) to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee (at the request of the Issuers) will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that any such new Notes will be in denominations of $2,000 and integral multi- ples of $1,000 in excess thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)          The provisions of this Section 4.15 that require the Issuers to make a Change of Control Offer fol- lowing a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

(d)          Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of the Change of Control, if a defini- tive agreement is in place for the Change of Control at the time the Change of Control Offer is made, and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.15. The closing date of any such Change of Control Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control, provided that such closing date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer notice is transmitted as described above. Additionally, the Issu- ers may, at their option, include in any Change of Control Offer an early tender payment, early consent payment or consent payment, so long as any such payment is in addition to the purchase price set forth in Section 4.15(a).

(e)          Notwithstanding anything to the contrary in this Section 4.15, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Article 3 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or

(2) notice of redemption for all outstanding Notes has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(f)          In the event that the Holders of not less than 90% of the aggregate principal amount of the out- standing Notes accept a Change of Control Offer and the Issuers or a third party purchases all the Notes held by such Holders, the Issuers will have the right, on not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at the purchase price equal to that in the Change of Control Offer plus, to the extent not included in the Change of Control Offer payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption.

Section 4.16     Limitation on Certain Equity Interests.

All of the Equity Interests of Virtu GW Comm LLC, Virtu Japan PTS Holdings LLC, Geodesic Networks, LLC, GETCO Strategic Investments, LLC and GETCO Trading, LLC shall be owned by an Issuer or a Guarantor and pledged as Collateral for the Indenture Obligations, unless and until any of such entities shall be dissolved, liq- uidated, merged or consolidated in a transaction that is not prohibited by this Indenture.

Section 4.17     Activities Prior to Escrow Release.

Prior to the consummation of the Merger and Contribution and the satisfaction of the Escrow Release Con- ditions, the Escrow Issuer shall remain a Delaware limited liability company and the Escrow Issuer’s primary activi- ties may only include issuing the Notes, issuing Equity Interests to, and receiving capital contributions from, Parent, performing its obligations under the Notes, the Senior Credit Facilities to the extent incurred prior to the Merger and Contribution (including borrowing funds under the Senior Credit Facilities), this Indenture and the Escrow Agree- ment, and the satisfaction of the Escrow Release Conditions, or redeeming the Notes as set forth under Section 3.10 hereof, as applicable, performing its obligations under the Escrow Agreement, if any, relating thereto, and conduct- ing such other activities as are necessary or appropriate to maintain its existence and carry out the activities de- scribed above. Prior to the consummation of the Merger and Contribution and the satisfaction of the Escrow Re- lease Conditions, the Escrow Issuer will not engage in any business activity or enter into any transaction or agree- ment (including, without limitation, making any Restricted Payment, incurring any Indebtedness, incurring any Liens except in favor of the Holders, entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates) except necessary or appropriate to effectuate the transac- tions described in the immediately preceding sentence or the Transactions substantially in accordance with the de- scription of the Transactions set forth in the Offering Memorandum, together with such amendments, modifications and waivers that are (i) not materially adverse to the Holders in their capacities as such, as determined in good faith by the Escrow Issuer or (ii) consented to by the holders of a majority in principal amount of the Notes outstanding.

Section 4.18     Additional Note Guarantees.

If (a) Holdings or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Acquisition Date and such Restricted Subsidiary enters into a Guarantee with respect to any Indebtedness under a Senior Credit Facility of an Issuer or any Guarantor or (b) any Restricted Subsidiary that does not guarantee the Obligations under the Senior Credit Facilities as of the Acquisition Date later enters into a Guarantee with respect to any Indebtedness under a Senior Credit Facility of an Issuer or any Guarantor, then that Restricted Subsidiary will within 30 days of the date on which it issues or incurs such Indebtedness or enters into such Guarantee, (i) execute and deliver to the Trustee a supplemental indenture substantially in the form attached to this Indenture pursuant to which such Restricted Subsidiary will Guarantee the Notes, (ii) execute and deliver to the Collateral Agent joinder agreements or other similar agreements with respect the Collateral Documents and (iii) deliver to the Trustee an opinion of counsel that such supplemental indenture and other documents required to be delivered pursuant to clause (ii) above have been duly authorized, executed and delivered and constitute legally valid and binding and enforcea- ble obligations (subject to customary qualifications and exceptions); provided that (x) any Restricted Subsidiary that constitutes a Foreign Subsidiary, an Excluded Subsidiary, an Immaterial Subsidiary, an Excluded Regulated Subsid- iary or an Excluded Domestic Subsidiary need not become a Guarantor unless it enters into a Guarantee with respect to any Indebtedness under a Senior Credit Facility of the Issuers or any Guarantor, (y) none of Virtu GW Comm LLC, Virtu Japan PTS Holdings LLC, Geodesic Networks, LLC, GETCO Investments, LLC, GETCO Strategic

Investments, LLC or GETCO Trading, LLC shall be required to be a Guarantor until such time as it would no longer be required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as a result of being a Guarantor (unless such subsidiary would otherwise be excluded pursuant to clause (x) above or clause (z) below at such time) and (z) all Subsidiaries that have properly been designated as Unrestricted Subsidiaries under this Indenture shall not become Guarantors for so long as they continue to constitute Unrestricted Subsidiaries.

Section 4.19     Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of Holdings may designate any Restricted Subsidiary other than either Issuer to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Holdings and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by Holdings. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of Holdings as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of Holdings giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Holdings as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, Holdings will be in default of such covenant.

The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a Restrict- ed Subsidiary of Holdings; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary, and such desig- nation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20     [Reserved]

Section 4.21     Changes in Covenants when the Notes are Rated Investment Grade.

If on any date following the date of this Indenture, (a) the Notes are assigned an Investment Grade Rating from both Rating Agencies and (b) no Default or Event of Default shall have occurred and be continuing, then sub- ject to the provisions of the following paragraph, Holdings and the Restricted Subsidiaries will not be subject to Sec- tions 4.07, 4.08, 4.09, 4.10, 4.11, 4.16, 4.18, 4.19 and clause (4) of Section 5.01 hereof (the “Suspended Cove- nants”).

If Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants as a result of the foregoing, and on any subsequent date the Notes are no longer rated by both Rating Agencies or are no longer as- signed Investment Grade Ratings by both Rating Agencies, then the Suspended Covenants will be reinstated (the “Reinstatement Date”) and Holdings and its Restricted Subsidiaries will be subject to the Suspended Covenants on and after such date. The period of time between the date of suspension of such covenants and the Reinstatement Date is referred to as the “Suspension Period.” No action taken or omitted to be taken by Holdings and its Restrict- ed Subsidiaries prior to such reinstatement that would have violated the Suspended Covenants shall result in a De- fault or Event of Default. After any such reinstatement, (a) with respect to Restricted Payments made after such Reinstatement Date, the amount available to be made as Restricted Payments will be calculated as though Section 4.07 hereof had been in effect since the date of this Indenture and during the Suspension Period, and, accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a), (b) any Indebtedness incurred, or Disqualified Stock or preferred stock issued, dur- ing the period that the covenants are suspended will be classified to have been incurred or issued pursuant to

Section 4.09(b)(8) hereof, (c) any Affiliate Transaction entered into after the applicable Reinstatement Date pursuant to an agreement entered into during such Suspension Period shall be deemed to be permitted pursuant to Section 4.11(b)(9) and (d) for purposes of Section 4.08, all contracts entered into during the Suspension Period prior to the Reinstatement Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to Section 4.08(b)(1).

Any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reinstatement Date (subject to Holdings’ right to subsequently designate them as Unrestricted Subsidiaries in compliance with this Indenture).

The Issuers will provide the Trustee with written notice of the commencement of any Suspension Period or Reinstatement Date. Until the Trustee receives such notice, it shall be entitled to assume no such Suspension Period or Reinstatement Date, as applicable, has occurred and will have no obligation to notify any Holder thereof until it has received such notice. In no event shall the Trustee be responsible for monitoring the ratings of the Notes.

Section 4.22     After-Acquired Property; Assets Subject to Liens

If an Issuer or any Guarantor acquires any After-Acquired Property (including any owned (but not leased) real property or improvements thereto or any interest therein with a fair market value in excess of $5,000,000) or if any assets or property that would have constituted Collateral had such assets and property been owned by an Issuer or Guarantor on the Acquisition Date are held by any Subsidiary on or after the time it becomes a Guarantor (other than assets constituting Excluded Property or constituting Collateral under a Collateral Document that becomes sub- ject to the Lien created by such Collateral Document upon acquisition thereof), the Issuers will notify the Collateral Agent and will cause such assets to be subjected to a Lien securing the Indenture Obligations and the Pari Passu Payment Lien Obligations and will take, and cause the Guarantors to take, such actions as shall be necessary to grant and perfect such Liens, all at the expense of the Issuers and the Guarantors, and thereupon all provisions of this In- denture relating to the Collateral shall be deemed to relate to such assets to the same extent and with the same force and effect. Each Issuer and each Guarantor agrees that, in the event it takes any action to grant or perfect a Lien to secure any First Lien Obligations in any assets, such Issuer or such Guarantor shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Collateral Agent to secure the Indenture Obli- gations without the request of the Collateral Agent.

Section 4.23     Information Regarding Collateral

(a)          Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Issuers shall deliver to the Trustee and the Collateral Agent an updated perfection certificate con- sistent with the perfection certificate delivered on the Acquisition Date or confirming that there has been no change in such information since the date of the perfection certificate delivered on the Acquisition Date or the date of the most recent certificate delivered pursuant to this Section 4.23.

ARTICLE 5

SUCCESSORS

Section 5.01     Merger, Consolidation, or Sale of Assets.

(a)          Neither Holdings nor any Issuer will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Holdings or such Issuer is the surviving Person) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Holdings and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)          either:

(A)          Holdings or such Issuer is the surviving Person; or

(B)          the Person formed by or surviving any such consolidation or merger (if other than Holdings or such Issuer) or to which such sale, assignment, transfer, conveyance or other dis- position has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)          the Person formed by or surviving any such consolidation or merger (if other than Hold- ings or such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuers under the Notes, this Indenture and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee;

(3)          immediately after such transaction, no Event of Default exists; and

(4)          immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period:

(A)          Holdings or the Person formed by or surviving any such consolidation or merger (if other than Holdings or such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would be permitted to incur at least $1.00 of additional Indebted- ness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or

(B)          the Fixed Charge Coverage Ratio for Holdings or the Person formed by or surviving any such consolidation or merger (if other than Holdings or such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would be greater than or equal to the Fixed Charge Coverage Ratio of Holdings immediately prior to such transaction.

(b)          Clauses (3) and (4) of Section 5.01(a) will not apply to:

(1)          a merger of Holdings or one of the Issuers with an Affiliate solely for the purpose of re- incorporating Holdings or one of the Issuers in another jurisdiction; or

(2)          any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuers and one or more of the Guarantors.

(c)          For the avoidance of doubt, this Section 5.01 shall not restrict the Merger and Contribution, and the Merger and Contribution shall be permitted to occur on the Acquisition Date notwithstanding anything to the contrary herein.

Section 5.02     Successor Person Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Holdings or an Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which Holdings or such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolida- tion, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture refer- ring to “Holdings” or an “Issuer” shall refer instead to the successor Person and not to Holdings or such Issuer), and may exercise every right and power of Holdings or such Issuer under this Indenture with the same effect as if such successor Person had been named as Holdings or such Issuer herein and the predecessor Person shall be relieved from the obligation to pay the principal of and interest on the Notes and all other obligations under the Indenture Documents except in the case of a lease of all or substantially all of the properties and assets of Holdings and its Restricted Subsidiaries, taken as a whole.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01     Events of Default.

Each of the following is an “Event of Default”:

(1)           default for 30 days in the payment when due of interest on the Notes;

(2)           (a) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes or (b) the failure to purchase Notes when required pursuant to Sections 4.10 or 4.15 hereof;

(3)           failure by Holdings or the Issuers to comply with the provisions of Section 5.01 hereof;

(4)           failure by Holdings or any of its Restricted Subsidiaries for 60 days after notice to the Is- suers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then out- standing voting as a single class to comply with any of the agreements in the Indenture Documents (other than those described in clauses (1), (2) or (3) above);

(5)           any Material Indebtedness of Holdings or any of its Restricted Subsidiaries is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default thereunder;

(6)           failure by Holdings or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $40,000,000 (not covered by independ- ent third-party insurance as to which liability has not been denied by such insurance carrier), which judg- ments are not paid, discharged or stayed for a period of 60 days;

(7)           except as expressly permitted by this Indenture and the Collateral Documents, any of the Collateral Documents shall for any reason cease to be in full force and effect in all material respects, or the Issuers or a Guarantor shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents with respect to Collateral exceeding $40,000,000 in Fair Market Value shall cease to be enforceable and of the same effect and priority purported to be created thereby, in each case for 30 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class, except solely as a result of the Collateral Agent taking or refraining from taking any action in its sole control;

(8)           the repudiation by Holdings, an Issuer or any Significant Subsidiary of any of its material obligations under the Collateral Documents and such default continues for 10 days;

(9)           except as permitted by this Indenture, any Note Guarantee of Holdings, any Significant Subsidiary, or any group of Guarantors that, taken together, would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Holdings, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, tak- en together, would constitute a Significant Subsidiary, or any Person acting on behalf of any Holdings or such Guarantor or Guarantors, denies or disaffirms in writing its obligations under its Note Guarantee;

(10)          Holdings or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Holdings that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)          commences a voluntary case,

(B)          consents to the entry of an order for relief against it in an involuntary case,

(C)          consents to the appointment of a custodian of it or for all or substantially all of its property, or

(D)          makes a general assignment for the benefit of its creditors, and

(11)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against Holdings or any of its Restricted Subsidiaries that is a Signif- icant Subsidiary or any group of Restricted Subsidiaries of Holdings that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)          appoints a custodian of Holdings or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Holdings that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Holdings or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Holdings that, taken together, would constitute a Significant Subsidiary; or

(C)          orders the liquidation of Holdings or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Holdings that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02     Acceleration.

In the case of an Event of Default specified in Section 6.01(10) or (11) hereof, with respect to Holdings or an Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of princi- pal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

In the event of any Event of Default specified in clause (5) of Section 6.01, such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of Notes, if within 30 days after such Event of Default arose (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged; or (y) the holders thereof have rescinded or waived the ac- celeration, notice or action (as the case may be) giving rise to such Event of Default; or (z) if the default that is the basis for such Event of Default has been cured.

Section 6.03     Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acqui- escence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04     Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premi- um, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiv- er, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05     Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06     Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1)      such Holder gives to the Trustee written notice that an Event of Default is continuing;

(2)      Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)      such Holder or Holders offer and, if requested, provide to the Trustee security or indem- nity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)      the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)      during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

Notwithstanding any provision of this Indenture to the contrary, no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07     Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surren- der, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08     Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is au- thorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue princi- pal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09     Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, ex- penses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or delivera- ble on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, dis- bursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Sec- tion 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrange- ment or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affect- ing the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10     Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, includ- ing payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any and interest, respectively; and

Third:  to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11     Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trus- tee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party liti- gant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01     Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent per- son would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(1)          the duties of the Trustee will be determined solely by the express provisions of this In- denture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

However, in the case of any such certificates or opinions which by any provision hereof are specifically re- quired to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathe- matical calculations or other facts stated therein).

(c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)          this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2)          the Trustee will not be liable for any error of judgment made in good faith by a Respon- sible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)          the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

(4)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)          Whether or not therein expressly so provided, every provision of this Indenture that in any way re- lates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)          The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02     Rights of Trustee.

(a)          The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opin- ion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liabil- ity in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Trustee may act through its attorneys and agents and will not be responsible for the miscon- duct or negligence of any agent appointed with due care.

(d)          The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each of the Issuers.

(f)          The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)          In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequen- tial loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Re- sponsible Officer of the Trustee has received actual written notice of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, with- out limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its ca- pacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Collateral Agent.

(j)          The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k)          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hard- ware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03     Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trus- tee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04     Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be respon- sible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05     Notice of Defaults.

If a Default or Event of Default occurs and is continuing (of which a Responsible Officer of the Trustee has received actual written notice at the Corporate Trust Office of the Trustee) and if it is actually known to a Responsi- ble Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default with- in the later of (a) 90 days after it occurs and (b) 15 days after the Trustee obtains actual knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that with- holding the notice is in the interests of the Holders of the Notes.

Section 7.06     Reports by Trustee to Holders of the Notes.

(a)          Within 60 days after each March 15 beginning with March 15, 2018, and for so long as Notes re- main outstanding, the Trustee will deliver to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit all reports as required by TIA § 313(c).

(b)          A copy of each report at the time of its delivery to the Holders of Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07     Compensation and Indemnity.

(a)          The Issuers will pay to the Trustee from time to time such compensation as shall be agreed in writ- ing for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon re- quest for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensa- tion for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)          The Issuers and the Guarantors, on a joint and several basis, will indemnify the Trustee (which for purposes of this Section 7.07(b) shall include its officers, directors, employees and agents) against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guar- antors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is determined to have been caused by its own negligence, bad faith or willful misconduct. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasona- ble fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)          The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfac- tion and discharge of this Indenture.

(d)          To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Inden- ture.

(e)          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (10) or (11) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)          The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08     Replacement of Trustee.

(a)          A resignation or removal of the Trustee and appointment of a successor Trustee will become ef- fective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1)      the Trustee fails to comply with Section 7.10 hereof;

(2)      the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with re- spect to the Trustee under any Bankruptcy Law;

(3)      a custodian or public officer takes charge of the Trustee or its property; or

(4)      the Trustee becomes incapable of acting.

(c)          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Issuers, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the re- moval of the Trustee and the appointment of a successor Trustee.

(f)          A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trus- tee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09     Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10     Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).

The Trustee is subject to TIA § 310(b).

Section 7.11     Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trus- tee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01     Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of the Board of Directors of Holdings evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02     Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issu- ers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this pur- pose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise termi- nated or discharged hereunder:

(1)      the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)      the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 here-of;

(3)      the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4)      this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03     Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issu- ers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15, 4.16, 4.18 and 4.19 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declara- tion or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the out- standing Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no lia- bility in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(9) hereof will not constitute Events of Default.

Section 8.04         Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)          the Issuers must irrevocably deposit with the Trustee (or such other entity designated by the Trustee for this purpose), in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Gov- ernment Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, or interest, premium, if any, on, the out- standing Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date; provided that upon any redemption that requires the payment of the Applica- ble Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated by the Issuers as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be de- posited with the Trustee on or prior to the date of the redemption

(2)          in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trus- tee an Opinion of Counsel confirming that:

(A)          the Issuers have received from, or there has been published by, the Internal Rev- enue Service a ruling; or

(B)          since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same man- ner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)          in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trus- tee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)          no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) and the granting of Liens to secure such borrowing);

(5)          such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound;

(6)          the Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Is- suers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)          the Issuers must deliver to the Trustee an Officer’s Certificate and an Opinion of Coun- sel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05     Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Hold- ers of such Notes of all sums due and to become due thereon in respect of principal and premium, if any, and inter- est, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06     Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal or premium, if any, or interest has become due and payable shall be paid to the Issuers on their writ- ten request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying

Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; pro- vided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07     Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; pro- vided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on, any Note fol- lowing the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01     Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture Documents without the consent of any Holder of Note:

(1)     to cure any ambiguity, defect or inconsistency;

(2)     to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)     to provide for the assumption of an Issuer’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to such Issuer or such Guarantor pursuant to Article 5 or Ar- ticle 10 hereof;

(4)     to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(5)     to conform the text of the Indenture Documents to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision thereof, as evidenced by an Officer’s Certifi- cate;

(6)     to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(7)     to evidence and provide for the acceptance and appointment under this Indenture or the Intercreditor Agreement of a successor trustee or the Collateral Agent pursuant to the requirements hereof or to provide for the accession by the Trustee or Collateral Agent or any Collateral Document;

(8)     to allow any additional Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to release a Guarantor from its Note Guarantee in accordance with the terms of this Indenture;

(9)     to enter into additional or supplemental Collateral Documents (including to add addition- al First Lien Secured Parties and Second Lien Secured Parties to any Collateral Documents and to secure any additional First Lien Obligations or Second Lien Obligations) or to release Collateral from the Lien of this Indenture or the Collateral Documents in accordance with the terms of this Indenture and the Collateral Documents; or

(10)   to enter into the Escrow End Date Supplemental Indenture.

Upon the request of the Issuers accompanied by resolutions of the Issuers’ Boards of Directors authorizing the execution of any such amended or supplemental indenture or amendment or supplement to any other Indenture Document, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture or amendment or supplement to another Indenture Document (and/or, in the case of a Collateral Document, instruct the Collateral Agent to execute such amendment or supplement to such Collateral Document) authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture or amendment or supplement to another Indenture Document (or provide such instruction) that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02     With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement the Indenture Documents (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstand- ing Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limita- tion, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, sub- ject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of De- fault in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, con- sents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Issuers accompanied by resolutions of the Issuers’ Boards of Directors authorizing the execution of any such amended or supplemental indenture or amendment or supplement to any other Indenture Document, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trus- tee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture or amendment or supplement to another Indenture Document (and/or, in the case of a Collateral Document, instruct the Collateral Agent to execute such amendment or supplement to such Collateral Document) unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or other- wise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or sup- plemental indenture or amendment or supplement to another Indenture Document (or provide such instruction).

It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particu- lar form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the sub- stance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of the Indenture Documents. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)     reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)     (a) reduce the principal of or change the fixed maturity of any Note or (b) reduce the amount payable upon the redemption of any Note, or in respect of an optional redemption, the times at which the Note may be redeemed;

(3)     reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)     waive a Default or Event of Default in the payment of principal of, or interest or premi- um, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a major- ity in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that re- sulted from such acceleration);

(5)     make any Note payable in money other than that stated in the Notes;

(6)     make any change in the provisions of this Indenture relating to waivers of past Defaults or the contractual rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(7)     waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

(8)     release any Guarantor from any of its obligations under its Note Guarantee or this Inden- ture, except in accordance with the terms of this Indenture;

(9)     contractually subordinate the Notes or any Note Guarantee to any other Indebtedness of the Issuers or any Guarantor; or

(10)   make any change in the preceding amendment and waiver provisions.

In addition, without the consent of the Holders of at least 66 2/3% in principal amount of the Notes then outstanding, no amendment, supplement or waiver may release all or substantially all of the Collateral other than in accordance with the Indenture Documents.

Furthermore, no provisions of the Escrow Agreement (including, without limitation, those relating to the release of the Escrowed Funds) may be amended or waived in a manner that would materially adversely affect the Holders (as determined in good faith by the Escrow Issuer) without the consent of the Holders of a majority in ag- gregate principal amount of the Notes then outstanding. No provisions of this Indenture with respect to the Escrow Issuer’s obligation to redeem the Notes through the special mandatory redemption may be amended or waived in a manner that would materially adversely affect the Holders without the consent of each Holder of an outstanding Note affected.

Section 9.03     [Reserved].

Section 9.04     Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evi- dences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuers certifying that the requisite principal amount of Notes have consented. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05     Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06     Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture or amendment or supplement to another In- denture Document (or instruction to the Collateral Agent) authorized pursuant to this Article 9 if the amendment or supplement (or instruction) does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture or amendment or supplement to another Indenture Doc- ument until the Board of Directors of each Issuer approves it. In executing any amended or supplemental indenture or amendment or supplement to another Indenture Document (or instruction to the Collateral Agent), the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.03 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01     Collateral Documents.

(a)          On the Issue Date, the Issuers and the Trustee shall execute and deliver the Escrow Agreement. Until the satisfaction of the Escrow Release Conditions, the due and punctual payment of the principal of and inter- est on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes shall be secured as provided in the Escrow Agreement.

(b)          Upon the release of the Escrowed Funds on the Acquisition Date and the consummation of the Merger and Contribution, the due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, re- demption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuers and the Guarantors to the Holders of Notes or the Trustee under this Indenture and the Indenture Documents, according to the terms hereunder or thereunder, will be secured as provided in the Collateral Documents. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of this Indenture and the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent (and the Trustee, if appli- cable) to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in ac- cordance therewith. The Issuers will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, make all filings (including filings of constitution statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. From and after the satisfaction of the Escrow Release Conditions, the Issuers will take, and will cause its Subsidiaries to take any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuers hereunder, a valid and enforceable perfected second priority Lien (which Lien shall be subordinated to any First Lien Obliga- tions, including the Senior Credit Facilities, pursuant to the terms of the Intercreditor Agreement) in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Liens.

Section 10.02     [Reserved].

Section 10.03     Release of Collateral.

(a)          Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents. The Collateral Agent’s Lien on specific Collateral created by the Collateral Documents will no longer secure the Obligations auto- matically, without the need for any further action by any Person, with respect to:

(1)     Collateral that is sold, transferred, disbursed or otherwise disposed of to a Person other than an Issuer or a Guarantor to the extent such sale, transfer, disbursement or disposition is not prohibited by the provisions of the indenture; provided that any products or proceeds received by an Issuer or a Guar- antor in respect of any such Collateral shall continue to constitute Collateral to the extent required by the indenture and the Collateral Documents;

(2)     the property and assets of a Guarantor upon the release of such Guarantor from its Note Guarantee in accordance with the terms of the Indenture;

(3)     any property or asset of an Issuer or a Guarantor that is or becomes Excluded Property; and

(4)     to the extent, if any, required by the Intercreditor Agreement;

provided, however, that notwithstanding any other provision of this Indenture or the Collateral Documents, Liens securing the Notes and the Notes Guarantees on all or substantially all of the Collateral may be released only pursu- ant to the terms of Section 10.08 hereof. If any circumstance described in clauses (1) to (4) shall occur, the Trustee will, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that the Collateral Agent’s Lien on the applicable Collateral created by the Collateral Document no longer secure the Obligations.

(b)          Notwithstanding anything to the contrary contained herein, whenever the Trustee or Collateral Agent is asked to execute a release or the Trustee is asked to deliver a certificate to the Collateral Agent pursuant to Section 10.03(a) or 10.08, the Issuers shall deliver an Opinion of Counsel and Officer’s Certificate stating that all conditions precedent to the applicable release in the Indenture Documents have been complied with and such release is permitted by the Indenture Documents.

Section 10.04     [Reserved].

Section 10.05     [Reserved].

Section 10.06     Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may (but shall have no obligation to do so), in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(1)enforce any of the terms of the Collateral Documents; and

(2)collect and receive any and all amounts payable in respect of the Obligations of the Issu- ers hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Docu- ments or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enact- ment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.07     Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the pro- visions of this Indenture.

Section 10.08     Termination of Security Interest.

Upon the payment in full of all Obligations of the Issuers under this Indenture and the Notes, or upon Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 12 or upon receipt of the consent of Holders of the requisite percentage of Notes in accordance with Article 9, the Trustee will, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and that the Collateral Agent’s Liens pursuant to the Collateral Documents no longer secure the Obliga- tions.

Section 10.09     Collateral Agent.

(a)          The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Collateral Documents and the Intercreditor Agreement, and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement and consents and agrees to the terms of the Intercreditor Agreement and each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the express conditions contained in this Section 10.09.  The provisions of this Section 10.09 are solely for the benefit of the Collateral Agent and none of the Trustee, the Holders nor any of the Grantors shall have any rights as a third-party beneficiary of any of the provisions contained herein other than as expressly provided in Section 10.06. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreement and the Collateral Documents and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Documents and the Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Note Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Collateral Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)          The Collateral Agent may perform any of its duties under this Indenture, the Collateral Documents or the Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates, (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c)          None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document or the Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuers or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, or any other Note Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Collateral Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Collateral Documents or the Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Collateral Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Collateral Documents or the Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)          The Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuers or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Before the Collateral Agent acts or refrains from acting at the request or direction of the Issuers or a Guarantor as expressly provided in a Collateral Document or the Intercreditor Agreement, it may require an Officer’s Certificate and an Opinion of Counsel. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.  Subject to the terms of the Collateral Documents and the Intercreditor Agreement, in each other case that the Collateral Agent may or is required hereunder or under any other Note Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Note Document, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. Subject to the terms of the Collateral Documents, if the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(e)          The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Issuers referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 7 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 10.09 and the terms of the Intercreditor Agreement).

(f)          The Collateral Agent may resign at any time by giving thirty (30) days’ written notice to the Trus- tee and the Issuers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent provides written notice of its resignation under this Indenture, the Issuers shall appoint a successor collateral agent. If no successor collateral agent is appointed by the Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation), the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor at the expense of the Issuer. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 10.09 (and Section 7.08) shall continue to inure to its benefit, and the retir- ing Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

(g)          The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Neither the Trustee nor the Collateral Agent will be liable for the acts or omissions of any co-Collateral Agent appointed with due care hereunder. Except as otherwise explicitly provided herein or in the Collateral Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)          The Trustee and each Holder, by acceptance of the Notes, agrees that the Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Collateral Documents and the Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Collateral Documents and the Intercreditor Agreement, (v) perform and observe its obligations under the Collateral Documents and the Intercreditor Agreement and (vi) enter into amendments and supplements of the Collateral Documents and the Intercreditor Agreement in accordance with the terms set forth in such agreements. Upon the receipt by the Collateral Agent of a written request of the Issuers signed by an Officer of the Issuers (a “Collateral Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 10.09(h), (ii) state that the applicable Collateral Document is required or permitted under the terms of the Indenture or another Collateral Document then existing and (iii) instruct the Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Issuer. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Collateral Documents.

(i)          If at any time or times the Trustee shall receive (i) by payment, foreclosure, realization, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture or the Collateral Documents, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 7, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement.

(j)          The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon written request from the Issuers, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(k)          The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Collateral Document or the Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Collateral Documents (but then only to the extent such direction is accompanied by indemnity as provided for in this Section 10.09).

(l)          If any Grantor (i) incurs any obligations in respect of Senior Obligations at any time when the In- tercreditor Agreement is not in effect or at any time when Indebtedness constituting Senior Obligations entitled to the benefit of the Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Of- ficer’s Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substan- tially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Senior Obligations so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Col- lateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(m)          If any Grantor incurs any obligations in respect of Indebtedness secured on a junior priority basis and delivers to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on terms that are customary for such financings as determined by the Issuers in good faith reflecting the pari passu priority of such Liens to the Liens secured by Notes and the Guarantees) in favor of a designated agent or representative for the holders of such Indebtedness so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuers, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(n)          No provision of this Indenture, the Intercreditor Agreement or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) unless it shall have received indemnity satisfactory to the Collateral Agent (or the Trustee) against potential costs and liabilities incurred by the Collateral Agent (or the Trustee) relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (n) if it reasonably deems any indemnity, security or undertaking from the Issuers or the Holders to be insufficient under the circumstances.

(o)          The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreement and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuers (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel and (iv) shall not be liable for acting pursuant to direction from the Trustee or the Holders of a majority in aggregate principal amount of the Notes. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(p)          The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuers or any other Grantor under this Indenture, the Intercreditor Agreement and the Collateral Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Note Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreement or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreement and any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreement and the Collateral Documents. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreement and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreement and any Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreement and the Collateral Documents unless expressly set forth hereunder or thereunder.  The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Note Documents.

(q)          The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including, but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreement and the Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(r)          The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents or the Intercreditor Agreement and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture.

(s)          Notwithstanding anything to the contrary in this Indenture or any other Note Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Note Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments (or analogous procedures under the applicable laws in any relevant jurisdiction)), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

(t)          The Issuers shall pay compensation to, reimburse expenses of and indemnify the Collateral Agent in accordance with Section 7.07.

ARTICLE 11

NOTE GUARANTEES

Section 11.01       Guarantee.

(a)          Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1)          the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)          in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)         The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, pre- sentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)          If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)          Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of accelera- tion of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02      Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for pur- poses of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be lim- ited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obli- gations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03      Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due de- livery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that Holdings or any of its Restricted Subsidiaries creates or acquires any Wholly Owned Do- mestic Restricted Subsidiary after the date of this Indenture, if required to provide a Note Guarantee by Section 4.18 hereof, Holdings will cause such Wholly Owned Domestic Restricted Subsidiary to comply with the provisions of Section 4.18 hereof and this Article 11, to the extent applicable.

Section 11.04      Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, no Subsidiary Guarantor may sell or otherwise dis- pose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidi- ary Guarantor is the surviving Person) another Person, other than Holdings, an Issuer or another Subsidiary Guaran- tor, unless:

(1)         immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)          either:

(a)         subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Subsidiary Guarantor under this Indenture, its Note Guarantee and appropriate Collateral Documents; or

(b)         the Net Proceeds (other than Excluded Net Proceeds) of such sale or other dis- position are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing con- tained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor.

Section 11.05       Releases.

The Note Guarantee of a Guarantor will be automatically and unconditionally released:

(a)         only with respect to a Subsidiary Guarantor, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Holdings or a Restricted Subsidiary of Holdings, if the sale or other disposition does not violate the provisions of Section 4.10 hereof;

(b)         only with respect to a Subsidiary Guarantor, in connection with any sale or other disposition of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) Holdings or a Restricted Subsidiary of Holdings or any other sale, issu- ance or disposition of Capital Stock of that Subsidiary Guarantor that causes it to cease to be a Subsidiary of Holdings, in each case, if the sale, issuance or other disposition does not violate the provisions of Section 4.10 hereof;

(c)          if Holdings designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.19 hereof;

(d)         only with respect to a Subsidiary Guarantor, if that Subsidiary Guarantor becomes a Foreign Subsidiary, an Excluded Subsidiary, an Immaterial Subsidiary, an Excluded Regulated Subsidiary or an Excluded Domestic Subsidiary in accordance with the applicable provisions of the Indenture;

(e)          only with respect to a Subsidiary Guarantor, if that Subsidiary Guarantor is released or discharged of its guarantee of Indebtedness under the guarantee that resulted in the obligation of such Sub- sidiary Guarantor to provide a Note Guarantee if such Subsidiary Guarantor would not then otherwise be required to provide a Note Guarantee;

(f)          only with respect to a Subsidiary Guarantor, upon the liquidation or dissolution of such Subsidiary Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has oc- curred and is continuing;

(g)          upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof;

(h)          in accordance with Article 9 hereof;

(i)          as result of any transaction permitted under Section 5.01 and Section 11.04 hereof; or

(j)          a Subsidiary Guarantor ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of the First Lien Secured Parties or other exercise of remedies in respect thereof, in each case in accordance with the terms of the Intercreditor Agreement.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

Upon delivery by the Issuers to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such release has occurred in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01      Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder,

when:

(1)          either:

(a)            all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b)           all Notes that have not been delivered to the Trustee for cancellation have be- come due and payable by reason of the mailing of a notice of redemption or otherwise or will be- come due and payable within one year and an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee (or such other entity designated by the Trustee for this purpose) as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non- callable Government Securities, or a combination of cash in U.S. dollars and non-callable Gov- ernment Securities, in such amounts as will be sufficient, without consideration of any reinvest- ment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal and premium, if any, and accrued interest to the date of ma- turity or redemption; provided that upon any redemption that requires the payment of the Applica- ble Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated by the Is- suers as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(2)        an Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(3)        the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stat- ing that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 here- of will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02       Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and in- terest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or gov- ernmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guaran- tor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had oc- curred pursuant to Section 12.01 hereof; provided that if the Issuers have made any payment of principal of, premi- um, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01      Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Virtu Financial LLC

900 Third Avenue

New York, NY 10022-1010

Attention: Justin Waldie, Senior Vice President, Secretary and General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: John C. Kennedy

If to the Trustee:

U.S. Bank National Association

60 Livingston Avenue, EP-MN-WS3D

Saint Paul, MN 55107-2292

Attention: Rick Prokosch

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different ad- dresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery (or, in the case of Notes held in book- entry form, by electronic transmission) to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic meth- ods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic in- structions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and di- rections to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.02       Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.03      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Is- suers shall furnish to the Trustee:

(1)          an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the pro- posed action have been satisfied; and

(2)         an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this In- denture must include:

(1)         a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.05      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06       No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of an Issuer, Parent or any Guarantor, as such, will have any liability for any obligations of the Issuers, Parent or the Guarantors under the Indenture Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.07       Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.08       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.09        Successors.

All agreements of the Issuers in this Indenture and the Notes will bind their successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.10        Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.11        Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile of PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 13.12      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.13      Submission to Jurisdiction

The Issuers, each Guarantor and the Trustee hereby irrevocably submit to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sit- ting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Note Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 13.14      Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTE GUARANTEES, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.15      Tax Matters.

Each of the Issuers and the Trustee agree (i) to cooperate and to provide the other with such reasonable in- formation as each may have in its possession to enable the determination of whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.

Section 13.16       U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A Patriot Act.

[Signatures on following page]

IN WITNESS WHEREOF, the parties her to have caused. this Indenture to be duly executed as of the date first written above.

ORCHESTRA BORROWER LLC

By:	/s/ Douglas A. Cifu
Name:	Douglas A. Cifu
Title	Chief Executive Officer

QRCHESTRA CO-ISSUER, INC

By:	/s/ Douglas A. Cifu
Name:	Douglas A. Cifu
Title:	President

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF NOTE]

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Temporary Regulation S Legend, if applicable pursuant to the provisions of the Indenture]

[CUSIP NO. ___________________
ISIN NO.______________________]

6.750% Senior Secured Second Lien Notes due 2022

No. [__]-[__]	$__________

[ORCHESTRA BORROWER LLC] [VFH PARENT LLC]

ORCHESTRA CO-ISSUER, INC.

promises to pay to [____________] or registered assigns, the principal sum of __________________________________

DOLLARS on June 15, 2022.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated: _______,20__

[ORCHESTRA BORROWER LLC] [VFH PARENT LLC]
ORCHESTRA CO-ISSUER, INC.

By:
Name:
Title:

This is one of the Notes referred to in the

within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]

6.750% Senior Secured Second Lien Notes due 2022

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           INTEREST.  The Issuers promise to pay interest on the principal amount of this Note at 6.750% per annum from June 16, 2017 until maturity. The Issuers will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; pro- vided further that the first Interest Payment Date shall be December 15, 2017. The Issuers will pay interest on over- due principal at the interest rate on the Notes to the extent lawful; it will pay interest on overdue installments of in- terest, if any (without regard to any applicable grace period), at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)           METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premi- um, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instruc- tions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar with- out notice to any Holder.

(4)           INDENTURE AND COLLATERAL DOCUMENTS. The Issuers issued the Notes under an Indenture dated as of June 16, 2017 (the “Indenture”) among the Issuers, the Collateral Agent and the Trustee.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior secured obligations of the Issuers. Upon the release of the Escrowed Funds on the Acquisition Date and the con- summation of the Merger and Contribution, the Notes will be secured, subject to Permitted Liens, by a pledge of (i) all personal property of the Issuers and the Guarantors; (ii) all Equity Interests of the Issuers, the Guarantors (other than Holdings) and the direct Subsidiaries of the Issuers and the Guarantors and all intercompany notes owed to any Issuer or any of the Guarantors by any Issuer, the Guarantors or any of their respective Subsidiaries and (iii) all proeeds of the foregoing, in each case, pursuant to the Collateral Documents referred to in the Indenture; provided, that the Collateral shall not include any Excluded Property. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)           OPTIONAL REDEMPTION.

(a)           At any time prior to June 15, 2019, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to the issuance of any Additional Notes) upon not less than 30 nor more than 60 days’ prior notice, at a redemption price of 106.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the re-

demption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings of Holdings; provided that:

(i)          at least 65% of the aggregate principal amount of Notes (calculated after giving effect to the original issuance of any Additional Notes) (excluding Notes held by Holdings and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)          the redemption occurs within 120 days of the date of the closing of such Equity Offering.

(b)            At any time prior to June 15, 2019, the Issuers may, on one or more occasions, also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the date of redemption (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)          Except as set forth in subparagraphs (a) or (b) of this paragraph (5) or in subparagraph (a) of para- graph (7) below, the Notes will not be redeemable at the Issuers’ option prior to June 15, 2019.

(d)           On or after June 15, 2019, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to (but not including) the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2019	103.375%
2020	101.688%
2021 and thereafter	100.000%

If an optional redemption date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name the Notes is registered at the close of business on such record.

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

The Trustee shall have no responsibility for calculating any redemption price.

(6)          MANDATORY REDEMPTION.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes or make an offer to purchase the Notes. However, the Issuers may be required to purchase Notes at the re- quest of Holders upon the occurrence of an Asset Sale, pursuant to Section 4.10 of the Indenture, upon the occurrence of a Change of Control, pursuant to Section 4.15 of the Indenture or upon the occurrence of a Special Manda- tory Redemption Event, pursuant to Section 3.10 of the Indenture. The Issuers and their Affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise.

(7)            SPECIAL MANDATORY REDEMPTION

(a)            If (i) the Escrow Agent has not received a Release Request prior to the Escrow End Date or (ii) the Escrow Issuer notifies the Escrow Agent and the Trustee in writing that (A) the Merger Agreement has been terminated in accordance with its terms or (B) the Escrow Issuer determines in its sole discretion that the Escrow Release Conditions will not be satisfied prior to the Escrow End Date (any such event being a “Special Mandatory Redemption Event”), then the Escrow Agent will release to the Trustee all Escrowed Funds then held by it and the Escrow

Issuer will redeem the aggregate principal amount of the Notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest from the Issue Date, or the most recent date to which interest has been paid or provided for, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b)             The Issuers will cause a notice of special mandatory redemption to be mailed to the Trustee and mailed, or delivered electronically if held by DTC, to the Holders at their registered addresses no later than the Business Day following the Special Mandatory Redemption Event, which shall provide for the redemption of the Notes on the third Business Day (the “Special Mandatory Redemption Date”) following the date of the applicable Special Mandatory Redemption Event. Upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price of all Notes to be redeemed on the Special Mandatory Redemption Date with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, the Notes will cease to bear interest and all rights under the Notes shall terminate.

(8)             REPURCHASE AT THE OPTION OF HOLDER.

(a)             If a Change of Control occurs, unless the Issuers at such time have given notice of a redemption pursuant to Section 5 hereof, the Issuers will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to (but not including) the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (in either case, the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)            If Holdings or a Restricted Subsidiary of Holdings consummates any Asset Sales, within 15 days after the aggregate amount of Excess Proceeds exceeds $30,000,000, the Issuers will commence an offer to all Holders of Notes and all holders of Second Lien Obligations containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pro rata in proportion to the respective principal amounts of the Notes and such other Second Lien Obligations required to be purchased or redeemed, to purchase the maximum principal amount of Notes (including any Additional Notes) and purchase or redeem such other Second Lien Obligations that may be purchased or redeemed with the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Notes or such other Second Lien Obligations, plus accrued and unpaid interest thereon to (but not including) the date of purchase (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other Second Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Second Lien Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Second Lien Obligations to be purchased on a pro rata basis in accordance with applicable procedures of DTC.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(9)           NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(10)           DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a

Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(11)            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(12)             AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to conform the text of the Indenture Documents to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum dated June 2, 2017, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture Documents, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to evidence and provide for the acceptance and appointment under the Indenture or the Intercreditor Agreement of a successor trustee or Collateral Agent pursuant to the requirements of thereof or to provide for the accession by the Trustee or Collateral Agent to any Collateral Document, to allow any additional Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to release a Guarantor from its Note Guarantee in accordance with the terms of the Indenture or to enter into additional or supplemental Collateral Documents (including to add additional First Lien Secured Parties and Second Lien Secured Parties to any Collateral Document and to secure any additional First Lien Obligations or Second Lien Obligations), to release Collateral from the Lien of the Indenture or the Collateral Documents in accordance with the terms of the Indenture and the Collateral Documents or to enter into the Escrow End Date Supplemental Indenture.

(13)            DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) (a) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes or (b) the failure to purchase Notes when required pursuant to Section 4.10 or 4.15 of the Indenture, (iii) failure by Holdings or the Issuers to comply with Section 5.01 of the Indenture; (iv) failure by Holdings or any of its Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements in the Indenture Documents (other than those described in clauses (i), (ii) or (iii) above); (v) any Material Indebtedness of Holdings or any of its Restricted Subsidiaries is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default thereunder; (vi) failure by Holdings or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $40,000,000 (not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier), which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as expressly permitted by the Indenture and the Collateral Documents, any of the Collateral Documents shall for any reason cease to be in full force and effect in all material respects, or Holdings or a Guarantor shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents with respect to Collateral exceeding $40,000,000 in Fair Market Value shall cease to be enforceable and of the same effect and priority purported to be created thereby, in each case for 30 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class, except solely as a result of the Collateral Agent taking or refraining from taking any action in its sole control; (viii) the repudiation by Holdings, an Issuer or any Significant Subsidiary of any of its material obligations under the Collateral Documents and such default continues for 10 days; (ix) except as permitted by the Indenture, any Note Guarantee of Holdings, any Significant Subsidiary, or any group of Guarantors that, taken together, would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Holdings, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any Holdings or such Guarantor or Guarantors, denies or disaffirms in writing its obligations under its Note Guarantee; and (x) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of Holdings’ other Restricted Subsidiaries that are a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. In the event of any Event of Default specified in clause (v) of this paragraph (12), such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of Notes, if within 30 days after such Event of Default arose (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged; or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (z) if the default that is the basis for such Event of Default has been cured.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any) if it determines that withholding notice is in the Holders’ interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14)            TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(15)            NO RECOURSE AGAINST OTHERS.  A director, officer, employee, incorporator or stockholder of the Issuers or any of the Guarantors, as such, will not have any liability for any obligations of the Issuers or the Guarantors under the Indenture Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(16)           AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)            ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)            CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)            GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT

THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.

Requests may be made to:

Virtu Financial LLC

900 Third Avenue

New York, NY 10022-1010

Attention: Justin Waldie, Senior Vice President, Secretary and General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint______________________________________________________________________________

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: ______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:_______________________________

 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of decrease	Amount of increase	[at maturity] of this	Signature of
	in Principal Amount	in Principal Amount	Global Note following	authorized signatory
	[at maturity] of this	[at maturity] of this	such decrease	of Trustee or
Date of Exchange	Global Note	Global Note	(or increase)	Custodian

*           This schedule should be included only if the Note is issued in global form

EXHIBIT B

[FORM OF CERTIFICATE OF TRANSFER]

Virtu Financial LLC
900 Third Avenue
New York, NY 10022-1010
Attention: Justin Waldie, Senior Vice President, Secretary and General Counsel

U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS3D
Saint Paul, MN 55107-2292
Attention: Rick Prokosch

Re:   Orchestra Borrower LLC and Orchestra Co-Issuer, Inc. 6.750% Senior Secured Second Lien Notes due 2022

Reference is hereby made to the Indenture, dated as of June 16, 2017 (the “Indenture”), among the Issuers and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ ________in such Note[s] or interests (the “Transfer”), to ____________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.         ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.         ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Place-

ment Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.          ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)        ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)        ☐ such Transfer is being effected to the Issuers, Holdings or a subsidiary thereof;

or

(c)        ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)        ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general so- licitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by a certificate exe- cuted by the Transferee in the form of Exhibit D to the Indenture. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.          ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)          ☐  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)         ☐  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)          ☐  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being ef- fected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the re- strictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accord- ance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be sub- ject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.     The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)       ☐ a beneficial interest in the:

(i)       ☐ 144A Global Note (CUSIP _________), or

(ii)      ☐ Regulation S Global Note (CUSIP ________), or

(iii)     ☐ IAI Global Note (CUSIP ________), or

(b)       ☐ a Restricted Definitive Note.

2.     After the Transfer the Transferee will hold:

[CHECK ONE]

(a)      ☐ a beneficial interest in the:

(i)      144A Global Note (CUSIP ______), or

(ii)      Regulation S Global Note (CUSIP______), or

(iii)     IAI Global Note (CUSIP______), or

(iv)     Unrestricted Global Note (CUSIP______), or

(b)       ☐ a Restricted Definitive Note, or

(c)      ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

[FORM OF CERTIFICATE OF EXCHANGE]

Virtu Financial LLC

900 Third Avenue

New York, NY 10022-1010

Attention: Justin Waldie, Senior Vice President, Secretary and General Counsel

U.S. Bank National Association

60 Livingston Avenue, EP-MN-WS3D

Saint Paul, MN 55107-2292

Attention: Rick Prokosch

Re: Orchestra Borrower LLC and Orchestra Co-Issuer, Inc. 6.750% Senior Secured Second Lien Notes due 2022

Reference is hereby made to the Indenture, dated as of June 16, 2017 (the “Indenture”), among the Issuers and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $          in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.         Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive  Notes or Beneficial Interests in an Unrestricted Global Note

(a)        ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)        ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)        ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to

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maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)        ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.         Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)        ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)        ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Ex-change in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

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EXHIBIT D

[FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Virtu Financial LLC

900 Third Avenue

New York, NY 10022-1010

Attention: Justin Waldie, Senior Vice President, Secretary and General Counsel

U.S. Bank National Association

60 Livingston Avenue, EP-MN-WS3D

Saint Paul, MN 55107-2292

Attention: Rick Prokosch

Re: Orchestra Borrower LLC and Orchestra Co-Issuer, Inc. 6.750% Senior Secured Second Lien Notes due 2022

Reference is hereby made to the Indenture, dated as of June 16, 2017 (the “Indenture”), among the Issuers and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a)         a beneficial interest in a Global Note, or

(b)         a Definitive Note,

we confirm that:

1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.            We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only to (A) to the Issuers, Holdings or any subsidiary thereof, (B) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” (as defined therein) that purchases for its own account or for the account of a “qualified institutional buyer” in a transaction meeting the requirements of, and to which notice is given that the transfer is being made in reliance on, Rule 144A under the Securities Act, (C) pursuant to offers and sales to non-U.S. persons that occur outside the United States in accordance with Regulation S under the Securities Act and in accordance with the laws applicable to us in the jurisdiction in which such purchase is made, (D) to an institutional “accredited investor” (as defined below) that is acquiring the Notes for its own account, or for the account of such an institutional accredited investor, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act in each case that (i) prior to the transfer, furnished (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter in the form of this certificate and (ii) is purchasing in a minimum principal amount of Notes of $250,000, (E) pursuant to a registration statement that has been declared effective under the Securities Act or (F) pursuant to any other available exemption from the registration requirements of the Securities Act, subject, in each of the foregoing cases, to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all

D-1

times within our or their control and, in each case, in compliance with applicable securities laws of any state or any other applicable jurisdiction, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.            We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.            We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By
Name:
Title:

Dated:

D-2

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of          20    , among          (the “Guaranteeing Subsidiary”), a subsidiary of Holdings, the Issuers and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 16, 2017 providing for the issuance of 6.750% Senior Secured Second Lien Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.         CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.         AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

4.         NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Indenture Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

5.         NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.         COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile of PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

7.         EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.         THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:	,20

[GUARANTEEING SUBSIDIARY]

By
Name:
Title:

[ISSUERS]

By
Name:
Title:

[EXISTING GUARANTORS]

By
Name:
Title:

[TRUSTEE],
as Trustee

By
Authorized Signatory

EXHIBIT F

[FORM OF ESCROW END DATE SUPPLEMENTAL INDENTURE]

FIRST SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”), dated as of [        ], 201[ ], by and among VFH PARENT LLC, a Delaware limited liability company (“VFH”), ORCHESTRA BORROWER LLC (the “Escrow Issuer”), ORCHESTRA CO-ISSUER, INC. a Delaware corporation (the “Co-Issuer”), Virtu Financial LLC (“Holdings”), the other parties that are signatories hereto as Guarantors (collectively with Holdings and the Escrow Issuer, the “New Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Co-Issuer, Orchestra Borrower LLC, a Delaware limited liability company (the “Escrow Issuer”), and the Trustee have heretofore executed an indenture, dated as of June 16, 2017 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ 6.750% Senior Secured Second Lien Notes due 2022 (the “Notes”), initially in the aggregate principal amount of $500,000,000;

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, VFH and the New Guarantors are authorized to execute and deliver this Supplemental Indenture;

WHEREAS as a condition to the release of the Escrowed Funds, VFH will, pursuant to this Supplemental Indenture, assume all obligations of the Escrow Issuer in respect of the Notes and Holdings and all of its Restricted Subsidiaries that are guarantors under the Senior Credit Facilities on the Acquisition Date (other than the Co-Issuer) will, pursuant to this Supplemental Indenture, become Guarantors.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

(1)         Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

(2)         Agreement to Assume Obligations. VFH hereby agrees to unconditionally assume the Escrow Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all provisions of the Indenture and the Notes applicable to the Escrow Issuer and to perform all of the obligations and agreements of the Escrow Issuer under the Indenture and the Notes and may exercise every right and power of the Escrow Issuer.  The Escrow Issuer shall be released from its Obligations under the Notes and the Indenture in its capacity as an “Issuer” and shall no longer be bound by the provisions of the Indenture and the Notes applicable to an “Issuer.”

(3)         Agreement to Guarantee. Each of the New Guarantors and the Escrow Issuer hereby agrees to, jointly and severally with all existing Guarantors (if any), guarantee the Obligations on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

(4)         Liability. No director, officer, employee, incorporator, stockholder, member, manager or partner of VFH, or any New Guarantor shall have any liability for any obligations of the Issuers or the Guarantors (including any New Guarantor) under the Notes, any Guarantees, the Indenture or any supplemental indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

F-1

(5)         Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)         Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile of PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

(7)         Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)         The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by VFH and the New Guarantors.

[Remainder of page intentionally left blank.]

Exhibit F-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

VFH PARENT LLC

By
Name:
Title:

VIRTU FINANCIAL LLC, as a New Guarantor

By
Name:
Title:

ORCHESTRA BORROWER LLC, as a New Guarantor

By
Name:
Title:

[ ],
as New Guarantors

By
Name:
Title:

Exhibit F-3

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Name:
Title:

Exhibit F-4

EXHIBIT G

[FORM OF INTERCREDITOR AGREEMENT]

Attached.

[FORM OF]

JUNIOR LIEN INTERCREDITOR AGREEMENT

among

VIRTU FINANCIAL LLC,

VFH PARENT LLC,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.,

as Senior Representative for the Credit Agreement Secured Parties,

[           ]

as the Initial Second Priority Representative

and

each additional Representative from time to time party hereto

dated as of [     ], 20[ ]

JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [          ], 20[   ] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among VIRTU FINANCIAL LLC, a Delaware limited liability company (“Holdings”), VFH PARENT LLC, a Delaware limited liability company (the “Company”), the other Grantors (as defined below) party hereto, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors and assigns in such capacity, the “Initial Second Priority Representative”), and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01.         Certain Defined Terms.  Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Debt” means any Indebtedness that is issued or guaranteed by the Company and/or any Guarantor (other than Indebtedness constituting Credit Agreement Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations; provided,  however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document then in effect and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.13 thereof; provided further that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Company after the date hereof, then the Guarantors, the Administrative Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Senior Collateral Documents.

“Additional Senior Debt Facility” means each indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest, fees, and expenses (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Guarantor under any related Additional Senior Debt Documents.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor administrative agent and collateral agent as provided in the Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Agreement” means (i) that certain Collateral Agreement, dated as of July 8, 2011, among Holdings, the Company, the other Grantors party thereto and the Administrative Agent (as successor to Credit Suisse AG, Cayman Islands Branch), as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time for so long as such agreement is in effect or (ii) if the Collateral Agreement described in clause (i) is no longer in effect, the primary personal property security agreement in effect under a Credit Agreement described in clause (ii) of the definition of “Credit Agreement,” as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, if any.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” means (i) that certain Fourth Amended and Restated Credit Agreement, dated as of June [30], 2017, among Holdings, the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, for so long such agreement is in effect or (ii) if the Credit Agreement described in clause (i) is no longer in effect, an Additional Senior Debt Facility that Refinances the Credit Agreement or is entered into under circumstances described in Section 5.06 that is secured by Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Company and the Senior Representative for such Additional Senior Debt Facility to the Designated Senior Representative and the Designated Second Priority Representative as the “Credit Agreement” for purposes of this Agreement, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, if any.

“Credit Agreement Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Credit Agreement Obligations” means the “Secured Obligations” as defined in the Collateral Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Collateral Agreement.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Second Priority Instructing Group, in a notice to the Designated Senior Representative and the Company hereunder, as the “Designated Second Priority Representative” for purposes hereof.

“Designated Senior Representative” means (i) if at any time there is only one Senior Representative for a Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, such Senior Representative and (ii) at any time when clause (i) does not apply, the Applicable Authorized Representative (as defined in the First Lien Intercreditor Agreement) at such time.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility; provided that Credit Agreement Obligations shall not be Discharged for purposes of this Agreement unless a Discharge of Credit Agreement Obligations shall have occurred.  The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral;

provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Company and the Senior Representative for such Additional Senior Debt Facility to the Designated Senior Representative and the Designated Second Priority Representative as the “Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred, subject to Section 5.09.

“First Lien Intercreditor Agreement” has the meaning assigned to such term in the Credit Agreement.

“Grantors” means Holdings, the Company and each Subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Guarantors” means Holdings and the “Subsidiary Loan Parties” as defined in the Credit Agreement (or the Grantors and other Persons that guarantee the Obligations in respect of any future Credit Agreement).

“Holdings” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Second Priority Debt” means the Second Priority Debt incurred pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Documents” means that certain [[Indenture] dated as of [        ], 20[  ], among the Company, [the Guarantors identified therein,] [        ], as [trustee], and [        ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Second Priority Security Agreement and any other agreement entered into for the purpose of securing the Initial Second Priority Debt Obligations.

“Initial Second Priority Debt Obligations” means the “[Secured Obligations]” as defined in the Initial Second Priority Security Agreement.

“Initial Second Priority Debt Parties” means the “[Secured Parties]” as defined in the Initial Second Priority Security Agreement.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Second Priority Security Agreement” means [  ].

“Insolvency or Liquidation Proceeding” means:

(1)         any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)         any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)         any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means all “Copyrights,” “Patents” and “Trademarks,” each as defined in the Collateral Agreement.

“Intercreditor Agreement” has the meaning assigned to such term in Section 5.03(a).

“Joinder Agreement” means a supplement to this Agreement in the form of Annex III or Annex IV hereof required to be delivered by a Representative to the Designated Senior Representative pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Second Priority Debt Parties, as the case may be, under such Debt Facility.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“parent” has the meaning assigned to such term in the definition of “Subsidiary.”

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in any Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” as defined in any Second Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the Initial Second Priority Collateral Documents and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means any Indebtedness of the Borrower or any other Grantor guaranteed by the Guarantors, including the Initial Second Priority Debt, which Indebtedness and guarantees are secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) with any other Second Priority Debt Obligations and the applicable Second Priority Debt Documents which provide that such Indebtedness and guarantees are to be secured by such Second Priority Collateral on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of the Borrower or any other Grantor other than the Second Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Second Priority Debt Document and (ii) except in the case of the Initial Second Priority Debt hereunder, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Second Priority Debt Documents” means the Initial Second Priority Debt Documents and, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Second Priority Collateral Documents.

“Second Priority Debt Facility” means each indenture or other governing agreement with respect to any Second Priority Debt.

“Second Priority Debt Obligations” means the Initial Second Priority Debt Obligations and, with respect to any other series, issue or class of Second Priority Debt, (a) all principal of, and interest, fees, and expenses (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Second Priority Debt, (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and, with respect to any series, issue or class of Second Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Second Priority Debt Documents.

“Second Priority Event of Default” means an “Event of Default” under, and as defined in, any Second Priority Debt Document.

“Second Priority Instructing Group” means Second Priority Representatives with respect to Second Priority Debt Facilities under which at least a majority of the then aggregate amount of Second Priority Debt Obligations are outstanding.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Second Priority Debt Facility covered hereby, the Initial Second Priority Representative and (ii) in the case of any Second Priority Debt Facility and the Second Priority Debt Parties thereunder the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in any Credit Agreement Loan Document or any other Senior Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the Collateral Agreement and the other “Security Documents” as defined in the Credit Agreement, the First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by Holdings, the Company or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement) the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility in the applicable Joinder Agreement.

“Senior Secured Parties” means the Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Standstill Period” has the meaning provided in Section 3.01(a).

“Subsidiary” with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.02.         Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.         Lien Subordination.  (a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations.  All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of any of the Secured Obligations or any portion thereof.

SECTION 2.02.         Nature of Senior Lender Claims.  Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Company and the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03.         Prohibition on Contesting Liens.  Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing, or the allowability of any claims asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and each of the Senior Representatives, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing, or the allowability of any claims asserted with respect to, any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04.         No New Liens.  The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, (a)(i) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations and (ii) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Senior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Second Priority Debt Obligations; and (b)(i) if any Second Priority Representative or any Second Priority Debt

Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Debt Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (A) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (B) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations and (ii) if any Senior Representative or any Senior Secured Party shall hold any Lien on any assets or property of any Grantor securing any Senior Priority Obligations that are not also subject to the second-priority Liens securing all Second Priority Debt Obligations under the Second Priority Collateral Documents, such Senior Representative or Senior Secured Party (i) shall notify the Designated Second Priority Representative promptly upon becoming aware thereof; provided that this provision will not be violated with respect to any particular series of Secured Obligations if the applicable trustee, administrative agent, collateral agent, security agent or similar agent that is named as the Representative in respect of such series of Secured Obligations is given a reasonable opportunity to accept a Lien on any asset or property and either the Borrower or such trustee or agent states in writing that the applicable Senior Debt Documents or Second Priority Debt Documents in respect thereof prohibit such trustee or agent from accepting a Lien on such asset or property or such trustee or agent otherwise expressly declines to accept a Lien on such asset or property. To the extent that the provisions of clause (a)(i) of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any Senior Representative or any other Senior Secured Party, each Second Priority Representative agrees, for itself and on behalf of the other Second Priority Debt Parties for which it has been named the Representative, that any amounts received by or distributed to any Second Priority Debt Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Section 4.01 and Section 4.02.

SECTION 2.05.         Perfection of Liens.  Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06.         Certain Cash Collateral.  Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Senior Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the Administrative Agent or another Senior Representative pursuant to Section 2.09(g), 2.21 or 2.22(a) of the Credit Agreement (or any equivalent successor provision or equivalent provision in another Senior Debt Document) shall be applied as specified in the Credit Agreement (or other applicable Senior Debt Document) and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01.         Exercise of Remedies.

(a)         So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided that any Second Priority Representative (or any person authorized by it) may commence any such action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which any Second Priority Representative declared the existence of any Second Priority Event of Default and demanded the repayment of all the principal amount of any Second Priority Debt Obligations and (ii) the date on which the Designated Senior Representative received notice from the Designated Second Priority Representative of such declaration of a Second Priority Event of Default and such demand (the “Standstill Period”); provided that any Second Priority Representative shall have given the Designated Senior Representative at least 15 days written notice prior to such action, which notice may be given during the pendency of the applicable Standstill Period; provided,  further, that in no event shall any Second Priority Representative or any Second Priority Debt Party exercise any rights or remedies with respect to the Shared Collateral if, notwithstanding the expiration of the Standstill Period, any Senior Representative or any Senior Secured Party shall have commenced and be diligently pursuing any enforcement action or other exercise of their rights or remedies (or shall have sought or requested relief or modification of the automatic stay or any other stay in an Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) in each case with respect to all or any material portion of the Shared Collateral, (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided,  however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Second Priority Representative may file a claim, proof of claim or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Debt Parties may exercise their rights and remedies as unsecured creditors, to the extent as provided in Section

5.04, (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 6.03, (E) the Second Priority Debt Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Priority Debt Parties, and (F) any Second Priority Debt Party may (subject to the provisions hereof, including Section 6.10(b)) vote on any plan of reorganization or similar dispositive restructuring plan proposed in any Insolvency or Liquidation Proceeding in a manner that conforms to the terms and conditions of this Agreement, in each case (A) through (F) above to the extent not inconsistent with the terms of the Initial Second Priority Debt Documents. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)         So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff and recoupment) with respect to any Shared Collateral in respect of Second Priority Debt. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the provisos in clause (i) or (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)         Subject to the provisos in clauses (i) and (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder or delay any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d)         Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Senior Debt Documents or any other Second Priority Debt Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)         Until the Discharge of Senior Obligations, except as expressly provided in the provisos in clauses (i) and (ii) of Section 3.01(a), the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Second Priority Instructing Group and the Designated Second Priority Representative shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Second Priority Instructing Group and Designated Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided,  however, that nothing in this Section shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

SECTION 3.02.         Cooperation.  Subject to the provisos in clauses (i) and (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

SECTION 3.03.         Actions upon Breach.  Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense that the Grantors and/or the Senior Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages. Each of the Senior Representatives, on behalf of themselves and the Senior Secured Parties, and each of the Second Priority Representatives, on behalf of themselves and the other Second Priority Debt Parties, irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or the Senior Secured Parties or any Second Priority Representative or any other Second Priority Debt Party.

ARTICLE IV

Payments

SECTION 4.01.         Application of Proceeds.  So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings, the Company or any Guarantor, any Shared Collateral or any Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies or as a result of any distribution of or in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding by any Representative or any Secured Parties shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

SECTION 4.02.         Payments Over.  So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings, the Company or any Guarantor, any Shared Collateral or any Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral or in any Insolvency or Liquidation Proceeding shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01.         Releases.

(a)     Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Company) (i) in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative or (ii) if not in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative, so long as no Second Priority Event of Default has occurred and is continuing at such time and such sale, transfer or other disposition is permitted under the terms of the Senior Debt Documents and that is not expressly prohibited under the Second Priority Debt Documents and, in the case of this clause (ii), other than in connection with the Discharge of Senior Obligations, the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that any such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives is required as provided above and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

(b)     Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)     Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d)     Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral to, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

SECTION 5.02.         Insurance and Condemnation Awards.  Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the

Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, and subject to the rights of the Grantors under the Senior Debt Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation), if in respect of the Shared Collateral, shall be paid (i) first, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents (including for purposes of cash collateralization of letters of credit), (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties to the extent required under the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations or Senior Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of Senior Obligations has occurred, if any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

SECTION 5.03.         Amendments to Second Priority Collateral Documents.

(a)     The Senior Debt Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Senior Obligations may be Refinanced, in each case, without notice to, or the consent of any Second Priority Representative or the Second Priority Debt Parties, all without affecting the lien priorities or other provisions of this Agreement; provided, however, that any such Refinancing shall comply with Section 5.05 and shall not be prohibited by or inconsistent with any of the terms of this Agreement. Except to the extent not prohibited by any Senior Debt Document, no Second Priority Debt Document may be amended, supplemented or otherwise modified or entered into without the consent of the Designated Senior Representative to the extent such amendment, supplement or modification, or the terms of any new Second Priority Debt Document, would be prohibited by or inconsistent with any of the terms of this Agreement. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to JPMorgan Chase Bank, N.A., as administrative agent, pursuant to or in connection with the Fourth Amended and Restated Credit Agreement dated as of [June 30], 2017 (as amended, restated, supplemented or otherwise modified from time to time), among Virtu Financial LLC, a Delaware limited liability company, VFH Parent LLC, a Delaware limited liability company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, and (ii) the exercise of any right or remedy by the [Second Priority Representative] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of [ ], 20[ ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as Administrative Agent, [     ], as the Initial Second Priority Representative, VFH Parent LLC, Virtu Financial LLC and the other grantors named therein. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b)     In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities and not otherwise prohibited by this Agreement, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Company or any other Grantor; provided,  however, that (1) no such amendment, waiver of consent shall have the effect of (A) removing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that a release of such Lien is permitted or required hereunder and provided that there is a corresponding release of the Liens securing the Senior Obligations, (B) imposing additional or incremental duties on any Second Priority Representative without its consent, (C) permitting other Liens on the Shared Collateral not permitted under the terms of the Second Priority Debt Documents or this Agreement or (D) being prejudicial to the interests of the Second Priority Debt Parties to a greater extent than the Senior Secured Parties (other than by virtue of their relative priority and the rights and obligations hereunder); and (2) written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

SECTION 5.04.         Rights as Unsecured Creditors.  The Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate, or are not otherwise inconsistent with, any provision of this Agreement.  Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05.         Gratuitous Bailee for Perfection.

(a)     Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub- agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)     In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)     Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)     The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(e)     The Senior Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(f)     Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative is entitled to approve any awards granted in such proceeding. The

Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Senior Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

(g)     None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06.         When Discharge of Senior Obligations is Deemed Not to Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Company or any Subsidiary incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement.  Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

ARTICLE VI

Insolvency or Liquidation Proceedings

SECTION 6.01.         Financing Issues.  Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any

similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives, and (z) to all adequate protection Liens granted to the Senior Secured Parties. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, further agrees that, until the Discharge of Senior Obligations has occurred, it will raise no (a) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party, (b) objection to (and will not otherwise contest) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral (including under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law), (c) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (d) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor for which any Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement; provided that such motion does not impair the rights of the Second Priority Debt Parties under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, so long as such bid provides for the Discharge of the Senior Obligations.  Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such DIP Financing shall be adequate notice.

SECTION 6.02.         Relief from the Automatic Stay.  Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

SECTION 6.03.         Adequate Protection.  Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection in any form, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.  Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured

Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral, which Lien is subordinated to the Liens securing and providing adequate protection for all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement, (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of a Lien on additional or replacement collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted a senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement, and (iii) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of an administrative expense claim, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of an administrative expense claim which is junior to the administrative expense claim granted the Senior Secured Parties as adequate protection. Without limiting the generality of the foregoing, to the extent that the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, then the Second Priority Debt Parties shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, subject to the right of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses so sought by the Second Priority Debt Parties.

SECTION 6.04.         Preference Issues.  If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount previously paid in respect of Senior Obligations to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or otherwise avoided as fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts has occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05.         Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable) before any distribution is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

SECTION 6.06.         No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection (other than adequate protection permitted under this Agreement) or the asserting by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07.         Application.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.  All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08.         Other Matters.  To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09.         Waivers.  Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, further agrees to waive any claim it may have against any Senior Secured Party arising out of the election of any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Shared Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

SECTION 6.10.         Reorganization Securities; Plan Voting.

(a)     If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)     No Second Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or similar dispositive restructuring plan that is inconsistent with or in contravention of the priorities or other provisions of this Agreement. Without limiting the generality of the foregoing, no Second Priority Debt Party may vote in favor of, or otherwise directly or indirectly support any plan of reorganization or similar dispositive restructuring plan unless (i) such plan provides for the Discharge of Senior Obligations or (ii) is otherwise supported by the Senior Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

Section 6.11.         Post-Petition Interest.

(a)     Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall oppose or seek to challenge any claim by any Senior Representative or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of post-petition interest, fees, or expenses to the extent of the value of any Senior Secured Party’s Lien, without regard to the existence of the Lien of the Second Priority Representatives on behalf of the Second Priority Debt Parties on the Shared Collateral.

(b)     Each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that none of them shall oppose or seek to challenge any claim by the collateral agent or any Second Priority Debt Party for allowance in any Insolvency or Liquidation Proceeding of Second Priority Obligations consisting of post-petition interest, fees, or expenses to the extent of the value of the Lien of the collateral agent on behalf of the Second Priority Debt Parties on the Shared Collateral (after taking into account the value of the Senior Obligations).

ARTICLE VII

Reliance; etc.

SECTION 7.01.         Reliance.  The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

SECTION 7.02.         No Warranties or Liability.  Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with.  Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03.         Obligations Unconditional.  All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a)     any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b)     any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c)     any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d)     the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)     any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01.         Conflicts.  Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Senior Secured Collateral Agent, the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement (solely with respect to such matters), the provisions of the First Lien Intercreditor Agreement shall control.

SECTION 8.02.         Continuing Nature of this Agreement; Severability. Subject to Sections 5.06 and 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03.         Amendments; Waivers.

(a)     No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this

Section 8.03, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)     This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any Grantor, shall require the consent of the Company.  Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c)     Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04.         Information Concerning the Financial Condition of the Company and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05.         Subrogation.  Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06.         Application of Payments.  Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents.  Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07.         Additional Grantors.  The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08.         Dealings with Grantors.  Upon any application or demand by the Company or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Company or such Grantor, as appropriate, shall furnish to such Representative a certificate of an appropriate officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09.         Additional Debt Facilities.  To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Second Priority Debt Documents then in effect, the Company may incur or issue and sell one or more series or classes of Second Priority Debt and one or more series or classes of Additional Senior Debt.  Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (vi), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph.

In order for a Class Debt Representative to become a party to this Agreement:

(i)     such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (if such Representative is a Second Priority

Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder (if not already a party hereto), and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii)     the Company shall have delivered to the Designated Senior Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Class Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by a Responsible Officer of the Company; and

(iii)     the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10.         Consent to Jurisdiction; Waivers.  Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d)     agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11.         Notices.   All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)     if to the Company or any Grantor, to the Company, at its address at: 900 Third Avenue, 3rd Floor, New York, NY 10022, Attention of Joseph Molluso, telecopy [•], and Justin Waldie, telecopy: 212‑418‑0123;

(ii)     if to the Initial Second Priority Representative to it at: [•] Attention of [•], telecopy [•];

(iii)     if to the Administrative Agent, to it at: [[•], Attention of [•] (Fax No.: [•]) (email:  [•]), with a copy];

(iv)     if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 8.12.         Further Assurances.  Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, each Second Priority Representative, on behalf of itself, and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13.         GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

(B)     EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14.         Binding on Successors and Assigns.  This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Company, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.15.         Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.16.         Counterparts.  This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document.  Delivery of an executed signature page to this

Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.17.         Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Administrative Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Second Priority Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties.

SECTION 8.18.         No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor-in-possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

SECTION 8.19.         Effectiveness.  This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20.         Administrative Agent and Representative.  It is understood and agreed that (a) the Administrative Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Administrative Agent hereunder and (b) [  ] is entering into this Agreement in its capacity as [Trustee] under [indenture] and the provisions of Article [  ] of such indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

SECTION 8.21.         Relative Rights.  Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

SECTION 8.22.         Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[ ],
as Initial Second Priority Representative

By:
Name:
Title:
`

VIRTU FINANCIAL LLC

By:
Name:
Title:

VFH PARENT LLC

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO

By:
Name:
Title:

ANNEX I

Grantors

ANNEX II

SUPPLEMENT NO.    dated as of [  ], 20[  ], to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [        ], 20[  ] (the “Junior Lien Intercreditor Agreement”), among VIRTU FINANCIAL LLC, a Delaware limited liability company (“Holdings”), VFH Parent LLC, a Delaware limited liability company (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement, [        ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A.     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B.     The Grantors have entered into the Junior Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Junior Lien Intercreditor Agreement. Section 8.07 of the Junior Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Junior Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Second Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Designated Senior Representative and the New Subsidiary Grantor agree as follows:

SECTION 1.         In accordance with Section 8.07 of the Junior Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Junior Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.         The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.         This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.         Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.         THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.         In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.         All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Junior Lien Intercreditor Agreement.

SECTION 8.         The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY
GRANTOR]

By:
Name:
Title:

Acknowledged by:

[ ], as Designated Senior Representative,

By:
Name:
Title:

[ ], as Designated Second Priority Representative,

By:
Name:
Title:

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [        ], 20[  ] to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [        ], 20[  ] (the “Junior Lien Intercreditor Agreement”), among VIRTU FINANCIAL LLC, a Delaware limited liability company (“Holdings”), VFH Parent LLC, a Delaware limited liability company (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement, [             ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A.     Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B.     As a condition to the ability of the Company to incur Second Priority Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Class Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.(1)

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1.         In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.         The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt

(1)To be updated for Second Priority Debt which also joints the Initial Second Priority Security Agreement

Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Second Priority Debt Parties.

SECTION 3.         This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4.         Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.         THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.         In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.         All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8.         The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

[ ],
as Designated Senior Representative,

By:
Name:
Title:

a
Acknowledged by:

VIRTU FINANCIAL LLC

By:
Name:
Title:

VFH PARENT LLC

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex 2 to the

Senior Lien Intercreditor Agreement

Grantors

ANNEX IV

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [  ] dated as of [        ], 20[  ] to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [        ], 20[  ] (the “Junior Lien Intercreditor Agreement”), among VIRTU FINANCIAL LLC, a Delaware limited liability company (“Holdings”), VFH Parent LLC, a Delaware limited liability company (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement, [        ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A.     Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B.     As a condition to the ability of the Company to incur Senior Class Debt after the date of the Junior Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1.         In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative.  The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.         The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3.         This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4.         Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.        THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.         In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.         All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8.          The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

[ ],
as Designated Senior Representative,

By:
Name:
Title:

Acknowledged by:

VIRTU FINANCIAL LLC

By:
Name:
Title:

VFH PARENT LLC

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Grantors

EXHIBIT H

[FORM OF SECURITY AGREEMENT]

Attached.

[FORM OF]

SECOND LIEN COLLATERAL AGREEMENT

dated as of

[•]

among

VIRTU FINANCIAL LLC,

VFH PARENT LLC,

ORCHESTRA CO-ISSUER, INC.

THE OTHER GRANTORS PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION

as Collateral Agent

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Schedules

Schedule I	Grantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims
Schedule V	Regulatory Authorizations and Notifications

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Additional Pari Passu Accession Agreement
Exhibit III	Form of Copyright Security Agreement
Exhibit IV	Form of Patent Security Agreement
Exhibit V	Form of Trademark Security Agreement

SECOND LIEN COLLATERAL AGREEMENT dated as of [•] (this “Agreement”), among VIRTU FINANCIAL LLC, VFH PARENT LLC, ORCHESTRA CO-ISSUER, INC. and the other Persons listed on the signature pages hereto (collectively, the “Initial Grantors”), certain other subsidiaries of the Issuers from time to time party hereto and U.S. BANK NATIONAL ASSOCIATION, in its capacity as Collateral Agent.

Reference is made to that certain Indenture dated as of June 16, 2017, as supplemented  by the Supplemental Indenture dated as of the date hereof (as amended, restated, supplemented, extended, refinanced or replaced or otherwise modified from time to time, the “Indenture”), among Virtu Financial LLC, a Delaware limited liability company (“Holdings”), VFH Parent LLC, a Delaware limited liability company (“VFH”), Orchestra Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer” and together with VFH, the “Issuers”), and U.S. Bank National Association, as Trustee and Collateral Agent, pursuant to which the Issuers have issued $500,000,000 aggregate principal amount of 6.750% Senior Secured Second Lien Notes due 2022 (together with any additional notes issued under the Indenture, the “Notes”).  The Indenture requires that the Grantors execute and deliver this Agreement. Each Grantor is an Affiliate of the Issuers and will derive substantial benefits from the issuance of the Notes pursuant to the Indenture and is willing to execute and deliver this Agreement pursuant to the requirements of the Indenture. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.         Defined Terms.  (a) Each capitalized term used but not defined here- in shall have the meaning assigned thereto in the Indenture; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)     The rules of construction specified in Section 1.03 of the Indenture also apply to this Agreement, mutatis mutandis.

(c)     In addition, the following rules of construction apply in this Agreement: When- ever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (i) any definition of or reference to any agreement (including this Agreement and the Note Documents and Additional Pari Passu Agreements), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority or Regulatory Supervising Organization, any other Governmental Authority or Regulatory Supervising Organization that shall have succeeded to any or all functions thereof, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.(1)

SECTION 1.02.         Other Defined Terms.   As used in this Agreement, the following   terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor un- der, with respect to or on account of, an Account.

“Additional Pari Passu Agent” means the Person appointed to act as trustee, agent or representative for the holders of Permitted Additional Pari Passu Obligations pursuant to any Additional Pari Passu Agreement, and any permitted successors or assigns or replacement there- for.

“Additional Pari Passu Agreement” means the indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations (other than Addition- al Notes) are incurred and any notes or other instruments or agreements representing such Per- mitted Additional Pari Passu Obligations.

“Additional Pari Passu Accession Agreement” means an agreement substantially in the form of Exhibit II.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Co-Issuer” has the meaning assigned to such term in the preamble to this Agreement.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Copyright Security Agreement” means the Copyright Security Agreement substantially in the form of Exhibit III.

“Copyrights” means, with respect to any Person, all of the following now owned or here- after acquired by such Person: (a) all copyright rights in any work arising under the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including, in the case of any Grantor, the Copyrights set forth next to its name on Schedule III hereto.

(1)	Imported from applicable provisions of Section 1.03 of the Credit Agreement so that the interpretation of corresponding provisions will be the same between the First Lien and Second Lien.

“Covered Documents” means the Note Documents and Additional Pari Passu Agreements.

“Discharge of Credit Agreement Obligations” has the meaning assigned to such term in the Intercreditor Agreement.

“Discharge of Senior Obligations” has the meaning assigned to such term in the Inter- creditor Agreement.

“Excluded Equity Interests” has the meaning assigned to such term in Section 2.01.

“Event of Default” means, collectively “Event of Default” as defined in the Indenture or as defined in the documentation governing the Permitted Additional Pari Passu Obligations.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Excluded Equity Interests” means (1) Equity Interests of any Person (other than an Issuer, a Guarantor or a Wholly Owned Restricted Subsidiary), to the extent not permitted by the terms of such Person’s organizational or joint venture documents, (2) voting Equity Interests constituting an amount greater than 65% of the voting Equity Interests of any Foreign Subsidiary, (3) any Equity Interest with respect to which Holdings, shall have provided to the Collateral Agent an officer’s certificate to the effect that, based on advice of outside counsel or tax advisors of national recognition, the pledge of such Equity Interest hereunder would result in adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to Holdings and its Restricted Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Liens granted hereunder) that shall have been reasonably determined by Holdings to be material to Holdings and its Restricted Subsidiaries, (4) any Equity Interest if, to the extent and for so long as the pledge  of such Equity Interest hereunder is prohibited by any applicable requirements of law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable requirements of law); provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect and (5) any Equity Interest that, prior to the Discharge of Credit Agreement Obligations, Holdings and the Senior Credit Facility Agent shall have agreed in writing to treat as excluded from the collateral securing obligations under the Senior Credit Agreement on account of the cost of pledging such Equity Interest hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom and for so long as such property is excluded from the collateral securing obligations under the Senior Credit Agreement and such determination shall be communicated in writing to the Collateral Agent by the Issuers or the Senior Credit Facility Agent.

“Excluded Property” means (A) any fee-owned real property with a fair market value of less than $5.0 million and all leasehold interests in real property; (B) any lease, license, contract or agreement to which an Issuer or any Guarantor is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of such security interest shall constitute or result in a breach of or a default under, or creates an enforceable right of termination in favor of any party (other than an Issuer, any Guarantor or any of their respective subsidiaries) to, such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable Requirements of Law); provided that, to the extent severable, the security interest of the collateral agent shall attach  immediately to any portion of such lease, license, contract or agreement that does not result in any such breach, termination or default, including any Proceeds of such lease, license, contract or agreement; (C) any motor vehicle or other asset covered by a certificate of title or ownership, the perfection of which is excluded by the UCC in the relevant jurisdiction; (D) any asset owned by an Issuer or a Guarantor that is subject to a Lien of the type permitted by clause (9) of the definition of “Permitted Liens” set forth in the Indenture (whether or not incurred pursuant to such clause) or a Lien permitted by clause (12), (13) or (14) of the definition of “Permitted Liens” set forth in the Indenture, in each case if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than Holdings or its Subsidiaries) to, any agreement pursuant to which such Lien has been created; provided that the security interest of the collateral agent shall attach immediately to any such asset (x) at the time the provision of such agreement containing such restriction ceases to be in effect and (y) to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any Requirements of Law); (E) any asset owned by an Issuer or any Guarantor with respect to which Holdings shall have provided to the collateral agent an officer’s certificate to the effect that, based on the advice of outside counsel or tax advisors of national recognition, the creation of such security interest in such asset to secure the Secured Obligations would result in adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to Holdings and  its Restricted Subsidiaries (other than on account of any taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of Liens) that shall have been reasonably determined by Holdings to be material to Holdings and its Restricted Subsidiaries; (F) any asset if, to the extent and for so long as the grant of such security interest in such asset to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that  any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Requirements of Law); provided that the security interest of the collateral agent shall attach immediately to such asset at such time as such prohibition ceases to be in effect; (G) prior to the Discharge of Credit Agreement Obligations, any asset owned by an Issuer or any Guarantor that Holdings and the Senior Credit Facility Agent shall have agreed in writing to exclude from the collateral securing the obligations under the Senior Credit Agreement on account of the cost of creating a security interest in such asset hereunder (including any adverse tax consequences to Holdings and its Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the applicable secured parties therefrom and for so long as such property is excluded from the collateral securing obligations under the Senior Credit Agreement and such determination shall be communicated in writing to the collateral agent by the Issuer or Senior Credit Facility Agent; (H) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; and (I) the Excluded Equity Interests; provided, that Excluded Property shall not include any proceeds, substitutions or replacements of any of the foregoing (unless  such proceeds, substitutions or replacements would constitute property referred to in clauses (A)  through (I) above); provided,  further, that no assets shall constitute “Excluded Property” to the extent such assets are subject (or purported to be subject) to Liens securing any First Lien Obligations or Second Lien Obligations.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“Financial Officer” means the chief financial officer, chief operating officer, principal accounting officer, treasurer or controller of Holdings.

“First Lien Collateral Agreement” means that certain Collateral Agreement dated as of July 8, 2011 by and among the Initial Grantors party thereto and the Senior Credit Facility Agent (as may be amended, restated, supplemented or otherwise modified from time to time).

“Grantors” means, collectively, (a) the Initial Grantors and (b) each Subsidiary that becomes a party to this Agreement as a Grantor after the Acquisition Date pursuant to Section 5.14.

“Indenture” has the meaning assigned to such term in the preamble to this Agreement.

“Initial Grantors” has the meaning assigned to such term in the preamble to this Agreement.

“Intellectual Property” means, with respect to any Person, all intellectual and similar property of every kind and nature now owned or hereafter acquired by any such Person, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used  in connection with, any of the foregoing.

“Intercreditor Agreement” means the intercreditor agreement among the Senior Credit Facility Agent and the Collateral Agent, dated as of [ ], 2017 (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time).

“Intermediate Parent” means any Subsidiary of Holdings and of which VFH is a Subsidiary.

“Instructing Group” has the meaning assigned to such term in Section 4.01.

“Issuers” has the meaning assigned to such term in the preamble to this Agreement.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Person is a party, including those exclusive Copyright Licenses under which any Grantor is a licensee listed on Schedule III hereto.

“Material Adverse Effect” means any event, circumstance or condition that has had, or would reasonably be expected to have, a materially adverse effect on (a) the business, financial condition or results of operations of Holdings and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Issuers and the Guarantors, taken as a whole, to perform their payment obligations under the Covered Documents or (c) the rights and remedies of the Collateral Agent and the Secured Parties under the Covered Documents.

“Material Real Property” means any fee-owned real property with a fair market value in excess of $5,000,000 owned by any Grantor.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, fixture filing, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Collateral Agent and VFH.

“Mortgaged Property” means each Material Real Property required to be subject to a Mortgage pursuant to Section 4.22 of the Indenture or the corresponding provision of any Additional Pari Passu Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note Documents” means the Notes (including the Additional Notes), the Note Guarantees, the Mortgages, the other Collateral Documents and the Indenture.

“Note Guarantees” means the Guarantees made by the Guarantors of the Notes.

“Notes Obligations” means (a) the due and punctual payment by each Issuer and each Guarantor of (i) the principal of and interest (including any Post-Petition Interest) on the Notes (other than any Additional Notes except to the extent constituting Permitted Additional Pari Passu Obligations),   when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of each Issuer and each Guarantor under or pursuant to any of the Secured Parties under the Indenture and each of the other Note Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency  of any bankruptcy, insolvency, receivership or other similar proceeding (or that would have been incurred but for the operation of bankruptcy or insolvency laws), regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment and performance of all other obligations of each Issuer and each Guarantor under or pursuant to the Indenture and each of the other Note Documents (other than any Additional Notes except to the extent constituting Permitted Additional Pari Passu Obligations).

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, is in existence, and all rights of any such Person under any such agreement.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit IV hereto.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States and all registrations thereof and all applications for letters patent of the United States, including registrations and pending applications in the United States Patent and Trademark Office, including those listed on Schedule III hereto, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means the Perfection Certificate dated the Acquisition Date delivered to the Collateral Agent.

“Permitted Additional Pari Passu Obligations” means all obligations under any Additional Notes and any other Indebtedness (whether or not consisting of Additional Notes) of an Issuer or any Guarantor, in each case permitted to be incurred pursuant to the terms of the Indenture and each then extant Additional Pari Passu Agreement; provided that, in each case, such obligations have been designated as Permitted Additional Pari Passu Obligations pursuant to and in accordance with Section 5.19, includ ing (a) the due and punctual payment by each applicable Grantor of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on such Additional Notes (and Note Guarantees) or other Indebtedness, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of each applicable Grantor to any of the Secured Parties under the Indenture or applicable Additional Pari Passu Agreement, as the case may be, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of each additional Grantor under or pursuant to the Indenture or Additional Pari Passu Agreement, as the case may be.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Secured Obligations” means the Notes Obligations and the Permitted Additional Pari Passu Obligations; provided that no obligations in respect of Permitted Additional Pari Passu Obligations (other than Additional Notes) shall constitute “Secured Obligations” unless the Additional Pari Passu Agent for the holders of such Permitted Additional Pari Passu Obligations has executed an Additional Pari Passu Agreement and has become a party to the Intercreditor Agreement.

“Secured Parties” means, collectively, the Collateral Agent, the Trustee, each Additional Pari Passu Agent, the Holders and any other holders of Secured Obligations.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Senior Credit Agreement” means the “Credit Agreement” as such term is defined in the Intercreditor Agreement.

“Senior Credit Facility Agent” means the “Administrative Agent” as such term is defined in the Intercreditor Agreement.

“Senior Debt Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Facilities” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Representative” has  the  meaning  assigned  to  such  term  in  the  Intercreditor Agreement.

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Collateral Agent, and in each case reasonably satisfactory to the Collateral Agent.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Trademark Security Agreement” means the trademark security agreement in the form of Exhibit V hereto.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all registration and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, and all extensions or renewals thereof, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III hereto, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” means the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“VFH”  has the meaning assigned to such term in the preamble to this Agreement.

ARTICLE II

Pledge of Securities

SECTION 2.01.        Pledge.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II hereto, (ii)any other Equity Interests obtained in the future by such Grantor and (iii) the certificates or other instruments representing all such Equity Interests (if any) together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include any Excluded Equity Interests; (b)(i) the debt securities owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II hereto, (ii) any debt securities in the future issued to or otherwise acquired by such Grantor and (iii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01 and Section 2.02; (d) subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a), (b) and (c) above; (e) subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing to the extent such Proceeds would constitute property referred to in clauses (a) through (e) above (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

SECTION 2.02.        Delivery of the Pledged Collateral.  (a) Each Grantor agrees to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities (i) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) promptly (and in any event within 30 days after receipt by such Grantor or, prior to the Discharge of Senior Obligations, such longer period in the event it is agreed to by the Senior Representatives for the Senior Facilities then existing in their reasonable discretion with respect to the corresponding requirement under the respective applicable Senior Collateral Documents) after the acquisition thereof, in the case of any such Pledged Securities acquired by such Grantor after the date hereof.

(b)     As promptly as practicable (and in any event within 30 days after receipt by such Grantor or, prior to the Discharge of Senior Obligations, such longer period agreed to by the Senior Representatives for the Senior Facilities then in existence in the event it is agreed to by the such Senior Representatives in their reasonable discretion with respect to the corresponding requirement under the respective applicable Senior Collateral Documents), each Grantor will cause any Indebtedness for borrowed money (including in respect of cash management arrangements) owed to such Grantor by any Person in a principal amount of $5,000,000 or more to be evidenced by a duly executed promissory note (including, if such security interest can be perfected therein, a grid note) that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

(c)     Upon delivery to the Collateral Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II hereto and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03.        Representations, Warranties and Covenants.   The Grantors jointly   and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)     as of the Acquisition Date, Schedule II hereto sets forth a true and complete list, with respect to each Grantor, of (i) all the Equity Interests owned by such Grantor in either Issuer, any Intermediate Parent or any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;

(b)     the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Debt Securities issued by a Person other than Holdings, any Intermediate Parent, the Issuers or any Subsidiary, are made to the knowledge of the Grantors;

(c)     except for the security interests granted hereunder and under any other Covered Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Covered Documents, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II hereto as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 4.12 of the Indenture and the Covered Documents and transfers made in compliance with the Indenture and the Covered Documents, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted pursuant to Section 4.12 of the Indenture and the Covered Documents and transfers made in compliance with the Covered Documents, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Covered Documents and Liens permitted pursuant to Section 4.12 of the Indenture and the Covered Documents), however arising, of all Persons whomsoever;

(d)     except for restrictions and limitations imposed by the Covered Documents or securities laws generally, the Pledged Equity Interests and, to the extent issued by Holdings, any Intermediate Parent, the Issuers or any Subsidiary, the Pledged Debt Securities are and will continue to be freely transferable and assignable, and none of the Pledged Equity Interests and, to the extent issued by Holdings, any Intermediate Parent, the Issuers or any Subsidiary, the Pledged Debt Securities are or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)     no part of the Collateral constituting Equity Interests in any Issuer, any Intermediate Parent or any Subsidiary consists of margin stock, as that term is defined under Regulation U of the Board of Governors of the Federal Reserve System;

(f)     each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(g)     by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such

Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations; and

(h)     subject to the Intercreditor Agreement, the terms of this Agreement and to the extent permitted by applicable law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, (A) it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests, and (B) at the request of the Collateral Agent, each Grantor agrees to cause each Broker-Dealer Subsidiary to (i) make any required filing or application with, and give any required notice to, any applicable Governmental Authority or Regulatory Supervising Organization that may be necessary to permit the Secured Parties and the Collateral Agent to acquire, exercise control over, transfer or otherwise exercise any rights provided under this Agreement over the Pledged Equity Interests of a Broker-Dealer Subsidiary, (ii) use its best efforts to pursue such filing, application or notice and obtain any required consent or approval as promptly as  practicable, (iii) notify the Collateral Agent of any filing or notice that will be required, other than those set forth on Schedule V, which each Grantor represents contains a complete list of all regulatory authorizations and notifications that may be required, and (iv) take such other actions as may be reasonably requested by the Collateral Agent to facilitate such acquisition, control or transfer of the Pledged Equity Interests of any Broker-Dealer Subsidiary.

SECTION 2.04.         Registration  in  Nominee  Name;  Denominations.  Subject  to  the  terms of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors of its intent to exercise such rights, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at all times have the right (but not the duty) to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2.05.         Voting Rights;  Dividends and  Interest.   (a) Subject to the  terms of the Intercreditor Agreement, unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section 2.05 are being suspended:

(i)     each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Covered Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights  and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or any other Covered Document or the ability of the Secured Parties to exercise the same;

(ii)     the Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Gran tor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section;

(iii)     each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions  of the Indenture, the other Covered Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent).

(b)     Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.05, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Issuers have delivered to the Collateral Agent a certificate of a Responsible Officer of each of the Issuers to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.

(c)     Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.05, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority (but not the duty) to exercise such voting and consensual rights and powers; provided that, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Issuers have delivered to the Collateral Agent   a certificate

of a Responsible Officer of each of the Issuers to that effect, all rights vested in the Collateral Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05.

(d)     Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.05 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01.         Security Interest.  (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and wherever located (collectively, the “Article 9 Collateral”):

(i)all Accounts;

(ii)all Chattel Paper;

(iii)all Documents;

(iv)all Equipment;

(v)all General Intangibles, including all Intellectual Property;

(vi)all Instruments;

(vii)all Inventory;

(viii)all other Goods;

(ix)all Investment Property;

(x)all Letter-of-Credit Rights;

(xi)all Commercial Tort Claims specifically described on Schedule IV hereto, as  such schedule may be supplemented from time to time pursuant to Section 3.04(d);

(xii)all books and records pertaining to the Article 9 Collateral; and

(xiii)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that in no event shall the Security Interest attach to any Excluded Property; provided, however, that Article 9 Collateral shall include any Proceeds, substitutions or replacements of any of the foregoing (unless such Proceeds, substitutions or replacements would constitute property referred to in clauses (A) through (H)).

(b)     Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit  of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and continuation statements with respect to the Article 9 Collateral  or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner as is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto with respect to the Article 9 Collateral or any part thereof naming any Grantor as debtor or the Grantors as debtors and the Collateral Agent as secured party, if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of United States registered or applied for Patents, Trademarks or Copyrights granted by each Grantor and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c)     Notwithstanding the foregoing authorizations, in no event shall the Collateral Agent be obligated to prepare or file any financing statements or any documents with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office thereof) whatsoever, or to maintain the perfection of the security interest granted hereunder. Each Grantor agrees to prepare, record and file, at its own expense, financing statements (and amendments and continuation statements when applicable) and the documents with the United States Patent and Trademark Office or  the United States Copyright Office (or any successor office thereof), in each case with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law or federal law in the case of filings with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office thereof) in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral Agent’s security interest in the applicable Collateral, and to deliver  a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. The Collateral Agent shall be under no obligation whatsoever to file any such financing or continuation statements or to make any other filing under the UCC or with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office thereof) in connection with this Agreement or any other Covered Document.

(d)     The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02.         Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that:

(a)     Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)     The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Acquisition Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations attached as Schedule 4 to the Perfection Certificate, are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States registrations and applications for Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered  or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof). The Grantors represent and warrant that a fully executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, in each case containing a description of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing), as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral  Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of registrations and applications for Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof).

(c)     The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States pursuant to the Uniform Commercial Code and (iii) subject to the filings described in paragraph (b) of this Section 3.02, a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period after the date hereof pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period after the date hereof pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to the Indenture and each Additional Pari Passu Agreement.

(d)     The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to the Indenture and each Additional Pari Passu Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, except, in each case, Liens permitted pursuant to the Indenture and each Additional Pari Passu Agreement.

SECTION 3.03.         Covenants.  (a) Each Grantor shall, at its own expense, take any and  all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to the Indenture and each Additional Pari Passu Agreement, subject to the rights of such Grantor under Section 10.03 of the Indenture and corresponding provisions of the other Covered Documents to obtain a release of the Liens created under the Collateral Documents.

(b)     Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take such actions as the Collateral Agent may from time to time reasonably request (as directed by the Instructing Group) or as may be reasonably necessary to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than $5,000,000 owed to the applicable Grantor by any Person), such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt written notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III hereto or adding additional schedules hereto to identify specifically any asset or item that may constitute an application or registration for any Copyright, Patent or Trademark; provided that any Grantor shall have the right, exercisable within 10 days (or, prior to the Discharge of Senior

Obligations, such longer period in the event it is agreed to by the Senior Representatives for the Senior Facilities then existing in their reasonable discretion with respect to the corresponding requirement under the respective applicable Senior Collateral Documents) after it has been notified in writing by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that, at the reasonable request of the Collateral Agent, it will use commercially reasonable efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 10 days (or, prior to the Discharge of Senior Obligations, such longer period in the event it is agreed to by the Senior Representatives for the Senior Facilities then existing in their reasonable discretion with respect to the corresponding requirement under the respective applicable Senior Collateral Agreement) after the date it has been notified in writing by the Collateral Agent of the specific identification of such Collateral.

(c)     Subject at all times to Section 10.09(n) of the Indenture, at its option, the Collateral Agent may (but shall not be obligated to) discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to the Indenture and each Additional Pari Passu Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture, this Agreement or any other Covered Document and within a reasonable period  of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization;  provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Covered Documents.

(d)     Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Article 9 Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(e)     It is understood that no Grantor shall be required by this Agreement to perfect the security interests created hereunder by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) in respect of registered Intellectual Property (provided that, with respect to Licenses, such filings shall be limited to exclusive Copyright Licenses under which such Grantor is a licensee), (iii) in the case of Collateral that constitutes Tangible Chattel Paper, Pledged Securities, Instruments, Certificated Securities or Negotiable Documents, delivery thereof to the Collateral Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment) and (iv) other actions to the extent required by Section 3.03(b) (solely with respect to the second sentence thereof), Section 3.04(c) and Section 3.04(d) hereunder. No Grantor shall be required to (i) complete any filings or other action with respect to the perfection or creation of security interests in any jurisdiction outside of the United States (or otherwise enter into any security agreements, mortgages or pledge agreements governed by the laws of any jurisdiction outside of the United States) or (ii) deliver control agreements or other control or similar arrangements with respect to, or confer perfection by “control” over, any Deposit Accounts, Securities Accounts, Commodity Accounts, letters of credit rights or other assets requiring perfection by control (other than assets described in clauses

(iii) and (iv) of this clause (e)). In addition, until the Discharge of Senior Obligations, the Grantors’ obligations under this Agreement shall be subject to Section 5.01(d) of the Intercreditor Agreement.

(f)     Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default and after notice to each Issuer of its intent to exercise such rights, of making, settling   and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. Each such policy of insurance shall (a) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder.

SECTION 3.04.         Other Actions.   In order to further insure the attachment, perfection  and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)     Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than Instruments with a face amount of less than $5,000,000 and other than checks to be deposited in the ordinary course of business), such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b)     Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities (other than in the ordinary course of its trading activities), such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(c)     Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with an aggregate face amount in excess of $5,000,000 now or hereafter issued in favor of such Grantor that is not a Supporting Obligation with respect to any of the Collateral, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) use commercially reasonable efforts to arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

(d)     Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV hereto shall be deemed to be supplemented to include such description of such commercial tort claim as set forth in such writing.

SECTION 3.05.         Covenants Regarding Patent, Trademark and Copyright  Collateral.  (a)   Except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees (i) to maintain the validity and enforceability of any registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in  full force and effect and (ii) to pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application, now or hereafter included in the Intellectual Property of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by  the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b)     Except as could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(c)     Except where failure to do so could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term, each Grantor shall take all commercially reasonable steps to preserve and protect each item of its Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all commercially reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(d)     Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Acquisition Date, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become Intellectual Property subject to the terms and conditions of this Agreement.

(e)     Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property to the extent permitted by the Indenture if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

SECTION 3.06.         Assets Subject to Liens.  Each Grantor agrees that, in the event it takes any action to grant or perfect a Lien to secure any First Lien Obligations in any assets, such Grantor shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Collateral Agent to secure the Secured Obligations without the request of the Collateral Agent.

SECTION 3.07.         Notice of Changed Information.  The Issuers will furnish to the Collateral Agent, with respect to any Grantor, prompt (and in any event within 30 days) written notice of any change in such Person’s (i) legal name, (ii) the jurisdiction of incorporation or organization or in the form of its organization or (iii) organizational identification number. The Grantors agree to make such filings and take such actions in connection with any such change such that the Collateral Agent will continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral to the extent contemplated by the Collateral Documents, with the priority required by the Intercreditor Agreement.

ARTICLE IV

Remedies

SECTION 4.01.         Remedies upon Default. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Collateral Agent or any Person designated by the Collateral Agent, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and the Pledged Collateral and without liability for trespass to enter any premises where the Article 9 Collateral  or the Pledged Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and the Pledged Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right (but not the duty), subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may (with the consent of the Collateral Agent, which may be withheld in its discretion) bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may (but shall not be obligated to) proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

The Collateral Agent shall (subject to its rights and protections under the Covered Documents, including its right to seek satisfactory indemnity or security) act in relation to the Collateral in accordance with the direction of the majority in aggregate amount of the then outstanding Secured Obligations taken together (the “Instructing Group”); provided,  however, any Notes held by an Issuer or an Affiliate of an Issuer and any Permitted Additional Pari Passu Obligations held by an Issuer or an Affiliate  of an Issuer shall be deemed not to be outstanding for purposes of determining the Instructing Group, except that in determining whether the Collateral Agent shall be protected in relying upon such direction, only those Secured Obligations that a Responsible Officer of the Collateral Agent actually knows to be so owned shall be so disregarded.

As between the holders of the Notes and the holders of Permitted Additional Pari Passu Obligations, only the “Instructing Group” has the right to direct the Collateral Agent in conducting foreclosures and in taking other actions with respect to the Collateral, and the Additional Pari Passu Agents have no right to take actions with respect to the Collateral. The Instructing Group will have the sole right to instruct the Collateral Agent to act or refrain from acting with respect to the Collateral, and the Collateral Agent shall not follow any instructions with respect to such Collateral from any other Person; provided that if the Collateral Agent has asked the Instructing Group for instructions and the applicable Secured Parties have not yet responded to such request, the Collateral Agent  shall be authorized (but shall not  have the duty) to take such actions which the Collateral Agent believes to be reasonably required to promote and protect the interests of the Secured Parties and/or to preserve the value of the Collateral. No Additional Pari Passu Agent (other than the Instructing Group) will instruct the Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral.

SECTION 4.02. Application of Proceeds.  The Collateral Agent shall, subject to the terms of the Intercreditor Agreement, apply the proceeds of any collection or sale of Collateral or any Mortgaged Property and any Collateral or any Mortgaged Property consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Covered Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Covered Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Covered Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to  be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution) with (x) the portion thereof distributed to the Secured Parties holding Notes Obligations to be further distributed in accordance with the order of priority set forth in the Indenture and (y) the portion thereof distributed to the Secured Parties holding Permitted Additional Pari Passu Obligations to be further distributed in accordance with the applicable provisions of the Additional Pari Passu Agreement governing such series; and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations.

Notwithstanding the foregoing, in the event of any determination by a court of competent jurisdiction that (i) any of the Permitted Additional Pari Passu Obligations are unenforceable under applicable law or are subordinated to any other obligations, (ii) any of the Permitted Additional Pari Passu Obligations do not have an enforceable security interest in any of the Collateral and/or (iii) any intervening security interest exists securing any other obligations (other than other Secured Obligations) on a basis ranking prior to the security interest of such Permitted Additional Pari Passu Obligations but junior to the security interest of the Notes Obligations (any such condition referred to in the foregoing clauses (i), (ii) or (iii) with respect to any Permitted Additional Pari Passu Obligations, an “Impairment” of such Permitted Additional Pari Passu Obligations), the results of such Impairment shall be borne solely by the holders of such Permitted Additional Pari Passu Obligations, and the rights of the holders of such Permitted Additional Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such Permitted Additional Pari Passu Obligations) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such Permitted Additional Pari Passu Obligations subject to such Impairment. Notwithstanding the foregoing, with respect to any Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of the holders of the Notes Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Secured Obli-

gations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the Secured Obligations with respect to which such Impairment exists.

In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied by the Trustee or Additional Pari Passu Agent, as applicable, as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by any Additional Pari Passu Agent of any amounts distributed to it.

SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at any time that an  Event of Default shall have occurred and be continuing, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor (it being understood that the Collateral Agent shall not exercise such license except during the continuance of an Event of Default and after notice to such Grantor), and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided further that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04.   Securities Act.  In view of the position of the Grantors in relation to   the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will  agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, subject to the terms of the Intercreditor Agreement, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Collateral Agent has determined that such a registration is not required by any Requirement of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral  Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached.   The provisions of this Sec  tion 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE V

Miscellaneous

SECTION 5.01.      Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.01 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Issuers  as provided in Section 13.01 of the Indenture and all notices to any Additional Pari Passu Agent shall be given to it at the address set forth in the Additional Pari Passu Accession Agreement.

SECTION 5.02.      Waivers; Amendment. (a)  No  failure  or  delay by the  Collateral  Agent, any Holder or any other Secured Party in exercising any right or power hereunder or under any other Covered Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Trustee, any Holder and any other Secured Party hereunder and under the other Covered Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to the written consent of the Trustee (if the Notes Obligations are secured by the Collateral hereunder at such time) and each Additional Pari Passu Agent with respect to a series of Permitted Additional Pari Passu Obligations secured by the Collateral hereunder at such time, in each case, to the extent such consent is required pursuant to the requirements of the applicable Covered Document.

(c)          Notwithstanding anything in this Section 5.02 to the contrary, the Grantors and the Collateral Agent may amend or supplement this Agreement without the consent of the Trustee or any Additional Pari Passu Agent or any other Secured Party:

(i)          to evidence and provide for the acceptance and appointment under this Agreement of a successor Collateral Agent pursuant to the requirements hereof;

(ii)          to allow any additional Grantor to execute a Supplement or to allow any Additional Pari Passu Agent to execute an Additional Pari Passu Accession Agreement; and

(iii)          to supplement the Schedules hereto as expressly provided in this Agree-ment.

SECTION 5.03.      Collateral Agent’s Fees and Expenses; Indemnification. (a) Each  Grantor, jointly with the other Grantors and severally, agrees to reimburse the Collateral Agent for its fees and expenses incurred hereunder as provided in Section 7.07 of the Indenture and the applicable provisions of any Additional Pari Passu Agreement; provided that each reference therein to each “Issuer” or issuer of the applicable Additional Pari Passu Obligations shall be deemed to be a reference to each “Grantor.”

(b)          Without limitation of its indemnification obligations under the other Covered Documents, each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or  by either Issuer, Holdings, any Intermediate Parent or any Subsidiary arising out of, in connection with,  or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by either Issuer, Holdings, any Intermediate Parent or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)          To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Covered Documents or  the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such actual or direct damages are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct by, such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(d)          The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Covered Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Covered Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided,  however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

SECTION 5.04.      Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, in each case subject to Section 5.06. If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Collateral Agent.

SECTION 5.05.      Survival of Agreement.   All covenants, agreements, representations  and warranties made by the Grantors in this Agreement or any other Covered Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Covered Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Covered Documents, the issuance of the Notes and the issuance of any Permitted Additional Pari Passu Obligation, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Collateral Agent or any other Secured Party may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended under the Indenture or any other Additional Pari Passu Agreement, and shall continue in full force and effect until such time as (a) all the Secured Obligations (excluding contingent obligations as to which no claim has been made) have been paid in full in cash.

SECTION 5.06.      Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall  have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement, the Indenture and each applicable Additional Pari Passu Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07.      Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.08.      [Reserved].

SECTION 5.09.       Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.

(c)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in any Covered Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)          Each Grantor hereby irrevocably designates, appoints and empowers the Issuer as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 5.10.      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER COVERED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11.      Headings.   Article and Section headings and the Table of Contents   used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12.      Security Interest Absolute. All rights of the Collateral Agent here under, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Note Document, any Additional Pari Passu Agreement or any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document, any Additional Pari Passu Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 5.13.      Termination or Release. (a) The Collateral Agent’s Liens on the Collateral will no longer secure the Notes Obligations automatically, without the need for any further action of any Person, upon (i) the payment in full of all Notes Obligations of the Issuers under the Indenture and the Notes, (ii) Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 12 of the Indenture or (iii) receipt of the consent of Holders of the requisite percentage of Notes in accordance with Article 9(1) of the Indenture. In each case, the Trustee shall provide the Collateral Agent with written notice thereof. In addition, the Collateral Agent’s Liens on specific Collateral will no longer secure the Notes Obligations automatically, without the need for any further action by any Person, as and when required pursuant to Section 10.03 of the Indenture.

(b)          The Collateral Agent’s Liens on the Collateral will no longer secure Permitted Additional Pari Passu Obligations of any series, in whole or in part, as provided in the Additional Pari Passu Agreements governing such obligations.

(c)          The Collateral Agent’s Liens on the Collateral will be released, automatically, without the need for any further action of any Person in any of the following circumstances:

(i)          in whole, if such Liens no longer secure the Notes Obligations and any Permitted Additional Pari Passu Obligations of any series, in each case, pursuant to and  in accordance with the Covered Documents governing such obligations;

(ii)          as to any Collateral that is sold, transferred, disbursed or otherwise disposed of to a Person other than a Grantor to the extent such sale, transfer, disbursement or disposition is not prohibited by the provisions of the Indenture or any other Additional Pari Passu Agreement in effect at such time; provided that any products or proceeds received by a Grantor in respect of any such Collateral shall continue to constitute Collateral to the extent required hereunder;

(iii)          as to a release all or any portion of the Collateral, if consented to by (A) the Holders of the requisite percentage of Notes in accordance with Article 9(1) of the Indenture (to the extent in effect at such time) and (B) the requisite holders of the Permitted Additional Pari Passu Obligations of each series outstanding at such time as determined in accordance with the applicable Additional Pari Passu Agreements;

(iv)          with respect to the property and assets of a Grantor upon the release of such Grantor (A) from its Note Guarantee in accordance with the terms of the Indenture (to the extent in effect at such time) and (B) from its obligations under each other series of Additional Pari Passu Agreements in effect at such time;

(v)          with respect to any property or asset of a Grantor that is or becomes Excluded Property; and

(vi)          to the extent, if any, required by the Intercreditor Agreement.

(d)          In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section, the Collateral Agent agrees for the benefit of the Grantors that if the Collateral Agent at any time receives (i) an certificate of an executive officer of VFH stating that (A) the signing officer has reviewed this Section 5.13 and the definitions relating thereto, (B) the signing officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Note Documents and Additional Pari Passu Agreements then in effect, if any, relating to the release of the Collateral have been complied with and (C) the conditions precedent to such release have been complied with and (ii) the proposed instrument or instruments terminating or releasing such Lien as to such property in recordable form, if applicable, or such other proposed acknowledgment of such release of Lien as to such property (or acknowledgment that such property is not subject to the Lien of the Collateral Agent) and (iii)  in the case  of clause (iii) of Section 5.13(a) or 5.13(c), the other direction required by such clause; then the Collateral Agent will execute (with such acknowledgments and/or notarizations as are requested) and deliver such release or acknowledgment to the applicable Grantor on or before the date specified in such request. Any execution and delivery of documents by the Collateral Agent pursuant to this Section shall be without recourse to or warranty by the Collateral Agent. The Collateral Agent agrees that in the case of any release pursuant to clause (ii) of Section 5.13(c), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written reasonable request of, and at the expense of the applicable Grantor, the Collateral Agent will either (x) be present at and deliver the release at the closing of such transaction or (y) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of such release.

SECTION 5.14.      Additional Subsidiaries.  If any Subsidiary of an Issuer shall be re quired to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the Indenture or any Additional Pari Passu Agreement, whether due to its formation, acquisition or change of status, VFH will, within 30 days after such formation, acquisition or change of status, notify the Collateral Agent thereof and will cause such Subsidiary, within thirty (30) days after such notice (or, if prior to the Discharge of Senior Obligations, such longer period as the Senior Representatives for the Senior Facilities then existing shall reasonably agree with respect to the corresponding requirement under the respective applicable Senior Debt Documents) cause such Subsidiary to (a) execute and deliver to the Collateral Agent a Supplement and (ii) a Perfection Certificate. Upon execution and delivery by the Collateral Agent and a Subsidiary of a Supplement, any such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

SECTION 5.15.      Collateral Agent.  (a) In acting under or by virtue of this Agreement, the Collateral Agent shall be entitled to all the rights, authority, privileges, and immunities provided in the Indenture, all of which provisions of said Indenture (including, without limitation, Section 10.09 thereof) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety except that references therein to (i) “Holders” shall be references herein to “Secured Parties” and (ii)

“Issuers” and “Guarantor” shall be references herein to “Grantor” as context dictates. The  Collateral Agent hereby disclaims any representation or warranty to the Secured Parties or any other holders of the Secured Obligations concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.

(b) The parties hereto agree that the Collateral Agent shall be entitled to indemnification and reimbursement of its expenses incurred hereunder as provided in Section 7.07 of the Indenture as if such sections were set out in full herein and references to “the Trustee” therein were references to “the Collateral Agent” and references to “Issuers” and “Guarantor” therein were references to “Grantor” as the context indicates. The obligations of the Grantors under this clause shall survive termination of this Agreement and the resignation or removal of the Collateral Agent.

SECTION 5.16.      Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right (but not the duty), but only upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to each Issuer of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

SECTION 5.17.       Broker Dealer Compliance.

(a)          Notwithstanding anything to the contrary contained herein or in any other Covered Document, no party hereto shall take any actions hereunder that would constitute or result in a transfer or assignment of any Broker-Dealer Subsidiary or any Equity Interests of a Broker-Dealer Subsidiary, or a change of control over such Broker-Dealer Subsidiary, requiring the application to and/or prior approval of FINRA or any other Regulatory Supervising Organization without first making such application and/or obtaining such prior approval, to the extent required, of FINRA or such Regulatory Supervising Organization.

(b)          Without limiting the obligations of any party under Section 2.03(h)(B), if an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified each Issuer that it intends to enforce its rights under Section 4.01, the Collateral Agent is empowered to seek from FINRA or any other Regulatory Supervising Organization, to the extent required, consent to or approval of any involuntary transfer of control of any entity whose Collateral is subject to this Agreement  for the purpose of seeking a bona fide purchaser to whom control ultimately will be transferred. Each Issuer agrees to cooperate with any such purchaser and with the Collateral Agent in the preparation, execution and filing of any forms and providing any information that may be necessary in obtaining such consent to the assignment to such purchaser of the Collateral. Each Issuer hereby agrees to consent to any such voluntary or involuntary transfer after and during the continuation of an Event of Default and following delivery by the Collateral Agent of the notice described above, as long as not revoked or rescinded. Each Issuer shall cooperate fully in obtaining the consent of FINRA and the approval or consent of each other Regulatory Supervising Organization required to effectuate the foregoing.

SECTION 5.18.      Conflicts; Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement), including liens and security interests granted to the Senior Credit Facility Agent pursuant to or in connection with the Senior Credit Agreement, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, prior to the Discharge of Senior Obligations, (x) the requirements of this Agreement to deliver Collateral shall be deemed satisfied by delivery of such Collateral to the Senior Credit Facility Agent or other Senior Representative (as defined in the Intercreditor Agreement) (as agent or bailee for the Collateral Agent) as provided in the Intercreditor Agreement and (y) the Grantors’ obligations under this Agreement shall be subject to Section 5.01(d) of the Intercreditor Agreement.

SECTION 5.19.      Permitted Additional Pari Passu Obligations.  On or after the Acquisition Date, VFH may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to the Collateral Agent, the Trustee and each Additional Pari Passu Agent (a) a certificate signed by an executive officer of VFH (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Pari Passu Indebtedness” for purposes of the Indenture and “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designations comply with the terms of the Indenture and each then extant Additional Pari Passu Agreement and (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee); and (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Accession Agreement (in the form attached as Exhibit II).  In the event the Collateral Agent is required to take action hereunder and such action is conditioned upon compliance with the terms of any Additional Pari Passu Agreement, the Collateral Agent shall be entitled to request, and be fully protected in relying upon, a certificate of an officer of VFH and/or the applicable Additional Pari Passu Agent that such action is permitted or authorized under the terms of such Additional Pari Passu Agreement. To the extent such Additional Pari Passu Agreement grants any rights, protections, immunities or indemnities thereunder to the Collateral Agent, VFH and each applicable additional Grantor agrees that the Collateral Agent is an express third-party beneficiary thereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of  the day and year first above written.

VIRTU FINANCIAL LLC

By:
Name:
Title:

VFH PARENT LLC

By:
Name:
Title:

ORCHESTRA CO-ISSUER, INC.

By:
Name:
Title:

ARATIKA LLC

By:
Name:
Title:

BLUELINE COMM LLC

By:
Name:
Title:

GETCO HOLDING COMPANY, LLC

By:
Name:
Title:

GETCO, LLC

By:
Name:
Title:

GLOBAL COLOCATION SERVICES LLC

By:
Name:
Title:

KCG HOLDINGS LLC

By:
Name:
Title:

KCG STRATEGIC HOLDINGS LLC

By:
Name:
Title:

KNIGHT CAPITAL GROUP LLC

By:
Name:
Title:

NATIONAL TOWER COMPANY LLC

By:
Name:
Title:

ORCHESTRA BORROWER LLC

By:
Name:
Title:

SERVICES DEVELOPMENT COMPANY LLC

By:
Name:
Title:

VIRTU FINANCIAL ENERGY & COMMODITIES, LLC

By:
Name:
Title:

VIRTU FINANCIAL F/X LLC

By:
Name:
Title:

VIRTU FINANCIAL GLOBAL SERVICES LLC

By:
Name:
Title:

VIRTU FINANCIAL OPERATING LLC

By:
Name:
Title:

VIRTU FINANCIAL SERVICES LLC

By:
Name:
Title:

VIRTU TECHNOLOGIES LLC

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent,

By:
Name:
Title:

Schedule I to the
Second Lien Collateral Agreement

GRANTORS

Name	Jurisdiction of Formation

Virtu Financial LLC	Delaware
VFH Parent LLC	Delaware
Orchestra Co-Issuer, Inc.	Delaware
Aratika LLC	Delaware
Blueline Comm LLC	Delaware
GETCO Holding Company, LLC	Delaware
GETCO, LLC	Illinois
Global Colocation Services LLC	Delaware
KCG Holdings LLC	Delaware
KCG Strategic Holdings LLC	Delaware
Knight Capital Group LLC	Delaware
National Tower Company LLC	Delaware
Orchestra Borrower LLC	Delaware
Services Development Company LLC	Delaware
Virtu Financial Energy & Commodities, LLC	Delaware
Virtu Financial F/X LLC	Delaware
Virtu Financial Global Services LLC	Delaware
Virtu Financial Operating LLC	Delaware
Virtu Financial Services LLC	Delaware
Virtu Technologies LLC	Delaware

Schedule II to the
Second Lien Collateral Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer	Number of Certificate	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III to the
Second Lien Collateral Agreement

INTELLECTUAL PROPERTY

COPYRIGHTS

Copyright Registrations

Grantor	Title	Reg. No.	Author

Pending Copyright Applications for Registration

Grantor	Title	Reg. No.	Author

PATENTS

Patent Registrations

Grantor	Patent Numbers	Issue Date

Patent Applications

Grantor	Patent Numbers	Issue Date

TRADEMARKS

Trademark Registrations

Grantor	Mark	Reg. Date	Reg. No.

Trademark Applications

Grantor	Mark	Reg. Date	Reg. No.

LICENSES

I.    Licenses/Sublicensees of Grantors as Licensor on Date Hereof

A.     Copyrights

Grantor	Licensee Name and Address	Date of License/ Sublicense	Title of Copyright	Author	Reg. No.

B.     Patents Patents

Grantor	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

Patent Applications

Grantor	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C.     Trademarks Trademarks

Grantor	Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

Trademark Applications

Grantor	Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

D.     Others

Grantor	Licensee Name and Address	Date of License/ Sublicense	Subject Matter

II.    Licensees/Sublicenses of Grantors as Licensee on Date Hereof

A.     Copyrights Copyrights

Grantor	Licensor Name and Address	Date of License/ Sublicense	Title of Copyright	Author	Reg. No.

Grantor	Licensor Name and Address	Date of License/ Sublicense	Title of Copyright	Author	Reg. No.

B.     Patents Patents

Grantor	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

Patent Applications

Grantor	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C.     Trademarks Trademarks

Grantor	Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

Trademark Applications

Grantor	Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

D.     Others

Grantor	Licensor Name and Address	Date of License/ Sublicense	Subject Matter

Schedule IV to the
Second Lien Collateral Agreement

COMMERCIAL TORT CLAIMS

Schedule V to the
Second Lien Collateral Agreement

REGULATORY AUTHORIZATIONS AND NOTIFICATIONS

Exhibit I to the
Second Lien Collateral Agreement

SUPPLEMENT  NO.            dated as of           ,  20            (this  “Supplement”),  to the Second Lien Collateral Agreement dated as of [l], (the “Collateral Agreement”), among VIRTU FINANCIAL LLC  (“Holdings”),  VFH PARENT  LLC  (the  “Issuer”),  ORCHESTRA  CO-ISSUER,  INC.  (the “Co-Issuer” and together with the Issuer, the “Issuers”), the other GRANTORS from time to time party thereto and U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) for the Secured Parties.

A.         Reference is made to (a) the indenture dated as of June 16, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among Holdings, the Issuers, each Guarantor (as defined in the Indenture) and the Collateral Agent and (b) the Collateral Agreement.

B.         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement, as applicable.

C.         The Grantors have entered into the Collateral Agreement. Section 5.14 of the Collateral Agreement provides that additional Subsidiaries may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture and or an Additional Pari Passu Agreement to become a Grantor under the Collateral Agreement as required by the Indenture and/or such Additional Pari Passu Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.   In accordance with Section 5.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral (as each such term is defined in the Collateral Agreement). Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.   The New Subsidiary represents and warrants to the Collateral Agent and  the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 3.   This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed   counterpart

of this Supplement. This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the New Subsidiary and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Collateral Agreement and the Indenture.

SECTION 4.   The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) Schedule II sets forth a true and complete list, with respect to the New Subsidiary, of (i) all the Equity Interests owned by the New Subsidiary in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Subsidiary and (ii) all the Pledged Debt Securities owned by the New Subsidiary and (c) Schedule III attached hereto sets forth, as of the date hereof, (i) all of the New Subsidiary’s Patents, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of  each such Patent owned by the New Subsidiary, (ii) all of the New Subsidiary’s Trademarks, including  the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark owned by the New Subsidiary, and (iii) all of the New Subsidiary’s Copyrights, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Subsidiary, and (d) Schedule IV attached hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages in an amount of $5,000,000 or more.

SECTION 5.   Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.   This Supplement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7.   Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.   All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Collateral Agreement.

SECTION 9.   The New Subsidiary agrees to reimburse the Collateral Agent for its fees and expenses incurred hereunder and under the Collateral Agreement as provided in Section 7.07 of the Indenture; provided that each reference therein to each “Issuers” shall be deemed to be a reference to “the New Subsidiary.”

SECTION 10.   Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement), including liens and security interests granted to the Senior Credit Facility Agent pursuant to or in connection with the Senior Credit Agreement, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms  of this Agreement, the terms of the Intercreditor Agreement shall govern.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NEW SUBSIDIARY],

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent,

By:
Name:
Title:

Schedule I

to Supplement No.       to the

Second Lien Collateral Agreement

NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II

to Supplement No.        to the

Second Lien Collateral Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer	Number of Certificate	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III

to Supplement No.        to the

Second Lien Collateral Agreement

INTELLECTUAL PROPERTY

Schedule IV

to Supplement No.        to the

Second Lien Collateral Agreement

COMMERCIAL TORT CLAIMS

Schedule V
to Supplement No.        to the
Second Lien Collateral Agreement

REGULATORY AUTHORIZATIONS AND NOTIFICATIONS

Exhibit II to the
Second Lien Collateral Agreement

FORM OF ADDITIONAL PARI PASSU ACCESSION AGREEMENT

The undersigned is an Additional Pari Passu Agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Second Lien Collateral Agreement, dated as of [ ] (as amended, amended and restated, supplemented or otherwise modified, the “Collateral Agreement” (terms used without definition herein have the meanings assigned to such terms by the Collateral Agreement)) among Virtu Financial LLC, VFH Parent LLC, Orchestra Co-Issuer, Inc., the other Grantors, if any, party thereto and U.S. Bank National Association, as Collateral Agent (in its capacity as the collateral agent, the “Collateral Agent”) and the other Collateral Documents.

In consideration of the foregoing, the undersigned hereby:

(i)              represents that the Additional Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Collateral Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Additional Pari Passu Agent for the New Secured Parties hereunder;

(ii)              acknowledges that the New Secured Parties have received a copy of the Collateral Agreement and the Intercreditor Agreement;

(iii)              irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Collateral Agreement and the other Collateral Documents and the Intercreditor Agreement as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv)              accepts and acknowledges the terms of the Collateral Agreement and the other Collateral Documents and the Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Additional Pari Passu Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Collateral Agreement and the other Collateral Documents and the Intercreditor Agreement applicable to holders of Secured Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Collateral Agreement.

The name and address of the representative for purposes of Section 5.01 of the Collateral Agreement are as follows:

[name and address of Additional Pari Passu Agent]

IN WITNESS WHEREOF, the undersigned has caused this Additional Pari Passu Accession Agreement to be duly executed by its authorized officer as of the           day of                 , 20     .

[NAME]

:	By:
Name:
Title:

AGREED TO AND ACCEPTED:

The Collateral Agent hereby acknowledges its acceptance of this Additional Pari Passu Accession Agreement for purposes of Section 5.19 of the Collateral Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Exhibit III to the
Second Lien Collateral Agreement

COPYRIGHT SECURITY AGREEMENT dated as of              , 20        (this “Agreement”), among                  (the “Grantor”) and U.S. Bank National Association, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

Reference is made to the Second Lien Collateral Agreement dated as of [ ] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Virtu Financial LLC, VFH Parent LLC, Orchestra Co-Issuer, Inc., each other Grantor party thereto and the Collateral Agent. In connection with the requirements of the Collateral Agreement, the parties hereto agree as follows:

SECTION 1.   Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2.   Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”)  in all of such Grantor’s right, title and interest in, to and under any Copyrights now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I, and any exclusive Copyright Licenses under which such Grantor is a licensee, including those listed on Schedule II (collectively, the “Copyright Collateral”).

SECTION 3.   Collateral Agreement. The Security Interest granted to the Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4.   Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.   Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties  (as defined in the Intercreditor Agreement), including liens and security interests granted to the Senior Credit Facility Agent pursuant to or in connection with the Senior Credit Agreement, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of  the day and year first above written.

[GRANTOR],

By
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
Collateral Agent,

By
Name:
Title:

Schedule I

Schedule II

Exhibit IV to the
Second Lien Collateral Agreement

PATENT SECURITY AGREEMENT dated as of                 , 20       (this “Agreement”), among              (the “Grantor”) and U.S. Bank National Association, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

Reference is made to the Second Lien Collateral Agreement dated as of [ ] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Virtu Financial LLC, VFH Parent LLC, Orchestra Co-Issuer, Inc., each other Grantor party thereto and the Collateral Agent. In connection with the requirements of the Collateral Agreement, the parties hereto agree as follows:

SECTION 1.   Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Indenture, as applicable. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2.   Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Patents now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Patent Collateral”).

SECTION 3.   Collateral Agreement. The Security Interest granted to the Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4.   Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.   Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties  (as defined in the Intercreditor Agreement), including liens and security interests granted to the Senior Credit Facility Agent pursuant to or in connection with the Senior Credit Agreement, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of  the day and year first above written.

[GRANTOR],

By
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
Collateral Agent,

By
Name:
Title:

Schedule I

Exhibit V to the
Second Lien Collateral Agreement

TRADEMARK SECURITY AGREEMENT dated as of                     , 20       (this “Agreement”), among                    (the “Grantor”) and U.S. Bank National Association, as collateral agent (in such capacity (the “Collateral Agent”).

Reference is made to the Second Lien Collateral Agreement dated as of [ ] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Virtu Financial LLC, VFH Parent LLC, Orchestra Co-Issuer, Inc., each other Grantor party thereto and the Collateral Agent. In connection with the requirements of the Collateral Agreement, the parties hereto agree as follows:

SECTION 1.   Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Indenture, as applicable. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2.   Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Trademarks now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Trademark Collateral”).

SECTION 3.   Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2 above attach to any intent-to-use trademark applications filed in the United States Patent and Trademark Office prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect to such applications if and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 4.   Collateral Agreement.  The Security Interest granted to the Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 5.   Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6.   Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties

(as defined in the Intercreditor Agreement), including liens and security interests granted to the Senior Credit Facility Agent pursuant to or in connection with the Senior Credit Agreement, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF,  the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR],

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral
Agent,

By:
Name:
Title:

Schedule I